As filed with the Securities and Exchange Commission on May 9, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Everquest Financial Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6199	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

152 West 57th Street
New York, New York 10019
United States
(212) 457-0220
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Everquest Financial LLC
152 West 57th Street
New York, New York 10019
United States
(212) 457-0220
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel. (212) 310-8000	Daniel M. LeBey, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Tel. (804) 788-8200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Public	Amount of
Securities to be Registered	Offering Price(1)(2)	Registration Fee
Ordinary Shares, par value $0.001 per share	$100,000,000	$3,070.00

(1)	Includes ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any. Also includes shares initially offered and sold outside of the United States that may be resold from time to time in the United States. These ordinary shares are not being registered for the purpose of sales outside the United States.

(2)	Estimated solely for the purpose of computing the amount of the registration fee. The estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2007

Preliminary Prospectus

           shares

Everquest Financial Ltd.

Ordinary Shares

We are a specialty finance holding company that provides our shareholders with returns derived primarily from our structured finance subsidiaries, commonly known as collateralized debt obligations issuers.

We are jointly managed and advised by our managers, Bear Stearns Asset Management Inc., an affiliate of The Bear Stearns Companies Inc., a holding company that, through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc., Bear, Stearns Securities Corp., Bear, Stearns International Limited and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm, and Stone Tower Debt Advisors LLC, an affiliate of Stone Tower Capital LLC, an alternative investment firm focused on credit and credit-related assets.

This is our initial public offering. No public market currently exists for our ordinary shares. We are offering           ordinary shares.

We currently expect the initial public offering price to be between $           and $           per share.

Investing in our ordinary shares involves risks.  See “Risk Factors” beginning on page 19.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

We have granted the underwriters an option to purchase up to an additional     ordinary shares from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus, solely to cover over-allotments, if any.

The underwriters expect to deliver the ordinary shares to purchasers on or about      2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this prospectus is          , 2007

PRESENTATION OF CERTAIN INFORMATION

We have prepared this prospectus using a number of conventions, which you should consider when reading the information contained herein. Unless the context suggests otherwise:

•	“Everquest,” or the “company,” refers to Everquest Financial Ltd., a Cayman Islands exempted company incorporated with limited liability;

•	“Everquest LLC” refers to Everquest Financial LLC, a Delaware limited liability company that is a subsidiary of Everquest and in which the capital interests are owned 99% by Everquest and 1% by Everquest Cayman Ltd., a wholly owned subsidiary of Everquest and in which certain profits interests are owned by the managers.;

•	“Parapet CDO” refers to Parapet 2006, Ltd., a Cayman Islands exempted company incorporated with limited liability;

•	“we,” “us” and “our” refer to the company and/or its subsidiaries;

•	“managers” or “manager” refers to Bear Stearns Asset Management Inc. (“BSAM”) and Stone Tower Debt Advisors LLC (“Stone Tower”), individually or collectively, as the context may suggest;

•	“CEOs” refers to the two chief executive officers of the company;

•	“Bear Stearns” refers to The Bear Stearns Companies Inc., a holding company that, through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc., Bear, Stearns Securities Corp. (“BSSC”), Bear, Stearns International Limited and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm;

•	“BSHG Funds,” collectively, refers to Bear Stearns High Grade Structured Credit Strategies Master Fund Ltd. and Bear Stearns High Grade Structured Credit Strategies Enhanced Leverage Master Fund Ltd.;

•	“I/ST” refers collectively to a group of related private funds managed by or under the direction of I/ST Equity Partners LLC, a management company controlled by affiliates of Michael J. Levitt;

•	“ordinary shares” and “shares” refer to the ordinary voting shares of the company;

•	the “offering” refers to the initial public offering of our ordinary shares; and

•	‘$” or “dollars” are the lawful currency of the United States.

Stone Tower® and Stone Tower Capital® are trade names registered with the U.S. Patent and Trademark Office.

Unless otherwise indicated, information in this prospectus assumes that the option granted by us to the underwriters to purchase additional ordinary shares solely to cover over-allotments has not been exercised.

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CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the operating performance of our assets and financing needs. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our lack of operating history;

•	our inability to find suitable opportunities to form or acquire new CDO subsidiaries or to source assets for these CDO subsidiaries;

•	changes in the markets in which our CDO subsidiaries expect to invest, interest rates or economic conditions generally;

•	the inability of our financial models to forecast adequately the actual performance results of our CDO subsidiaries due to the variance of the default, loss severity, prepayment, reinvestment spread and other assumptions used in our models from actual performance of the assets held by our CDO subsidiaries;

•	our dependence on the CEOs and the managers and our inability to find suitable replacements if the CEOs were to terminate their position with us, or if the managers were to terminate their management agreements with us;

•	the existence of conflicts of interests in our relationship with BSAM and/or its affiliates and with Stone Tower and/or its affiliates, which could result in decisions that are not in the best interests of our shareholders;

•	limitations imposed on our business by our exemptions from the Investment Company Act of 1940, as amended, or the 1940 Act;

•	changes in our business strategy;

•	general volatility of the securities markets and the market price of the ordinary shares;

•	availability of qualified personnel;

•	the inability of our due diligence or surveillance to reveal all relevant information regarding assets or corporate credits held by our CDO subsidiaries;

•	the degree and nature of our competition; and

•	changes in governmental regulations, tax laws and tax rates and other similar matters that may affect us and holders of our ordinary shares.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned about relying on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The “Risk Factors” and other factors noted throughout this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement.

We cannot guarantee future results, levels of activity, performance or achievements. We undertake no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, except as may be required by law.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including “Risk Factors” and our consolidated financial statements and related notes, before making a decision to invest in our ordinary shares. Any decision to invest in our ordinary shares should be based on a consideration of this prospectus as a whole. Unless indicated otherwise, the information included in this prospectus assumes (i) the common stock to be sold in this offering will be sold at $   per share, which is the midpoint of the price range set forth on the front cover of this prospectus, and (ii) no exercise by the underwriters of their option to purchase additional ordinary shares to cover over-allotments, if any.

Overview

We are a specialty finance holding company that provides our shareholders with returns derived primarily from our structured finance subsidiaries, commonly known as collateralized debt obligations issuers, or CDOs. We are jointly managed and advised by our managers, Bear Stearns Asset Management Inc., or BSAM, and Stone Tower Debt Advisors LLC, or Stone Tower. Relying on the structured finance expertise of our managers, our objective is to create, structure and own CDOs and other structured finance assets that will provide attractive risk-adjusted returns to us and our shareholders.

We generate earnings primarily through a diversified portfolio of CDOs in which we beneficially own all or a majority of the equity. Our CDOs are special purpose vehicles that hold a range of cash-generating financial assets, such as corporate leveraged loans, asset-backed securities and securities issued by other CDOs. To finance the acquisition of these assets, our CDOs typically issue multiple tranches of securities, ranging from highly rated senior debt securities, which are secured or collateralized by these assets, to unrated equity tranches. As the sole or principal equity owner in our CDO subsidiaries, we are entitled to all or a portion of any cash flow, which is typically paid quarterly, generated by the underlying financial assets, after deducting the interest and required principal payments made to holders of CDO debt securities and other expenses.

We expect to continue to increase our holdings of CDOs, primarily through the formation and acquisition of additional CDO subsidiaries in which we plan to hold all or a majority of the equity. To a lesser extent, we also acquire and hold minority equity positions in CDOs. We expect to form and hold CDOs structured by our managers as well as to help structure and opportunistically acquire CDOs sponsored by third parties where we believe we can do so on attractive terms. We may also form or hold, from time to time, other structured finance assets.

We expect to allocate capital primarily to creating and owning two types of CDOs: (i) corporate credit CDOs, or CLOs, that primarily hold corporate leveraged loans and high-yield bonds, and (ii) asset-backed securities CDOs, or ABS CDOs, which hold asset-backed securities, including residential mortgage-backed securities and commercial mortgage-backed securities. These two types of CDOs include cash CDOs, which hold an underlying portfolio of cash-generating assets, and synthetic CDOs, which enter into total return swaps, credit default swaps or other derivative instruments designed to replicate the economic consequences of holding a referenced portfolio of assets. A synthetic CDO may generally be structured more rapidly to capitalize on favorable market conditions.

As of December 31, 2006, our paid-in capital had been fully employed, and we owned a seasoned portfolio of CDOs and related assets with an aggregate fair value of $719.7 million. We believe that our holdings are diversified by asset type and structure.

Our managers have substantial expertise in evaluating, structuring and managing CDOs and other structured finance assets.

•	BSAM, which was founded in 1985, managed over $29.0 billion in structured credit assets as of December 31, 2006, including approximately $14.0 billion of CDOs managed since 2003. As of December 31, 2006, the team of investment professionals at BSAM responsible for managing our business, which we refer to as the BSAM Team, had managed seven CDOs, excluding Parapet CDO, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record,” and had purchased for vehicles it manages equity tranches in

18 CDOs managed by third parties, which are described in ‘‘Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record.” As of December 31, 2006, the weighted average annualized cash return of the seven CDOs managed by the BSAM Team was 12.3%, net of management fees, or 19.9%, on an adjusted gross basis before deducting management fees, and the weighted average annualized cash return of the 17 CDO equity tranches it purchased that have made at least one quarterly distribution was 24.5%.

•	Stone Tower, which was founded in 2001, managed over $7.7 billion in structured credit assets as of December 31, 2006, including approximately $6.2 billion in CLOs and over $1.5 billion in assets in credit hedge funds. Stone Tower focuses on managing non-investment-grade credit and credit-related assets. Stone Tower’s structured funds have the objective of generating consistent, low volatility returns, and Stone Tower has developed a reputation among market participants as one of the leading cash flow CLO managers in North America. As of December 31, 2006, the weighted average annualized cash return of the nine CDOs sponsored by Stone Tower that have made at least one quarterly distribution, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — Stone Tower’s Track Record,” was 14.0%, net of management fees, or 18.3%, before deducting management fees.

As demonstrated by their track records, we believe that BSAM’s and Stone Tower’s market positions, expertise and long-standing and productive relationships with a broad range of CDO market participants, including leading commercial and investment banks and third-party collateral managers, will help us to identify, evaluate and source attractive opportunities with the best relative value.

Our CDOs

As of December 31, 2006, our CDO holdings consisted of 19 CDOs, including 11 CDOs in which we own all or a majority of the equity, one in which we own 50% of the equity and seven in which we own a minority interest. In addition, at that date, our largest CDO subsidiary, Parapet CDO, a CDO of CDO securities, held a portfolio consisting of preference share or income note tranches of 15 CDOs and mezzanine debt securities of 22 CDOs. The aggregate fair value of our CDO and related holdings as of that date was $719.7 million.

The following charts illustrate the diversification of our portfolio by CDO type and manager as of December 31, 2006:

Everquest Assets by Type(1)	Everquest Assets by Manager(1)

(1)	The percentages of assets presented, both by type and by manager, have been apportioned by fair value. For purposes of this presentation, the aggregate percentage attributable to Parapet CDO of 53% has been further apportioned among the specified asset classes on a pro rata basis based on the fair value of each asset class as a percentage of Parapet CDO’s total assets.

Subsequent to December 31, 2006, and through March 31, 2007, we have acquired equity tranches in three additional CDOs for a total purchase price of $32.9 million. See “Our Company — CDO Holdings Acquired after December 31, 2006.” In addition, we continue to actively evaluate multiple opportunities, some of which may be material in relation to our size. We believe the growth in CDO issuance will continue to provide attractive opportunities to expand our asset base.

We currently own equity, which may consist of subordinated securities, income notes, preference or ordinary shares, common stock and/or other equity securities, in the following primary types of CDOs:

•	Corporate Credit CDOs (or CLOs). CDOs that invest primarily in corporate credits, such as loans or bonds, are referred to as collateralized loan obligations, or CLOs, or corporate credit CDOs. As of December 31, 2006, CLOs, not including those held through Parapet CDO, accounted for approximately 27.6% of our total CDO and related assets, which includes holdings in CDOs, warehouse agreements and swaps, and, for the period then ended, approximately 24.1% of our revenue. Our CLOs invest directly or synthetically in the following primary asset classes:

•	corporate leveraged loans, which currently constitute a substantial majority of the assets held by our corporate credit CDOs; and

•	high-yield bonds.

•	Asset-Backed Securities CDOs (or ABS CDOs). CDOs that invest primarily in asset-backed securities are referred to as asset-backed securities CDOs, or ABS CDOs. As of December 31, 2006, ABS CDOs, not including those held through Parapet CDO, accounted for approximately 16.2% of our total CDO and related assets and, for the period then ended, approximately 18.3% of our revenue. Our ABS CDOs directly or synthetically invest primarily in:

•	residential mortgage-backed securities, or RMBS, rated in the range of “A2” to “Ba2,”which currently constitute a substantial majority of the assets held by our ABS CDOs;

•	commercial mortgage-backed securities, or CMBS;

•	other asset-backed securities, or ABS; and

•	securities issued by other CDOs.

•	Parapet CDO. Our CDO subsidiary, Parapet CDO, which is a CDO of CDO securities, accounted for approximately 53.0% of our total CDO and related assets as of December 31, 2006 and, for the period then ended, approximately 57.6% of our revenue.

As of December 31, 2006, Parapet CDO had $136.9 million in AA/Aa3 rated debt outstanding that was held by the BSHG Funds and which was collateralized by and has a prior claim upon the assets held in Parapet CDO.

Parapet CDO holds the following types of CDO securities:

•	mezzanine debt tranches of CDOs, which constituted approximately 38.6% of the total CDO assets of Parapet CDO as of December 31, 2006; and

•	preference share and income note tranches of CDOs, which constituted approximately 61.4% of the total CDO assets of Parapet CDO as of December 31, 2006, of which the preference share and income note tranches of CLOs and ABS CDOs constituted approximately 18.6% and 42.8%, respectively, of the total CDO assets of Parapet CDO as of December 31, 2006.

As of December 31, 2006, we held approximately $22.0 million in deposits in warehouse agreements, which provide short-term CDO financing prior to a permanent CDO securitization, and approximately $0.7 million of hedging contracts. These deposits and hedging contracts accounted for approximately 3.2% of our total CDO and related assets.

Our Market Opportunity

We believe that the size and dynamics of the CDO market create an attractive environment for Everquest.

We believe the CDO market is characterized by the following trends:

Significant Growth in the CDO Market.  The volume of CDO issuance has grown significantly in recent years. According to Moody’s Quarterly Review, the annual volume of CDO issuances rated by Moody’s has increased from approximately $14 billion in 1996 to approximately $158 billion in 2006, representing a compound annual growth rate, or CAGR, of approximately 31%. We believe the growth in the sector has been driven by strong collateral performance, attractive asset and liability spreads when compared to alternatives and the value of structural considerations such as diversification, subordination, increasingly experienced collateral managers and the benefits of a maturing and more sophisticated market.

We also believe that the rapid growth in the CDO market has been driven in part by a strong demand for fixed-income assets, particularly rated debt securities. The demand by large investors, such as pension funds and insurance companies, for rated income-producing investments has significantly outstripped the supply of new corporate debt and ABS in recent years. This imbalance has accelerated a trend by commercial banks, investment banks and other financial intermediaries to securitize or re-securitize existing financial assets in order to create additional supply. For example, loans have been repackaged into CLOs, and ABS, RMBS and CMBS have been repackaged into ABS CDOs. In connection with these repackagings, senior tranches of debt securities issued by the CDO can be sold to satisfy the ongoing demand for rated debt securities. Initially, such repackagings took the form of CDOs that aggregated actual cash-generating loans or securities. Therefore, cash loans or securities had to be acquired in the market before they could be securitized into a CDO. The development of market-standard documentation for credit default swaps and total return swaps, however, has made it practicable to create CLOs and ABS CDOs synthetically, eliminating the requirement to source cash assets, which in turn reduces the time required to create these structures and enables them to be sized more flexibly. We believe the demand for rated CDO debt securities will provide us with attractive opportunities to create and structure new CDO subsidiaries.

Market Developments Favoring CDO Equity and Other Subordinated Tranches.  We believe that the dynamics of the CDO market have led to increased cash flows to certain CDO equity and other subordinated tranches, which in turn produce higher current yields relative to other fixed income opportunities. Specifically, we believe the increase in demand for rated debt securities issued by CDOs described above has had the effect of increasing the positive interest rate spreads between assets and liabilities of CDOs, creating an attractive arbitrage opportunity for the equity owner of CDOs. We expect this trend, to the extent it continues, to provide us with opportunities to form or acquire new CDO subsidiaries with favorable risk-adjusted return profiles, and to leverage our market position to gain access to opportunities not available to the wider market.

Robust Leveraged Buyout Activity.  A strong and steady flow of leveraged buyout, or LBO, transactions in the market over the past year, combined with a move towards larger LBO transaction sizes, has contributed to the continued sizeable supply of leveraged loans, high-yield bonds and other fixed-income assets targeted by our business strategy. According to Thomson Venture Expert, as of 2006 there were over 1,800 private equity funds in existence globally. Private equity funds, which are a key driver for the recent growth in LBO transactions, have experienced significant inflows of capital recently, with over $220.0 billion of capital raised in the United States in 2006, according to Thomson Venture Expert. According to Standard & Poors’ Leveraged Buyout Review, total LBO volume in the United States increased from $19.5 billion in 2001 to $223.0 billion in 2006, representing a CAGR of 64%, and the average size of LBO transactions, as measured by total sources of funding, increased from $388.6 million in 2001 to $1,308.8 million in 2006. We expect this trend, to the extent it continues, to enhance the managers’ ability to source assets for future corporate credit CDOs.

We believe we are well positioned to benefit from these market opportunities and create attractive current income and long-term capital appreciation for our ordinary shareholders.

Competitive Advantages

We believe that we enjoy the following competitive advantages:

Fully Employed Paid-in Capital and Diversified Portfolio of CDOs.  We have fully employed our paid-in capital to date in a seasoned portfolio of CDOs diversified by manager, collateral type, vintage and duration. As of December 31, 2006, our CDO holdings consisted of 19 CDOs, including 11 in which we own all or a majority of the equity, one in which we own 50% of the equity and seven in which we own a minority interest. In addition, at that date, our largest CDO subsidiary, Parapet CDO, held a portfolio consisting of preference share and income note tranches of 15 CDOs and mezzanine debt securities of 22 CDOs. As of December 31, 2006, five of the CDOs in which we hold equity securities were managed by our managers. We believe that this diversification reduces our exposure to individual market sectors or credit events.

Management Expertise.  Our co-chief executive officers, Ralph R. Cioffi and Michael J. Levitt, have a combined total of more than 54 years of experience in structured finance, non-investment-grade debt investing, leveraged finance and private equity. Mr. Cioffi joined Bear Stearns in 1985, and founded the BSHG Funds in March 2003. He was instrumental in the creation of the structured credit effort at Bear Stearns, which is a leading underwriter and secondary trader in structured credit securities. Mr. Levitt founded Stone Tower Capital LLC, or STC, in 2001. Before that, he was instrumental in building the leveraged finance business at Morgan Stanley and subsequently at Smith Barney (a Citigroup predecessor). Mr. Levitt was also a managing partner of the New York office of the private equity firm of Hicks, Muse Tate & Furst Incorporated. Messrs. Cioffi and Levitt will have principal management responsibility for Everquest. We believe that their experience, together with the experience of the other investment professionals at BSAM and Stone Tower in investing in debt and equity securities and managing investments in structured credit securities, will afford us a competitive advantage in identifying and creating new CDO opportunities with the potential to generate attractive returns.

Strengths of Our Managers.  We believe that we will be able to leverage the strengths of our managers, which include the following:

•	Strong Track Record. We believe BSAM has a strong track record of developing transaction structures, managing structured vehicles and selecting vehicles managed by third parties. In particular, BSAM has developed innovative transaction structures that increase the efficiency with which pools of structured securities can be funded. For example, BSAM designed and marketed the Klio series of CDOs, which use commercial paper as a funding mechanism for highly rated structured finance assets and which BSAM believes were the first transactions of their kind. BSAM often takes an active role in structuring the securities it buys on issue from third parties, and from time to time restructures them to increase their funding efficiency.

As of December 31, 2006, the BSAM Team had managed seven CDOs, excluding Parapet CDO, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record,” and had purchased for vehicles it manages equity tranches in 18 CDOs managed by third parties, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record.” As of December 31, 2006, the weighted average annualized cash return of the seven CDOs managed by the BSAM Team was 12.3%, net of management fees, or 19.9%, on an adjusted gross basis before deducting management fees, and the weighted average annualized cash return of the 17 CDO equity tranches it purchased that have made at least one quarterly distribution was 24.5%.

Stone Tower has developed a reputation among market participants as one of the leading cash flow CLO managers in North America. As of December 31, 2006, the weighted average annualized cash return of the nine CDOs sponsored by Stone Tower that have made at least one quarterly distribution, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — Stone Tower’s Track Record,” was 14.0%, net of management fees, or 18.3%, before deducting management fees.

•	Complementary Expertise. We believe that one of our competitive strengths is the extensive and complementary expertise of each of our managers. BSAM generally invests in a range of structured finance assets, with particular expertise in ABS CDOs, and Stone Tower focuses on non-investment-grade corporate credit assets. We believe that the complementary expertise of our managers will help us form new CDOs and allocate our capital among either ABS CDOs or CLOs and related asset classes where we believe we can achieve the best relative value, in light of prevailing market conditions.

•	History of Cooperation. BSAM and Stone Tower have worked together for more than four years in a variety of capacities. They have jointly identified and evaluated potential opportunities, including collateral portfolios, based on each entity’s particular expertise. They also have acted as subadvisor for funds managed by each other and jointly structured and managed CDOs. Currently, BSAM and Stone Tower jointly manage two CDOs, portions of the equity of which are held by us and by Parapet CDO. They have also jointly established three CDOs that were structured by them with assets selected by them and in which funds they manage have invested. We believe their history of cooperation will enable them to work together effectively on our behalf.

Access to Proprietary and High-Quality Deal Flow.  We believe BSAM and Stone Tower’s market position, expertise and long-standing relationships with a broad range of market participants have provided and will continue to provide us with the opportunity to evaluate a pipeline of attractive opportunities before they become available to the wider market. These opportunities include the ability to source high-quality collateral for CDOs that may be structured by our managers, including potentially CDOs of CDOs, as well as the ability to structure and acquire equity in CDOs managed by third parties on attractive terms.

High-Quality Risk Management Systems.  We believe the strong track record to date of our managers is due, among other things, to the surveillance and risk management systems they utilize. We believe that access to those systems is a significant competitive advantage. The proprietary and third-party surveillance systems used by BSAM were designed to ensure that all assets are reviewed real time and those showing signs of potential credit deterioration or poor performance are designated for further review. BSAM’s surveillance systems track over 80,000 securities on a daily basis and monitor the performance of all of our CDO holdings as well as perform in-depth analysis on all the underlying collateral backing such holdings. We believe our managers’ systems enhance our ability to quickly identify, and where possible, sell or otherwise hedge potentially credit-impaired assets before significant credit deterioration begins or rating downgrades occur. We benefit from these systems not only in the case of CDOs managed by our managers but also with respect to those managed by third parties. With respect to CDOs managed by third parties, we integrate the underlying credits into our surveillance systems so that they can be monitored in the same way as CDOs managed by our managers. When we identify a potential credit-impaired asset in a third party managed CDO, we notify the manager and work with the manager to sell or hedge the asset. If the asset is not sold, we attempt to hedge our exposure to the asset. Additionally, Stone Tower performs daily surveillance on all loans underlying each of our CLO investments. Both BSAM and Stone Tower monitor assets in real time with systems that are designed to be early warning in nature, as opposed to systems that provide alerts only after an asset begins to deteriorate.

Access to BSAM and Stone Tower Investment Professionals and Infrastructure.  We also believe we have a significant competitive advantage through our access to BSAM’s and Stone Tower’s structured finance professionals, who are supported by an established operational infrastructure. As of December 31, 2006, the combined BSAM Team and Stone Tower team responsible for Everquest included a total of approximately 52 professionals, consisting of portfolio managers, research analysts and other professionals. In addition, Everquest has access to the broader operational infrastructure of BSAM and Stone Tower, including information technology, legal, administrative and other back office operational infrastructure. As of December 31, 2006, BSAM and Stone Tower had more than 440 employees in the aggregate.

Strong Alignment of Interest among Everquest, BSAM and Stone Tower.  The interests of BSAM and Stone Tower are strongly aligned with ours. The BSHG Funds, which are managed by BSAM, owned approximately 67.0% of our ordinary shares as of December 31, 2006, and are expected to own approximately  % of our ordinary shares after this offering. I/ST, a fund managed by an affiliate of Stone Tower, owned approximately 8.4% of our ordinary shares as of December 31, 2006, and is expected to own approximately     % of our ordinary shares after this offering. In addition, as a result of this offering each of BSAM and Stone Tower, or their designees, will be entitled to receive share grants representing 2.5% (or together an aggregate of 5.0%) of our ordinary shares outstanding upon completion of this offering.

Our Business Strategy

We intend to continue to grow our holdings in CDOs and other structured finance assets. We seek to generate attractive returns by leveraging the strengths of our managers to:

•	evaluate and source attractive opportunities with the best relative value in varying market environments, through both CDOs we structure ourselves and opportunities presented to us by third parties;

•	select high quality assets to be held by the CDOs that are managed by our managers and in which we hold interests, and actively participate in the structuring of, and asset selection for, CDOs that are managed by third parties and in which we hold interests;

•	maximize the yield on the underlying assets relative to our cost of financing their acquisition;

•	achieve a level of diversification in our overall portfolio in terms of asset type and manager to minimize the effect of negative credit events;

•	employ and develop innovative strategies, including synthetic techniques, to improve the quality, execution and performance of our CDO assets;

•	actively monitor through proprietary and third-party surveillance systems the performance and management of assets held by the CDOs in which we hold interests, including those managed by third parties; and

•	utilize credit default swaps to manage risks of credit events relating to our assets and other hedging techniques to manage interest rate risks.

Our Managers

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC), a holding company that, through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc., Bear, Stearns Securities Corp. Bear, Stearns International Limited and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments and institutional and individual investors worldwide. Headquartered in New York City, Bear Stearns has approximately 13,500 employees worldwide.

BSAM is an asset management subsidiary of The Bear Stearns Companies Inc. BSAM, established in 1985, is an SEC-registered investment advisor and provides investment management services to corporations, trusts, employee benefit plans, public authorities, foundations, endowments, religious organizations, high net worth individuals, mutual funds, Taft-Hartley plans, private investment funds, venture capital funds and issuers of collateralized bond and loan obligations and other structured securities products. BSAM offers investment expertise across a wide spectrum of investment strategies, including: hedge funds; private equity; large, small and mid-cap domestic equities; corporate, government, municipal and high-yield bonds; balanced portfolio management; mortgage-backed and mortgage derivative securities and systematic equity and collateralized loan accounts. BearMeasurisk, an affiliate of BSAM, provides performance and risk analytics for institutional clients.

BSAM employed approximately 409 individuals as of December 31, 2006, of which approximately 150 are classified as investment professionals and 259 are administrative personnel. The investment professionals total is comprised of approximately 42 portfolio managers, 53 research analysts and 55 other professionals, a category that includes traders, hedge fund administrators and private equity professionals. The majority of BSAM’s business, including portfolio management, research, administration and operations, is conducted at Bear Stearns’ world headquarters in New York City, although BSAM also has an investment management presence in San Francisco. The Marketing and Client Service Group is headquartered in the New York City office, but is represented through branch offices in Chicago and San Francisco. Internationally, the firm is represented through offices in London and Tokyo.

Stone Tower is an affiliate of STC, which was founded in 2001 as an alternative investment firm focused on credit and credit-related assets. Through its affiliates, Stone Tower managed, as of December 31, 2006, approximately $7.7 billion in leveraged finance-related assets across several structured finance and hedge fund vehicles as described in “Our Management and Corporate Governance — Manager’s Personnel and Track Record — Stone Towers’ Track Record.” As of December 31, 2006, Stone Tower had 37 employees, which included 19 investment professionals. Stone Tower’s objective is to generate stable and consistent returns for its investors, which include domestic and international banking institutions, insurance companies, pension funds, institutional money management firms, family offices and high net worth individuals.

Our CEOs

Our co-chief executive officers are Ralph R. Cioffi, a senior managing director at Bear Stearns, and Michael J. Levitt, chairman of Stone Tower.

Mr. Cioffi is a senior managing director of Bear Stearns, where he has worked since 1985, and is a member of BSAM’s board of directors. From 1985 through 1991, Mr. Cioffi worked in institutional fixed income sales, where he specialized in structured finance products. He served as the New York head of fixed income sales from 1989 through 1991. From 1991 through 1994, Mr. Cioffi served as global product and sales manager for high-grade credit products. He was involved in the creation of the structured credit effort at Bear Stearns and was a principal force behind Bear Stearns’ position as a leading underwriter and secondary trader of structured finance securities, specifically CDOs and esoteric asset-backed securities. Mr. Cioffi founded and has been managing the BSHG Funds since March 2003.

Mr. Levitt founded Stone Tower Capital LLC in 2001. He is also the chairman and chief investment officer of Stone Tower. Mr. Levitt has spent his entire 25-year career managing or advising non-investment-grade companies and investing in non-investment-grade assets. Previously, Mr. Levitt served as a partner in the New York office of the private equity firm of Hicks, Muse, Tate & Furst Incorporated, where he was responsible for originating, structuring, executing and monitoring many of the firm’s investments in the consumer products, media and broadcasting industries. Additionally, he managed and maintained many of the firm’s relationships with investment and commercial banking firms. Previously, Mr. Levitt served as the co-head of the investment banking division of Smith Barney Inc. with management responsibility for the advisory and leveraged finance activities of the firm. Mr. Levitt began his investment banking career at, and ultimately served as a managing director of, Morgan Stanley & Co., Inc. While there, he oversaw the firm’s businesses related to private equity firms and non-investment-grade companies.

Our Formation

Everquest Financial Ltd. is a recently formed holding company, incorporated as a Cayman Islands exempted company with limited liability. On September 28, 2006:

•	the BSHG Funds, which are managed by BSAM, agreed to transfer to us equity in 10 CDOs, including Parapet CDO, for a purchase price of approximately $548.8 million. In consideration, we agreed to issue 16,000,000 of our shares, at $25 per share, and pay approximately $148.8 million in cash.

•	HY II Investments, L.L.C. and EGI-Fund (05-07) Investors, L.L.C., or collectively, HY, affiliates of a Stone Tower investor, agreed to transfer to us equity in two CDOs with an NAV of approximately $6.4 million and cash in the amount of approximately $18.6 million in exchange for 1,000,000 of our shares, at $25 per share.

•	Other investors paid cash of approximately $137.5 million, or $25 per share, in exchange for 5,500,100 of our shares.

As a result of these transactions, which closed on October 5, 2006, we received CDO equity of approximately $555.2 million and cash of approximately $7.3 million, net of the cash consideration paid to the BSHG Funds. We valued the equity interests in the CDOs we acquired in connection with our formation at their fair value as of the date we agreed to acquire these interests, taking into account a number of factors, including the projected cash flows we expected to be generated by these interests and valuation information provided by third-party market participants.

As part of the assets we purchased from the BSHG Funds, the BSHG Funds transferred to us 100% of the equity of Parapet CDO, which equity was then valued at approximately $369.8 million.

Subsequent to October 5, 2006, institutions and sophisticated investors paid approximately $97.3 million in aggregate to purchase additional shares in further private-round financings. The proceeds of these financings have been used to purchase additional CDO equity or pay down outstanding amounts under an existing secured credit facility. The shares received by the BSHG Funds, HY and other initial and private-round investors consisted of nonvoting participating shares, which we expect will become ordinary shares in connection with the offering.

Risk Factors

An investment in the ordinary shares being offered hereby involves various material risks. You should consider carefully the risks discussed under “Risk Factors” before purchasing the ordinary shares.

1940 Act Exclusion

We conduct our operations so that we are not required to register as an investment company under the 1940 Act. Pursuant to Section 3(a)(1)(C) of the 1940 Act, any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will be deemed to be an investment company. Excluded from the term “investment securities,” among other things, are securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. We believe that more than 60% of our assets consist of CDO subsidiaries that are themselves not investment companies as a result of the exception for structured finance companies, Rule 3a-7, rather than in reliance on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Accordingly, we do not own or propose to acquire investment securities having a value in excess of 40% of the value of our total assets on an unconsolidated basis, and are therefore not required to register as an investment company.

If it were determined that one or more of our CDO subsidiaries could not rely on the exclusion from investment company status under the 1940 Act for structured finance companies, these CDO subsidiaries would have to restructure their operations in order to rely on that exclusion. If they could not restructure their operations to comply with the exclusion, then we could have to register as investment companies under the 1940 Act, either of which could materially and adversely affect our earnings.

Tax Matters

U.S. persons may be subject to certain adverse U.S. federal income tax consequences relating to the ownership and disposition of our shares. See “Certain Tax Considerations — U.S. Federal Income Tax Considerations.”

Our Organizational Structure

The following chart illustrates our expected corporate structure and ownership upon the closing of this offering. All percentages reflect anticipated actual ownership.

(1)	We hold 100% of the voting securities of Parapet CDO.

(2)	At December 31, 2006, we held all or a majority of the voting securities in five CDO subsidiaries, including Parapet CDO, which accounted for 71.0% of our total assets.

(3)	Also includes, but is not limited to, CDOs in which we hold all or a majority of the equity securities, but not the voting securities.

(4)	Calculated on a basis similar to management and incentive fees, subject to the availability of profits for distribution; management and incentive fees do not duplicate amounts distributable in respect of the profits interests.

Our Management Structure and Corporate Governance

Everquest is a holding company incorporated as a Cayman Islands exempted company with limited liability. Our board of directors consists of seven directors, a majority of whom meet the independence standards of the New York Stock Exchange, or NYSE. Our CEOs and managers manage the business and affairs of our company under the supervision of our board of directors. The memorandum and articles of association of the company require that our board of directors will consist of not fewer than seven or more than 12 directors. The current directors include each of our CEOs, an additional director designated by BSAM, and four members who meet the independence standards of the NYSE.

Shareholders elect our directors, except the BSAM and Stone Tower designated directors. Special voting share classes granted to BSAM and Stone Tower entitle each to elect one director so long as the relevant management agreement remains in effect, or the relevant manager or its affiliates has over $50 million invested in Everquest, and in the case of BSAM entitle BSAM to elect one additional director so long as the BSAM-affiliated investment in Everquest is over $100 million. Independent directors may be removed for cause at any time by the vote of two-thirds of the ordinary shares. BSAM and Stone Tower may remove any director they are entitled to designate, and a director who is a BSAM or Stone Tower designee may also be removed for cause by a two-thirds vote of the independent directors. Any vacancy of a BSAM or Stone Tower designated director will be filled by BSAM or Stone Tower, and any other vacancy will be filled by majority vote of the remaining directors. Our board of directors has formed a nominating and corporate governance committee, an audit committee and a compensation committee. The nominating and corporate governance committee is required to recommend a slate of nominees for election as independent directors.

Management Agreements

We and each of BSAM and Stone Tower are parties to management agreements, pursuant to which the managers, subject to applicable law and our organizational documents and in accordance with the policies and control of our operating committee and, in certain circumstances, subject to our board of directors’ approval: (i) perform diligence, structure on our behalf our CDO subsidiaries and oversee the purchase and sale of assets (which purchases or sales may be from affiliates of either or both of the managers); (ii) monitor and manage our assets and financial activities (including through the use of leverage and our hedging policies); (iii) provide us with certain advisory services, (iv) are responsible for the day-to-day activities relating to our assets, with such allocation of responsibilities as between the managers as determined by our board of directors; and (v) such other matters as our board of directors and the managers may agree upon from time to time. See “The Management Agreements.”

In general, the managers receive the following compensation and incentive allocation in connection with the management services provided to us. The compensation comes in two forms: a profits interest in Everquest LLC, and fees paid by Everquest to the extent that the managers are managing Everquest assets not held directly or indirectly by Everquest LLC. Amounts distributable to the managers in respect of the profits interests in Everquest LLC are calculated on a basis similar to the management and incentive fees described below, subject to the availability of profits for distribution. The management and incentive fees do not duplicate the amounts distributable in respect of the profits interests.

Fee	Summary Description and Method of Computation

Base Management Fee	As compensation for their services, the managers are entitled to a management fee, or Base Fee, payable quarterly in arrears, equal to (i) 1.75% on an annualized basis of the company’s net assets up to $2 billion, plus (ii) 1.50% on an annualized basis of the company’s net assets over $2 billion and up to $3 billion, plus (iii) 1.25% on an annualized basis of the company’s net assets over $3 billion and up to $4 billion, plus (iv) 1% on an annualized basis of the company’s net assets over $4 billion. For purposes of calculating the Base Fee, the company’s net assets will be adjusted to exclude special one-time costs pursuant to changes in GAAP, and non-cash charges.

Such adjustments will be made only after discussion between the company and the independent directors on our board of directors and approval by a majority of the independent directors.

Incentive Fee	In addition, the managers are entitled to an incentive fee, or Incentive Fee, payable quarterly in arrears, equal to (i) 25% of the dollar amount by which (a) the quarterly net increase in net assets resulting from operations of the company, as determined in accordance with GAAP, before accounting for the Incentive Fee, per weighted average ordinary share, exceeds (b) an amount equal to the weighted average of the price per ordinary share for all issuances of ordinary shares, after deducting any underwriting discounts and commissions and other costs and expenses related to such issuances, multiplied by the greater of 2.00% per quarter or 0.50% plus one-fourth of the U.S. Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of shares outstanding during the quarter.

The Incentive Fee will be adjusted to exclude special one-time events pursuant to changes in GAAP and non-cash charges. Such adjustments will be made only after discussion between the company and the independent directors on our board of directors and approval by a majority of the independent directors.

Certain Reduction in Fees	To the extent we have purchased after September 28, 2006, or in the future purchase, a stake in a CDO or other structured finance issuer sponsored by BSAM or Stone Tower, the fees payable by us under the management agreements will be reduced by the portion of any management or incentive fees received by BSAM or Stone Tower as manager of the CDO or other issuer that is allocable to our stake in such CDO or other issuer, to the extent such fees are not otherwise waived by BSAM or Stone Tower. The foregoing fee reduction provision does not apply to our initial portfolio of CDOs that we acquired in our formation transactions. In addition, no management or incentive fees are paid by Parapet CDO to BSAM or Stone Tower, although BSAM and Stone Tower may be entitled to investment management fees with regard to certain of Parapet CDO’s underlying CDO assets.

Fee Allocation	The compensation paid to the managers will be allocated between them as follows: (i) compensation relating to the first $562.0 million of book capital of our ordinary shares outstanding at the time of determination of such compensation will be allocated 80%/20% between BSAM and Stone Tower, respectively, and (ii) compensation relating to book capital of our ordinary shares in excess of $562.0 million will be allocated 60%/40% between BSAM and Stone Tower, respectively.

Reimbursement of Expenses	The managers are entitled to be reimbursed by the company for certain expenses incurred by the managers or their affiliates on behalf of the company or in connection with the provision of certain services under the management agreement.

Term, Termination and Termination Payment	Each management agreement has a term of one year and will be automatically renewed at the stated expiration for additional one-year periods, unless either the company or the respective manager gives 30 days’ prior written notice that the related management agreement will not be renewed.

Neither management agreement will be renewed if, upon the affirmative vote of at least two-thirds of the independent directors, or a vote of at least two-thirds of the ordinary shares held by disinterested shareholders, it is determined there has been (i) unsatisfactory performance that is materially detrimental to us, or (ii) the compensation payable to a manager is unfair. If the company gives a notice of nonrenewal of a management agreement (other than for cause), the applicable manager will be entitled to certain potentially significant termination fees. The applicable manager may waive payment of any such fees to it.

Conflicts of Interest

Conflicts with BSAM and Stone Tower

We are subject to conflicts of interest relating to BSAM and its affiliates, including Bear, Stearns & Co. Inc., which is one of the underwriters of this offering, and Stone Tower and its affiliates, including, among others, the following:

•	Each of our CEOs also serves as an executive officer of BSAM or Stone Tower. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our managers, which were not negotiated at arm’s length, and the terms of which may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•	Substantially all of our initial CDO holdings were contributed by the BSHG Funds, which are managed by BSAM. Thus, the consideration given by us in exchange for these assets was not negotiated at arm’s length and may exceed the values that could be achieved upon the sale or other disposition of these assets to third parties. In addition, the performance of the CDO holdings retained by the BSHG Funds may differ from the performance of those initially contributed to us.

•	BSAM, Stone Tower and/or their affiliates currently advise, sponsor or act as manager to other business ventures or clients that have investment objectives that overlap with our business plan and strategies and therefore compete with us for asset acquisition, investment and other opportunities and may create additional vehicles in the future that compete for such opportunities. We will therefore face conflicts of interests with the managers and/or their affiliates with respect to the allocation of asset acquisition, investment and other opportunities.

•	We may purchase assets from, finance the assets of or make co-purchases alongside BSAM or Stone Tower, their affiliates and/or business ventures or clients that they manage, including assets of CDOs structured by BSAM or Stone Tower. These transactions will not be the result of arm’s length negotiations and will involve conflicts between our interests and the interests of BSAM or Stone Tower and/or their affiliates in obtaining favorable terms and conditions.

•	In structuring our CDO subsidiaries, our managers may have conflicts between us and other entities managed by them that purchase debt securities in our CDOs with regard to setting subordination levels, determining interest rates, pricing the securities, providing for divesting or deferring distributions that would otherwise be made to CDO equity, or otherwise setting the amounts and priorities of distributions to the holders of debt and equity interests in the CDOs.

•	Not all of the CDO equity assets of the BSHG Funds were contributed to us. The retained assets include CDO equity interests in CDOs in which we acquired an interest, which may result in the BSHG Funds having an interest that conflicts with ours.

•	We may also compete with BSAM’s and Stone Tower’s current and future business ventures or clients for access to management time, resources, services and functions. The managers are only required to devote as much of their time and resources to our business as they deem necessary and appropriate to fulfill their obligations under their respective management agreements, and neither CEO is required to devote a specific amount of time to our affairs.

•	Ralph R. Cioffi, one of our CEOs, is a director of BSAM, the founder of the BSHG Funds and beneficially owns equity in the BSHG Funds and in Bear Stearns. Affiliates of Bear Stearns, including the BSHG Funds and other BSAM-managed funds, may compete with us for asset acquisitions and CDO investments either directly or as brokers, dealers or underwriters of CDO securities or the assets underlying such securities.

•	Michael J. Levitt, one of our CEOs, is the founder of and beneficially owns equity interests in Stone Tower. Affiliates of Stone Tower may compete with us for asset acquisition and CDO investments. Therefore, he has interests in our relationship with Stone Tower that are different from the interests of our shareholders.

•	Subject to certain conditions, BSAM and Stone Tower are entitled to elect two and one of our directors, respectively. Although all of our directors will owe fiduciary duties to all shareholders, the directors elected by our managers may have interests different from those of our independent directors and aligned with the interests of our managers.

•	Each of BSAM and Stone Tower manage funds or are affiliated with funds that are significant shareholders of Everquest. Each of our CEOs has beneficial interests in their related funds. BSAM and Stone Tower may enter into transactions at the shareholder level, such as transactions that hedge exposures to Everquest’s assets, which provide benefits to these shareholders that are not provided to Everquest or our other shareholders.

•	Affiliates of HY have significant beneficial interests in Stone Tower. As a contributor (in exchange for shares in the company) of two of our initial CDO holdings and as a holder of an indirect economic interest in Stone Tower, these affiliates may have interests that are not aligned with those of other shareholders.

•	I/ST, an entity controlled by Michael J. Levitt, beneficially owned approximately 8.4% of our shares as of December 31, 2006. In exercising his management discretion on behalf of I/ST, Mr. Levitt may take actions, or refrain from taking actions, which would not benefit us or our other shareholders.

•	BSAM and Stone Tower, through their activities on behalf of other clients or entities, may acquire confidential or material non-public information or be restricted by internal policies from initiating transactions in certain securities. These restrictions may prevent us from managing our assets in a manner that is otherwise in our best interests.

•	We may purchase assets that are senior or junior to, or have rights and interests different from or adverse to, assets held by other accounts or funds managed by BSAM or Stone Tower. Our interests in such assets may conflict with the interests of such other accounts in related investments at the time of origination or in the event of a default or restructuring of a company, property or other asset.

•	We purchase additional assets from third parties in negotiated transactions. Some of the asset sellers may be entities with which BSAM or Stone Tower or their affiliates has engaged in other commercial transactions, are clients of BSAM or Stone Tower or their affiliates or have other business relationships and may include shareholders. Such relationships could influence the purchase price for the additional assets.

•	Although both our company and our managers are expected to benefit from the ability to jointly develop relationships with dealers, sponsors, originators and other participants in the CDO markets, there may be instances in which our managers receive greater benefits in these relationships by reason of their roles with us. We will benefit from reduced fees payable to our managers to the extent they receive fees from third parties in transactions in which we invest; the degree of this benefit will depend in part on the manner in which our managers allocate investments between us and third parties.

•	Bear, Stearns & Co. Inc., one of the underwriters of this offering and an affiliate of BSAM, may in the future execute trades with us or on our behalf, perform valuation services for BSAM on our behalf, extend or arrange debt financing to us or on our behalf, assist with structuring and placing securities of our CDO subsidiaries and perform other services for us.

Conflicts Relating to the Management Agreements

We are subject to conflicts of interests relating to our managers’ roles under the management agreements, including, among others, the following:

•	Although our management agreements are subject to annual renewal, failure by us to renew the management agreements in certain circumstances and at certain times may result in our incurring additional costs. Upon termination of a management agreement other than for cause, we are required to pay the manager a termination fee if the termination occurs before September 2009.

•	Our managers’ liability is limited under the management agreements. Except under certain circumstances, we have agreed to indemnify our managers and their affiliates to the fullest extent permitted by law against all liabilities and expenses arising from acts or omissions of any such indemnified party arising from, or in connection with, the provision of services by BSAM and Stone Tower, or on behalf of BSAM and Stone Tower, under the management agreements.

•	The amounts payable to our managers were not approved by our independent directors and may be higher than the company could achieve on an arm’s length basis with third parties.

•	The Incentive Fee, which is based upon the company’s achievement of targeted levels of net increase in net assets resulting from operations, may lead our managers to place undue emphasis on the maximization of net increase in net assets resulting from operations at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity and/or management of credit risk or market risk, in order to achieve higher incentive compensation.

•	The Base Fee, which is based on the amount of our net assets (as defined in the management agreements), is generally payable regardless of our operating performance. The Base Fee may reduce our managers’ incentive to devote the time and effort of their professionals to seeking profitable opportunities for our portfolio.

•	The Base Fee and Incentive Fee are based on the value of our net assets. The value of our net assets is based on highly subjective assumptions by our managers, who also receive the Base Fee and Incentive Fee.

•	No members of the BSAM Team or Stone Tower, including the CEOs, have entered into contracts with us requiring them to provide us or the managers with their services. Consequently, members of the BSAM Team and Stone Tower may devote a significant amount of time managing other BSAM or Stone Tower-managed vehicles and may not be available to our managers to provide services pursuant to our management agreements.

Resolution of Potential Conflicts of Interest; Equitable Allocation of Investment Opportunities

The management services to be provided by our managers under the management agreements are not exclusive to us and our subsidiaries. Our managers and/or their affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may conflict or compete with, our business plan and strategies. BSAM, Stone Tower and/or their affiliates currently advise, sponsor or act as manager to other business ventures or clients that have investment objectives that overlap with our business plan and therefore compete with us for asset acquisition, development and structuring opportunities. Each of BSAM, Stone Tower and/or their affiliates sponsor or manage structured products funds, hedge funds, CDOs and separate accounts that invest in CDO equity, asset-backed securities, corporate debt securities and other structured fixed income securities. We will therefore face a number of conflicts of interest with our managers and/or their affiliates with respect to the allocation of asset acquisition opportunities. In addition, our managers may raise new investment funds whose investment objectives overlap with our business plan, which may further compound these conflicts.

Our managers are required to act in a manner that they consider fair and equitable in the allocation of business opportunities, and each of the managers internally oversees conflicts in a manner designed to prevent any client from receiving unduly favorable treatment over time. However, because the decision to offer any business opportunity to us lies within the discretion of the managers, it is possible that we may not be given the opportunity to participate in certain opportunities that meet our business objectives and that are made available to other clients or affiliates of the managers.

Each manager intends to allocate asset acquisition opportunities among us, on the one hand, and the investment management accounts managed or advised by it, on the other, in accordance with its asset allocation policies and procedures. Under these policies and procedures, the respective manager will use its reasonable best judgment and act in a manner which it considers fair and reasonable in allocating asset acquisition opportunities. When it is determined that it would be appropriate for us or one of our subsidiaries and one or more of such other investment management accounts to participate together in an acquisition opportunity, the respective manager will seek to allocate opportunities for all of the participating entities, including us, on an equitable basis, taking into account, among other things, such factors as the relative amounts of capital available for new purchases, the financing available in respect of an asset, legal restrictions, the size, liquidity and anticipated duration of the proposed asset acquisition, and the respective business objectives and policies and asset portfolios of us and the other entities for which participation is appropriate. Accordingly, we may not be given the opportunity to participate at all in certain acquisitions made by such other investment management accounts that meet our business objectives, but we expect over time to receive a fair allocation of such opportunities.

To further address potential conflicts arising out of transactions between us, on the one hand, and our managers and/or their affiliates, on the other, a majority of the members of our board of directors are directors who are unaffiliated with either BSAM or Stone Tower and/or their affiliates and satisfy the NYSE independence standard. Our policies state that certain transactions involving our managers and/or their affiliates or directors who are not independent must be approved by a majority of our disinterested directors.

We co-purchase assets alongside affiliates of our managers, including purchases of assets from, and interests in loans to, unaffiliated third parties. In addition, we may acquire interests in unaffiliated third parties where an affiliate of one of our managers has acquired, is concurrently acquiring, or intends to acquire a different interest in the same counterparty. In such instances, our interest may be senior or junior to, or have rights different from or adverse to, the interest owned by the manager’s affiliates. These acquisitions will be in compliance with applicable law and the manager’s internal procedures.

Our managers may determine, in light of differing business objectives of an affiliate that has an interest in a transaction in which we also have a financial interest and other factors applicable to the specific situation, to dispose of all or a portion of an asset on our behalf at the same time as such asset or portion thereof or a related asset is being retained by such affiliate. Conversely, the managers may determine to retain all or a portion of an asset on our behalf where such asset or a related instrument is being disposed of on behalf of such affiliate. Each of these determinations may present an actual or potential conflict of interest that is subject to either of the managers’ internal procedures.

Under the management agreements, there are no limits on the percentage of our total assets that may be comprised of assets of the type described above. Assets of the type described above may not be the result of arm’s length negotiations and may involve actual or potential conflicts between our interests and the interests of other affiliates of our managers. In addition, where we co-purchase assets with another affiliate of our managers, our returns on these assets may differ, in some cases materially, from our managers’ affiliates’ returns as a result of a variety of factors, including differences in the rates at which we are able to finance our assets as compared to the managers’ affiliates and differences in the timing of our disposition of such asset as compared with the managers’ affiliates.

Summary Financial and Other Data

In the table below, we provide you with summary consolidated financial and other data of the company. We have prepared this information for the period from September 28, 2006 (commencement of operations) to December 31, 2006 using our audited consolidated financial statements for the period from September 28, 2006 (commencement of operations) to December 31, 2006. Results for the period from September 28, 2006 (commencement of operations) to December 31, 2006 are not necessarily indicative of results that may be expected for an entire year. The company’s fiscal year will end on December 31 of each calendar year.

When you read this summary consolidated financial and other data, it is important that you read along with it the consolidated financial statements and related notes, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in this prospectus.

For the Period
September 28, 2006
(Commencement of operations)
through
December 31, 2006
($ in thousands,
except per share data)

Statement of Income Data:
Total revenue	$25,024
Total expenses	10,672
Net investment income	14,352
Net realized and unrealized gain on investment transactions	7,600

Net increase in net assets resulting from operations	$21,952

Per Share Data:
Net asset value	$25.93
Net increase in net assets resulting from operations	0.94

Balance Sheet Data:
Total assets	$726,215
Total liabilities	106,761

Total net assets	$619,454

Other Data:
Net investment income ratio(1)	12.25%
Weighted average yield(2)	17.68%
Cash distributions received from investments	$11,976,102
Return on equity(3)	15.10%

(1)	Annualized.

(2)	The weighted average of the bond equivalent yields of securities specified in the consolidated schedule of investments contained in the consolidated financial statements included in this prospectus, weighted by amortized cost.

(3)	Return on equity, also known as total return, is an annualized rate based on daily compounding and is equal to the net increase in net assets from operations divided by the weighted average of the net asset value since commencement of operations.

The Offering

Shares offered in the offering	ordinary shares.

Option to purchase additional ordinary shares	The underwriters have the option to purchase up to an additional ordinary shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus, solely to cover over-allotments, if any.

Ordinary shares to be outstanding immediately after the offering	ordinary shares, or ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares solely to cover over-allotments.

Use of proceeds	We estimate that the net proceeds we will receive from the sale of ordinary shares in this offering will be approximately $ , or approximately $ if the underwriters fully exercise their over-allotment option, in each case assuming an initial offering price of $ per share, which is the midpoint of the price range set forth on the front cover of this prospectus, after deducting underwriting discounts and commissions, and estimated offering expenses of approximately $ payable by us. We expect to use the proceeds from this offering:

• to repay our debt under our existing secured credit facility;

• to create or acquire additional CDOs and other structured finance assets; and

• for general corporate purposes.

Initial offering price	$ per ordinary share.

Our Corporate Information

Our principal executive offices are located at 152 West 57th Street, New York, New York 10019. Our telephone number is (212) 457-0220.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before investing in our ordinary shares. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a limited operating history and, accordingly, it is difficult to evaluate an investment in our ordinary shares.

We were recently formed and have a limited operating history. Consequently, it is difficult to evaluate our future prospects and an investment in our ordinary shares. We will be subject to the risks generally associated with the formation of any new business such as our lack of established operating procedures as well as BSAM’s and Stone Tower’s relative inexperience with the management of a public entity. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. We may not generate sufficient revenue from operations to pay our expenses and make or sustain distributions to shareholders.

Our financial performance is sensitive to changes in overall economic conditions and may affect our ability to pay dividends on our shares.

We own primarily ABS CDOs and CLOs. Our ABS CDOs hold primarily RMBS and to a lesser extent CMBS, synthetic asset-backed securities and other asset-backed securities. A downturn in overall economic conditions could lead to an increase in the default rates of residential or commercial mortgages, which would have a negative effect on the quality of the assets collateralizing these securities. For example, the majority of the RMBS held by our CDOs are backed by collateral pools comprised of subprime mortgages. Subprime mortgages have experienced increased default rates in recent periods. A deterioration in the assets collateralizing the asset-backed securities held by our CDOs could negatively affect the cash flows of the CDOs, and consequently our ability to receive dividends or distributions from these CDOs and pay dividends or distributions to our shareholders. See “— Risks Related to Our Assets — Subprime mortgage loans backing RMBS held by our CDOs are subject to additional risks.”

Our CLOs invest primarily in corporate leveraged loans and high-yield bonds that are rated below investment-grade. Non-investment-grade assets have greater credit and liquidity risk than investment-grade securities. The lower rating of these assets reflects a greater possibility that adverse changes in the financial condition of the issuer of these non-investment-grade assets or in general economic conditions, or both, may negatively affect the cash flows of the CDOs in which we hold equity interests. In addition, issuers of below-investment-grade debt obligations may be highly leveraged and may not have available to them more traditional methods of financing. During an economic downturn, a sustained period of rising interest rates or a period of fluctuating exchange rates (in respect of those issuers located in non-U.S. countries), such issuers may be more likely to experience financial stress and may be unable to meet their debt obligations due to the issuers’ inability to meet specific projected business forecasts or the unavailability of financing. While the results to date of our CLO holdings reflect that default rates for below-investment-grade debt obligations have been low relative to prior years, default rates may increase, perhaps significantly, in the future.

Fluctuations and changes in interest rates may cause losses and negatively affect our financial condition and results of operations, and can have a negative effect on our share price.

Changes in interest rates can affect our CDO subsidiaries’ net interest income, which is the difference between the interest received on interest-earning assets and the interest paid on interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, prepayment rates, yield spreads during periods when our CDOs may be required to reinvest principal payments on underlying assets, our ability to acquire new assets and create new CDOs, and the value of the assets we hold. In the event of a rising interest rate environment, corporate loan defaults may increase and result in credit losses that would affect the operating results of our CDOs. Increases in interest rates may also increase our cost of borrowing, which may restrict our ability or the ability of our future CDOs to obtain future debt financings.

In addition, if market interest rates increase, prospective investors may desire a higher distribution or dividend rate on our ordinary shares or seek to invest in other securities paying higher distributions or dividends. As a result, interest rate fluctuations and capital market conditions can affect the market value of our ordinary shares. For instance, if interest rates rise, the market price of our ordinary shares may decrease because potential investors may require a higher yield on our ordinary shares.

Our CDOs are complex and operate with a high degree of leverage, which may adversely affect the returns we earn on our assets and may reduce our cash available for distribution.

Our CDOs are complex and operate on a highly leveraged basis through collateralized financings, including potentially private or public offerings of debt, warehouse facilities, bank credit facilities, repurchase agreements and other borrowings. Although our CDOs’ actual use of leverage may vary depending on their ability to obtain credit facilities and the lenders’ and rating agencies’ estimate of the stability of their cash flows, our policies do not limit the amount of leverage we or any of our CDOs may incur. The cash flows of our CDOs may be reduced to the extent that changes in market conditions cause the cost of these financings to increase relative to the income that can be derived from the assets acquired. Defaults and lower than expected recoveries as well as delays in recoveries on the assets held by our subsidiaries could rapidly erode our equity in our CDOs. Increased debt service payments that are not offset by increased cash flow from underlying CDO assets would reduce cash flow available for distributions by our CDOs to us and, in turn, by us to our shareholders. Increased leverage increases the risk that our CDOs will not be able to meet their debt service obligations. See “— Risks Related to Our Assets — The equity issued by our CDO subsidiaries is subject to substantial risks.”

Holdings in our CDO subsidiaries or other CDO equity holdings are carried at estimated fair value, which is a highly subjective determination based predominately on management assumptions, including assumptions based on estimated future cash flow. The value of our shares could be adversely affected if our determinations regarding the fair value of our CDO equity or other holdings are materially higher than the values that we ultimately realize upon their disposal.

Holdings in our CDO subsidiaries and other CDO equity holdings are carried at estimated fair value, with unrealized gains and losses reported as a component of a net increase or decrease in net assets from operations in our consolidated statement of operations. However, there is no liquid public trading market for CDO equity upon which the value of our holdings may be readily determinable. The fair value of each holding is initially based on our cost. Upon each balance sheet date thereafter, fair value is estimated using the discounted cash flow technique. Accordingly, fair value is highly sensitive to our estimates of future cash flows attributable to our CDO equity holdings. Our estimates of future cash flows are in turn highly subjective and sensitive to a number of assumptions we must make regarding the collateral underlying each CDO, including assumptions as to forecasted default, recovery, reinvestment and prepay or call rates of the underlying CDO collateral as of the balance sheet date, and may also fluctuate over short periods of time. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our holdings are materially higher than the values that we ultimately realize upon these holdings.

Declines in the credit quality of our CDOs’ assets may adversely affect periodic reported results, which may reduce earnings and, in turn, cash available for distribution to us and our shareholders.

The credit quality of our CDOs’ assets may decline for a number of reasons, such as poor operating results of borrowers, declines in the value of the collateral supporting debt they hold and increases in defaults. A decline in the credit quality of our CDOs’ assets may force our subsidiaries to sell certain assets at a loss, or retain certain assets with unrealized losses or write downs, which in either instance, may reduce their earnings and, in turn, cash available for distribution to us and our shareholders.

Substantially all of our CDO holdings are illiquid in nature, and, accordingly, there can be no assurances that we will be able to realize the value at which many of our assets are carried if we are required to dispose of them.

Substantially all of our assets consisting of equity in CDOs are highly illiquid and are not publicly traded or readily marketable. As a result, we can provide no assurance that any given asset could be sold at a price equal to the amount ascribed to such asset, which may result in unexpected losses if we are required to sell such assets. Furthermore, because of applicable securities law and 1940 Act transfer restrictions, the equity securities we hold in our CDO subsidiaries that are excluded from the registration requirements of the 1940 Act by virtue of Rule 3a-7 thereunder may be less liquid than securities issued by other CDOs.

Substantially all of our initial CDO holdings were contributed by hedge funds managed by BSAM. Thus, the consideration given by us in exchange for these assets was not negotiated at arm’s length and may exceed the values that could be achieved upon the sale of such assets.

Substantially all of our initial CDO holdings were purchased from the BSHG Funds which are managed by BSAM. These assets are difficult to value. The values of the assets transferred to us were determined based on certain models, assumptions and methods and not by any arm’s length negotiation, and do not necessarily reflect the values that could be achieved by us upon the sale or other disposition of such assets. Performance of these assets is expected to differ, and may differ materially, from that used in the valuation models that were used. Small variations in one or more of the assumptions used to value the initial assets could result in large variations in the value of our initial CDO holdings.

Failure to procure adequate capital and funding would adversely affect our ability to pay distributions to our shareholders and, in turn, negatively affect the dividend yield and market price of our ordinary shares.

We depend upon the availability of adequate funding and capital for our operations. Our dividend policy is to distribute over time approximately 90% of our net investment income out of assets legally available for distribution. Therefore, we will not retain a substantial portion of our earnings and will have to rely on outside sources of funding for new investments. See “Dividend Policy.”

We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, we may lower our distributions to shareholders, which may have a negative impact on the dividend yield and market price of our ordinary shares.

Maintenance of our 1940 Act exclusions imposes limits on our operations, and a failure to maintain our 1940 Act exclusions could cause us to restructure our business or register as an investment company, each of which could negatively affect our financial condition and results of operations.

We are a holding company that indirectly engages in various businesses through majority-owned CDO subsidiaries, most of which rely on various exclusions or exemptions from the 1940 Act and engage in the businesses described herein. More than 60% of our assets by value consist of interests in majority-owned CDO subsidiaries, including Parapet CDO, that rely on the exemption provided to certain structured financing vehicles by Rule 3a-7 of the 1940 Act.

Rule 3a-7 imposes limitations on the ability of a CDO issuer to purchase or sell assets, including prohibiting the issuer from purchasing or selling assets for the primary purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, provisions in the indentures that govern our CDO subsidiaries, including Parapet CDO, restrict them from purchasing and selling assets in circumstances in which it may otherwise be advantageous for them to do so. As a practical result, the issuers may not acquire or dispose of assets primarily to enhance returns to the holder of the CDO equity.

Depending on the anticipated asset mix and liability structure of a particular CDO subsidiary, compliance with Rule 3a-7 could require us to place additional limitations and prohibitions on the circumstances under which a CDO may sell assets, on the type of assets the subsidiary may acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, on the level of transactions that may occur or on other provisions of the indentures that govern the operation of those subsidiaries. We must monitor the activities of our subsidiaries, including those assets managed by third parties, to ensure that we meet these tests, which will limit the types and nature of business and assets in which we may engage indirectly through our Rule 3a-7 subsidiaries. If we were to determine that one or more of our CDO subsidiaries could not rely on Rule 3a-7, these CDO subsidiaries would have to rely on another 1940 Act exemption, which could require them to restructure their operations and, thus, adversely affect our earnings. In addition, we have a limited operating history and accordingly have only recently begun to implement procedures for maintaining appropriate qualifying assets levels to maintain exemption under the 1940 Act.

If we cannot rely on any exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either to (i) substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) register as an investment company, either of which could have an adverse effect on us and the market price of our ordinary shares. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters.

As opposed to Section 3(c)(7) of the 1940 Act, compliance with Rule 3a-7 imposes limitations on our CDO subsidiaries’ ability to purchase and sell assets. Compliance with the Rule 3a-7 restrictions may result in our CDOs generating less yield than Section 3(c)(7) CDOs, which could result in lower earnings and distributions for holders of our ordinary shares relative to owners of Section 3(c)(7) CDOs.

Most CDO issuers are excluded from status as investment companies under the 1940 Act by reason of their compliance with Section 3(c)(7) thereunder. Section 3(c)(7) essentially requires such issuers to engage in private offerings made only to “qualified purchasers” (as defined in the 1940 Act), but places no limitations on the ability of the issuers to purchase or sell assets or otherwise trade the underlying portfolio of securities.

Rule 3a-7, on the other hand, imposes limitations on the ability of a CDO issuer to purchase or sell assets, including prohibiting the issuer from purchasing or selling assets for the primary purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, as described above, provisions in the indentures that govern our CDO subsidiaries, including Parapet CDO, restrict them from purchasing and selling assets in circumstances in which it may otherwise be advantageous for them to do so.

Rule 3a-7 CDOs provide the manager with less opportunity to manage portfolio assets than Section 3(c)(7) CDOs. This may result in Rule 3a-7 CDOs being less liquid and generating less yield than Section 3(c)(7) CDOs, which would result in lower earnings and distributions for our shareholders.

BSAM’s and Stone Tower’s track record information may not be indicative of their or our future performance.

BSAM and Stone Tower’s track record information contained in this prospectus may not be representative of the performance of CDOs currently held by us or CDOs we hold in the future and we caution you that our future returns may be substantially lower than those achieved in the past, including for the following reasons:

•	the historical track records include performance of instruments during earlier periods that may have been influenced by different economic, market or interest rate conditions or by various other factors that could cause future results to vary from historical results. For example, we are currently in a low default rate environment conducive to producing the returns demonstrated in BSAM’s and Stone Tower’s track record. There can be no assurance of similar returns in other market environments. For an additional description of these factors, see “Cautionary Statement Regarding Forward-Looking Statements”;

•	the historical track records set out the cash return of holdings in CDO equity. These returns, while reflecting the actual cash received by an equity holder, may differ significantly from the yields that may be accrued in respect of these holdings in our financial statements in accordance with GAAP. Cash flows to CDO equity can be expected to decline over time as the CDO debt is amortized (thereby de-levering the equity) or if the underlying collateral pool experiences defaults. Under GAAP, the yield reflects an accrual of the aggregate projected cash flows to the CDO equity, with any excess cash flows deemed to amortize the underlying asset. Consequently, cash returns to CDO equity in the early accounting periods will generally exceed the yields of such equity as reflected in the financial statements of the holder for such accounting periods;

•	the annualized cash returns in most cases relate to CDOs that are still outstanding or that may have operated for only a limited period of time, and therefore their results to date or during earlier periods in their life cycle may not be reflective of the future or final results that will be achieved by those CDOs; and

•	the CDOs used for calculating the track record were structured in nearly all cases to comply with the 1940 Act exemption provided by Section 3(c)(7) thereunder, whereas most, by fair value, of the CDO subsidiaries we own will be structured to comply with the 1940 Act exemption provided by Rule 3a-7 thereunder. As described above, the regulatory requirements of Rule 3a-7 impose limitations on the CDO manager with respect to trading and other operations. As a result, the returns of the CDOs used for purposes of calculating the track record may not be comparable to most of the CDOs proposed for us.

Our holding company structure may limit our ability to make regular distributions to our shareholders because we rely on distributions from our subsidiaries and other companies in which our subsidiaries hold assets, which may face constraints in making such distributions.

We are a holding company with no operations. Therefore, we are dependent upon the ability of our subsidiaries and their businesses and assets to generate earnings and cash flows and distribute them to us in the form of dividends or distributions to enable us to meet our expenses and to make distributions to our shareholders. The ability of our subsidiaries and the businesses in which they hold assets to make distributions or pay dividends depend on their respective operating results and may be subject to limitations, including, among other things, laws limiting the amount of funds available for the payment of dividends or distributions, and the terms and covenants of any present or future outstanding indebtedness, contract or agreement. If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient funds for distributions from our subsidiaries and their businesses and assets, we may not be able to make or may have to delay distributions or dividends on our ordinary shares.

We are highly dependent on the information systems of BSAM, Stone Tower and third parties, and system failures could significantly disrupt our business, which may, in turn, negatively affect the value of our ordinary shares.

Our business is highly dependent on communications and information systems. We also depend on sophisticated software and access to information to derive expected cash flows of our investments. Any failure or interruption of our systems could cause delays or other problems in our activities, which could have a material adverse effect on our operating results and negatively affect the value of our shares and our ability to pay dividends or distributions on our ordinary shares.

Hedging transactions may limit our income or result in losses and will not completely insulate us from certain risks.

We engage, and will continue to engage in the future, in certain hedging transactions at the company or CDO subsidiary level to seek to limit our exposure to changes in credit default risks, changes in interest rates, changes in currency exchange rates and other financial market changes and therefore may expose ourselves to risks associated with such transactions. For instance, our subsidiaries may utilize instruments such as puts and calls on securities or indices of securities, futures contracts and options on such contracts, interest rate swaps and/or swaptions to seek to hedge against mismatches between the cash flows on their assets and the interest payments on their liabilities or fluctuations in the relative values of their portfolio positions, in each case resulting from changes in relevant market rates. In addition, we may enter into credit default swaps to manage the risks of credit-related events. Our hedging may not limit the exposures or manage the risks in the manner intended. Hedging does not eliminate the possibility of fluctuations or prevent losses. For example, we may enter into certain hedging strategies in subprime mortgage loans relating to exposure to tranches of RMBS held by certain of our CDO subsidiaries. Our hedging transactions may not completely insulate us from subprime risk. Although hedging can establish other positions designed to benefit from those same developments, thereby offsetting the declines, hedging transactions may also limit the opportunity for income or gain if rates change favorably. Moreover, it may not be possible to hedge against a rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging transactions depends on the managers’ ability to correctly predict movements of relevant market rates. Therefore, while we may enter into such transactions to seek to reduce relevant market rate risks, unanticipated changes may result in an overall investment performance below that which we would have obtained if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and the price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to the risk of loss. We are also exposed to the credit risk of the counterparty with respect to payments under derivative instruments.

We operate in a highly competitive market for business opportunities.

We are subject to significant competition in seeking business opportunities. Some of our competitors may have greater resources than we do and we may not be able to compete successfully for assets. Furthermore, competition for assets of the types and classes which our subsidiaries intend to acquire may lead to the price of such assets increasing, which may further limit our ability to generate our desired returns. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive business opportunities from time to time, and we or our CDO subsidiaries may not be able to identify and acquire assets that are consistent with our business objective. Moreover, other companies and funds may be formed to compete with us in pursuing a strategy similar to ours.

We may change our business strategy and operational policies without shareholder consent, which may result in a determination to pursue riskier business activities.

We may change our business strategy at any time without the consent of our shareholders, which could result in our acquiring subsidiaries or assets that are different from, and possibly riskier than, the strategy described in this prospectus. Our board of directors will determine our operational policies and may amend or revise our policies, including our policies with respect to our asset acquisitions, operations, indebtedness, capitalization and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our shareholders. Operational policy changes could adversely affect the market price of our ordinary shares and our ability to make distributions to our shareholders.

Our due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in its business.

Before purchasing assets held in CDOs managed by our managers or before acquiring equity in CDOs sponsored by third parties, the managers assess the value of the underlying assets and other factors that they believe will determine the CDO’s success. In making the assessment and otherwise conducting customary due diligence, the managers rely on the resources available to them and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available or little or no historical information at all. Against this background, the managers’ due diligence processes may not uncover all relevant facts and any purchase may not be successful.

Non-U.S. assets may involve risks that are not present with U.S. assets, such as currency rate exposure and uncertainty of non-U.S. laws and markets.

Our CDO subsidiaries may in the future invest in debt obligations and other assets denominated in non-U.S. currencies. Non-U.S. debt obligations involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. obligors and markets are subject. These risks may include:

•	seizure by the government of non-U.S. assets held by debt obligors, excessive taxation, withholding taxes on dividends and interest, limitations on the use or transfer of our non-U.S. assets, and political or social instability;

•	enforcing legal rights may be difficult, costly and slow in non-U.S. countries, and there may be special problems enforcing claims against non-U.S. governments;

•	non-U.S. obligors may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations;

•	non-U.S. markets may be less liquid and more volatile than U.S. markets; and

•	costs of buying, selling and holding non-U.S. debt obligations, including brokerage, tax and custody costs, may be higher than those involved in domestic transactions.

In addition, non-U.S. assets denominated in currencies other than the U.S. dollar are subject to additional risks. Changes in currency exchange rates will affect the value of non-U.S. assets, the value of dividends and interest earned, and gains and losses realized on the sale of non-U.S. securities. An increase in the strength of the U.S. dollar relative to these other currencies may cause the value of our non-U.S. assets to decline. Certain non-U.S. currencies may be particularly volatile, and non-U.S. governments may intervene in the currency markets, causing a decline in value or liquidity of our securities holdings. Although we may hedge our non-U.S. currency risk, we may not be able to do so successfully and may incur losses in these assets as a result of exchange rate fluctuations.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results and cash distributions due to a number of factors including the difference in actual cash received and expected cash, the timing of cash flows, changes in assumptions, such as default and prepayment risk, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains and losses and general market conditions. As a result of these factors, results of any period should not be relied upon as being indicative of performance in future periods.

Terrorist attacks may negatively affect our financial condition and results of operations.

Terrorist attacks across the globe, as well as events occurring in response to or in connection with them, may adversely affect our financial condition and results of operations. A terrorist attack could have a material adverse effect on the assets held by our CDO subsidiaries and therefore on our financial condition and results of operations. Furthermore, terrorist attacks of significant scale could cause volatility in the financial markets and uncertainty in the economies of the areas where they occur, and even possibly the global economy.

Risks Related to Our Managers

Our performance is dependent on BSAM and Stone Tower and certain of their key personnel, and we may not find a suitable replacement if either of the management agreements is terminated or such key personnel are no longer available to us.

All of our executive officers and other senior personnel responsible for our day-to-day operations, other than our chief financial officer, are also employees or officers of either BSAM or Stone Tower and will not spend all of their time managing our activities. We depend on the diligence, skill and network of business contacts of the employees of BSAM and Stone Tower and our CEOs, our board of directors and our investment committee. BSAM and Stone Tower evaluate, negotiate, and monitor our holdings. Our future success will depend on the continued services of the management team of BSAM and Stone Tower. The continued services of the management team of BSAM and Stone Tower are not guaranteed because the management agreements do not require that any particular individual’s services be made available to us. However, we can not renew the management agreements with either of our managers during the 90-day period following the death, disability or voluntary resignation of the related CEO. If any such event occurs and we terminate the related management agreement, we have no assurance that a suitable replacement CEO or manager may be identified or, if identified, could be engaged on terms as favorable as those with our current CEOs and managers. We do not carry any key-man life insurance policies covering either of our CEOs.

We are also dependent on BSAM and Stone Tower for certain services, including administrative and business advice. The departure of either of our CEOs or any of the other senior members of the management team at BSAM or Stone Tower could have a material adverse effect on our ability to achieve our business objectives. We are subject to the risk that BSAM and/or Stone Tower will terminate their respective management agreement and that no suitable replacement will be found.

The base management fee payable to our managers is payable regardless of the performance of our portfolio.

We will pay our managers substantial management fees, based in part on our equity capital (as defined in the management agreements), regardless of the performance of our portfolio, with certain exceptions. The management fee is based, among other things, on our net assets. The value of our net assets is based on highly subjective management assumptions, including assumptions to arrive at estimated future cash flows from our CDO and our CDOs’ asset values. Our managers’ entitlement to nonperformance-based compensation as a portion of the total compensation might reduce their incentive to devote the time and effort of their professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and negatively affect our ability to pay distributions to our shareholders.

The incentive fee payable to our managers may induce BSAM and Stone Tower to engage in riskier activities than they otherwise would.

The management incentive allocation structure that we have agreed to with BSAM and Stone Tower may cause BSAM and Stone Tower to purchase high-risk assets or take other risks. In addition to the base management fee, BSAM and Stone Tower or their respective affiliates are entitled to receive an incentive fee and corresponding distribution from the company based upon the company’s achievement of targeted levels of net increase in net assets resulting from operations. In evaluating acquisitions and other management strategies, the opportunity to earn an incentive fee based on net increase in net assets resulting from operations may lead BSAM and Stone Tower to place undue emphasis on the maximization of net increase in net assets resulting from operations at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our assets.

Although our board of directors may approve broad business guidelines for our managers, our board of directors does not approve each business decision made by our managers.

Our managers are authorized to follow a very broad business approach on our behalf. We cannot predict with any certainty the percentage of our assets that will be in each asset category. We may change our business strategy and policies without a vote of shareholders. Our board of directors will periodically review our business approach and our assets. However, our board of directors is not required to review every proposed purchase or disposition of assets. Furthermore, even though a majority of our board of directors consists of independent directors, there is no assurance that our board of directors will provide effective oversight over the activities of our managers.

Each of our managers has broad operational latitude, and even if either of the managers finds a business opportunity that is appropriate for us, it may allocate, in its discretion, some or all of such opportunity to other accounts managed by it and its affiliates.

As registered investment advisors, each of our managers is required to allocate opportunities equitably among its clients. However, each manager has broad operational latitude in allocating opportunities, and we may not be given the opportunity to participate at all in certain acquisitions made by such other clients that meet our business objectives.

We may compete with BSAM’s and Stone Tower’s or their affiliates’ current and future investment vehicles for access to capital and assets.

The management services to be provided by the managers under the management agreements are not exclusive to us and our subsidiaries. The managers and/or their affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may from time to time conflict with, our business activities and strategies. The managers and/or their affiliates may advise, sponsor or act as manager to other investment funds, portfolio companies of private equity investments and other persons or entities (including prospective investors in the ordinary shares) that have investment objectives that overlap with our business plan and that may, therefore, compete with us for asset acquisition opportunities. We will therefore face a number of conflicts of interest with the managers and/or their affiliates with respect to the allocation of asset acquisition opportunities. In addition, the managers may raise new investment funds with investment objectives that overlap with our business plan, which may further compound these conflicts.

We may compete with BSAM’s and Stone Tower’s current and future business ventures or clients for access to management time, services and functions.

BSAM and Stone Tower will devote as much of their time to our business as they deem necessary or appropriate to fulfill their obligation under their respective management agreement. However, they are currently committed to and expect to be committed in the future to providing investment advisory services and securities research and brokerage services for other clients, including other funds that they manage, and engage in other business ventures in which we have no interest. Furthermore, neither of the Co-CEOs is required to devote a specific amount of time to our affairs. As a result of these separate business activities, the managers will have conflicts of interest in allocating management time, services and functions between us and other business ventures or clients.

BSAM and Stone Tower may acquire confidential or material non-public information that may prevent them from initiating certain transactions for us that they otherwise might have initiated.

BSAM and Stone Tower, through their activities on behalf of other clients or entities, may acquire confidential or material non-public information or be restricted by internal policies from initiating transactions in certain securities. The managers will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, may not be able to initiate certain types of transactions in certain securities or instruments for us that they otherwise might have initiated. We may be frozen in an investment position that we otherwise might have liquidated or closed out.

We were established by BSAM and Stone Tower and as such our arrangements may contain terms that are less favorable to us than those which otherwise might have been obtained from unrelated parties.

Our management agreements, governance documents and other arrangements with BSAM and Stone Tower, including with respect to our initial holdings, were negotiated in the context of an affiliated relationship. Our independent directors were not then appointed and did not participate in the negotiation of such terms and did not approve the arrangements on our behalf. Because these arrangements were negotiated between related parties, their terms, including terms relating to compensation, contractual or fiduciary duties, conflicts of interest and the ability of BSAM and Stone Tower to engage in outside activities, including activities that compete with us, our activities and limitations on liability and indemnification, may be less favorable than otherwise might have resulted if the negotiations had involved unrelated parties.

We may purchase assets from BSAM or Stone Tower or their affiliates, make co-purchases alongside BSAM or Stone Tower or their affiliates or otherwise participate in asset acquisitions in which BSAM or Stone Tower or their respective affiliates have an interest, which could result in conflicts of interest.

We may purchase assets from, finance the assets of or make co-purchases alongside BSAM or Stone Tower, their affiliates and/or business ventures or clients that they manage, including assets of CDOs structured by BSAM or Stone Tower. These transactions will not be the result of arm’s length negotiations and will involve conflicts between our interests and the interest of BSAM or Stone Tower and/or their affiliates in obtaining favorable terms and conditions. Accordingly, certain of these transactions may require approval by the disinterested directors. There can be no assurance that any procedural protections, such as obtaining the approval of the disinterested directors, will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm’s length transaction.

We may purchase assets in situations where our interests conflict with those of BSAM or Stone Tower or their respective affiliates.

We may purchase assets that are senior or junior to, or have rights and interests different from or adverse to, assets held by other accounts or funds managed by BSAM or Stone Tower. Certain of these transactions may require approval by our disinterested directors. Our interests in such assets may conflict with the interests of such other accounts in related investments at the time of origination or in the event of a default or restructuring of a company, property or other asset.

In addition, in structuring our CDO subsidiaries, the managers may have conflicts between us and other entities managed by them that purchase debt securities in our CDOs with regard to setting subordination levels, determining interest rates, providing for divesting or deferring distributions that would otherwise be made to CDO equity or otherwise setting the amounts and priorities of distributions to the holders of debt and equity interests in the CDO.

We depend on BSAM and Stone Tower in pricing asset purchases, and BSAM and Stone Tower may have business relationships that affect asset purchases.

We purchase additional assets from third parties in negotiated transactions. The prices at which the additional assets are purchased will be influenced by many economic, market and other factors using price modeling by BSAM and Stone Tower that is based on various assumptions and estimates. Accordingly, the purchase price for the additional assets will depend upon the ability of BSAM and Stone Tower to effectively price such additional assets in the then-current lending, interest rate and securitization markets. The expected future cash flow and the discount rates used in determining the purchase price of such additional assets will also be affected by BSAM’s and Stone Tower’s estimates of the performance of the underlying assets.

Some of the asset sellers may be entities with which BSAM or Stone Tower has engaged in other commercial transactions, are clients of BSAM or Stone Tower or have other business relationships and may include shareholders. Such relationships could influence the purchase price for the additional assets or the proceeds realized from the offering of securities in the securitizations. Accordingly, the purchase prices for such additional assets may not reflect the best prices achievable for us absent such conflicts.

BSAM and Stone Tower affiliates are able to exercise substantial influence over important matters coming before our shareholders and board of directors regarding our business and affairs.

After the offering, funds managed by or affiliated with BSAM and Stone Tower are expected to hold  % and  %, respectively, of our ordinary shares and accordingly will have significant influence over shareholder voting, including independent director elections. Additionally, the special voting share classes granted to BSAM and Stone Tower entitle each to elect one director. These special voting shares remain valid so long as the relevant management agreement remains in effect, or the relevant manager or its affiliates have over $50 million invested in Everquest. BSAM’s special voting shares entitle it to designate one additional director so long as the BSAM-affiliated investment in Everquest is over $100 million. Due to operation of these special voting share classes, currently three of our seven directors are affiliated with BSAM and Stone Tower. As a result, BSAM and Stone Tower will be able to substantially influence our company’s decisions.

BSAM’s and Stone Tower’s liability is limited, and we have agreed to indemnify them under the management agreements.

BSAM and Stone Tower will manage our operations pursuant to the management agreements. The management agreements provide that BSAM, Stone Tower and their affiliates and their respective legal and other representatives will not be liable to us, any of our subsidiaries, our directors, our shareholders or any of our subsidiary’s shareholders for any acts or omissions or any errors of judgment by any of the foregoing or losses suffered by us arising from, or in connection with the provision of services by BSAM or Stone Tower, or on behalf of BSAM or Stone Tower, under the management agreements, except those resulting from the willful misconduct, fraud, criminal misconduct or gross negligence of the managers or by reason of the managers’ reckless disregard of their obligations and duties. We have agreed to indemnify BSAM and Stone Tower and their affiliates and their respective legal and other representatives to the fullest extent permitted by law against all liabilities and expenses arising from acts or omissions of any such indemnified party arising from, or in connection with, the provision of services by BSAM and Stone Tower, or on behalf of BSAM and Stone Tower, under the management agreements, except those resulting from the willful misconduct, fraud, criminal misconduct or gross negligence or reckless disregard in performance of their obligations and duties.

The management agreements may be difficult and costly to terminate.

The management agreements may be difficult and costly to terminate. The term of each management agreement is one year from its commencement, and will be renewed automatically for a one-year term on each anniversary date after the initial one-year term unless we or a manager party to such management agreement terminates such management agreement by providing a termination notice to the other party. If we deliver a termination notice to a manager, other than with respect to a termination for cause, such manager will be entitled to a termination payment in an amount equal to between one and three times the average annual fees paid to the manager in prior years, depending on the timing and circumstances of the termination. These provisions may increase the effective cost to us of terminating the management agreements.

Risks Related to Our Assets

We may not realize gains or income from our CDO and other assets.

We seek to generate both current income and capital appreciation. However, the securities we invest in may not appreciate in value and, in fact, may decline in value. In addition, collateral assets underlying our CDOs may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our CDOs. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

An increase in the rate of default on the assets purchased and held by the CDOs we hold could decrease the distributions we receive from such CDOs and, therefore, reduce our earnings and decrease our ability to make distributions to our shareholders.

To the extent that the rate of default with respect to assets held by any of our CDO holdings increases, the amount available to be paid to us as an equity holder decreases as does the value of our equity in that CDO holding. Additionally, we may have to record an asset-impairment charge in our financial statements relating to our CDO assets experiencing increased defaults. Because our holdings of CDO equity typically represent a leveraged investment, the occurrence of defaults with respect to only a small portion of the assets could result in the substantial or complete loss of our holding in the CDO equity.

Subprime mortgage loans backing RMBS held by our CDOs are subject to additional risks.

The substantial majority of the asset-backed CDOs in which we hold equity have invested in RMBS, including primarily RMBS backed by collateral pools of subprime residential mortgage loans. “Subprime” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgaged property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified.

Additionally, some of the mortgage loans backing the RMBS held by some of our CDOs are “non-conforming loans” and are not eligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans may fail to conform to the underwriting standards of the related originators.

Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of RMBS backed by collateral pools with a significant subprime component could be correspondingly adversely affected, which, in turn, would adversely affect the performance of CDOs containing such RMBS in their collateral pools.

The CDOs we hold may not be able to reinvest proceeds from matured, prepaid or sold assets in other assets with similar or higher yields, and therefore net income available to be distributed to us from those CDOs may decline.

The income that a CDO is capable of earning and distributing to us will decrease to the extent that during its applicable reinvestment period it is unable to reinvest the proceeds it receives from matured, prepaid, sold or called CDO assets into similar or higher yielding instruments. The ability of a collateral manager of a CDO to reinvest proceeds in similar or higher yielding instruments will depend on a variety of factors, including the general interest rate environment and the availability of investments satisfying the investment policies of the collateral manager or the requirements of the applicable indentures. A decline in net income earned by our CDOs resulting from a failure to reinvest proceeds at similar or higher yields will decrease the distributions we receive from those CDOs.

The equity issued by our CDO subsidiaries is subject to substantial risks.

Our largest CDO subsidiary, Parapet CDO, also holds preference shares and income notes in CDOs. These equity securities are subject to substantial risks, including the following:

Leveraged Investment.  CDO equity securities represent leveraged investments in the underlying assets held by the CDO. This leverage arises from the debt securities issued by the CDO, which will increase the cash flow available to equity holders as compared with the cash flow that would be available for a comparable investment in a non-leveraged transaction. This increased cash flow will directly affect the yield on the CDO equity securities. However, the use of leverage also creates risk for the holders of CDO equity, like us, because the leverage increases their exposure to losses with respect to the underlying assets. This is particularly true of the equity securities issued by Parapet CDO, because both the equity securities issued by Parapet CDO, as well as the CDO securities constituting the assets held by Parapet CDO, represent leveraged investments. As a result, the occurrence of defaults with respect to only a small portion of the collateral could result in the substantial or complete loss of the investment in the CDO equity we hold in our subsidiaries. Due to the existence of leverage, changes in the market value of the CDO equity we hold or the CDO equity held by Parapet CDO could be greater than the changes in the values of the underlying assets of the relevant issuer, which itself may be subject to, among other things, credit and liquidity risk. You should consider with particular care the risks of leverage because it increases substantially the risk that the holders of the CDO equity securities could lose their entire investment if the pool of assets is adversely affected.

Limited Assets to Pay Dividends and Other Distributions on the CDO Equity Securities.  CDO equity securities represent equity interests in the relevant CDO issuer only. Like other securities issued by CDOs, they are payable solely from and to the extent of the available proceeds from the underlying assets held by the issuer. The CDO equity securities are part of the issued share capital of the issuer and are not secured. Except for the issuer, no person is obligated to pay dividends or any other amounts with respect to the CDO equity. Consequently, holders of the CDO equity must rely solely upon distributions on the underlying assets. If distributions on the underlying assets are insufficient to pay required fees and expenses, to make payments on the debt securities of the issuer or to pay dividends or other distributions on the CDO equity, all in accordance with the applicable priority of payments, no other assets of the CDO issuer or any other person will be available for the payment of the deficiency. Once all proceeds of the underlying assets have been applied, no funds will be available for payment of dividends or other distributions on the CDO equity. Therefore, whether holders of the CDO equity receive a return equivalent to or greater than the purchase price paid for the CDO equity by holders of the CDO equity will depend upon the aggregate amount of dividends and other distributions paid on the CDO equity prior to any final redemption date and the amount of available funds on the final redemption date available for distribution to holders of the CDO equity.

Subordination of the CDO Equity.  CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of the CDO debt securities and related CDO expenses. Payments of principal of and interest on debt issued by CDOs, and dividends and other distributions on CDO equity securities, are subject to priority of payments. CDO equity is subordinated to the prior payment of all obligations under debt securities. Furthermore, in the event of default under any debt securities issued by a CDO, holders of the CDO equity generally have no right to determine the remedies to be exercised. To the extent that any elimination, deferral or reduction in payments on debt securities occurs, such elimination will be borne first by the CDO equity and then by the debt securities in reverse order of seniority. Thus, the greatest risk of loss relating to defaults on the collateral held by CDOs is borne by the CDO equity. To the extent that a default occurs with respect to any collateral and the trustee sells or otherwise disposes of such collateral, it is likely that the proceeds of such sale or other disposition will be less than the unpaid principal and interest on such collateral. Excess funds available for distribution to the CDO equity will be reduced by losses occurring on the collateral, and returns on the CDO equity will be adversely affected.

Equity Status of the CDO Equity.  The CDO equity securities represent equity in the applicable issuer and are not secured by the underlying assets held by the issuer, which generally secures the classes of debt securities issued by the issuer. As such, the holders of the CDO equity securities will rank behind all of the creditors, whether secured or unsecured and known or unknown, of the issuer, including, without limitation, the holders of all the classes of debt securities issued by the CDO.

Payments in respect of preference shares and other equity securities are also subject to certain requirements imposed by the relevant jurisdiction of a CDO. Payments to holders of preference shares, other than payments made on the final redemption date, and the other equity securities will generally be paid as dividends in accordance with the corporate law of the issuer. Under Cayman Islands law, for example, any amounts paid as dividends or other distributions on equity securities will be payable only if the issuer has sufficient distributable profits and/or share premium and meets any other application restrictions imposed on the issuer. In addition, such distributions (including any distribution upon redemption of preference shares) will be payable only to the extent that the issuer is and remains solvent after such distributions are paid. Under Cayman Islands law, for example, a company is generally deemed to be solvent if it is able to pay its debts in the ordinary course of its business as they come due.

To the extent the requirements under the applicable law are not met, amounts otherwise payable to the holders of equity securities may be delayed or altogether precluded.

Yield, Maturity, Distributions and Other Performance Considerations.  The amount of distributions on the CDO equity will be affected by, among other things, the timing of purchases of underlying assets, the rates of repayment of or distributions on the underlying assets, the timing of reinvestment in substitute underlying assets and the interest rates available at the time of reinvestment. The longer the period of time before reinvestment of cash in underlying assets, the greater the adverse impact may be on the aggregate interest collected, thereby lowering yields and otherwise affecting performance of the CDO equity. The amount of distributions on CDO equity may also be affected by rates of delinquencies and defaults on and liquidations of the underlying assets, sales of underlying assets and purchases of underlying assets having different payment characteristics. The yield and other measures of performance may be adversely affected to the extent that the issuer incurs any significant unexpected expenses.

The different asset classes held by our CDO subsidiaries will subject us to specific risks as described below that could adversely affect our operating results and the value of our assets.

In addition to the risks relating to CDO equity securities issued by CDOs described above, our CDO subsidiaries will invest in a range of asset classes, which will subject us to further risks, including, among others, credit risks, liquidity risks, interest rate and other market risks, operational risks, structural risks and other legal risks. Some, but not all, of these additional asset classes and certain related risks are described below.

Corporate Leveraged Loans.  Our CDO subsidiaries may hold interests in corporate leveraged loans originated by banks and other financial institutions (as well as in some cases by affiliates of the managers). These loans will be term loans and revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated and may be secured or unsecured. These loans may be illiquid. To the extent that they are non-investment-grade, they may also bear risks associated with high-yield bonds described below.

Our CDO subsidiaries may acquire interests in corporate leveraged loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, our CDO subsidiaries generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, or any rights of set-off against the borrower, and our CDO subsidiaries may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, our CDO subsidiaries will assume the credit risk of both the borrower and the institution selling the participation.

High-Yield Bonds.  Many of the high-yield bonds our CDO subsidiaries may acquire are rated below-investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality, and have greater credit and liquidity risk than more highly rated bonds.

High-yield bonds may be unsecured, and may be subordinate to other obligations of the obligor. The lower rating of high-yield bonds (or lack of a rating) reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including, for example, a substantial period of rising interest rates or declining earnings or both) may impair the ability of the obligor to make payment of principal and interest. Many issuers of high-yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. Overall declines in the below-investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High-yield bonds are often less liquid than higher rated bonds.

High-yield bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High-yield bonds have historically experienced greater default rates than investment-grade bonds.

Mortgage-backed Securities.  RMBS and CMBS held by our CDOs bear various risks, including credit, market, interest rate, structural and legal risks. Risks affecting the underlying real estate investments of an RMBS or CMBS include general economic conditions, the condition of financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. The cyclicality and leverage associated with real estate-related instruments have historically resulted in periods, including significant periods, of adverse performance, including performance that may be materially more adverse than the performance associated with other instruments.

Prepayment rates could negatively affect the value of our mortgage-backed securities, including RMBS and CMBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders. Volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage-backed securities portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our shareholders.

•	RMBS. At any time, a portfolio of RMBS held by a CDO may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans may include so-called “jumbo” mortgage loans having original principal balances that are higher than is generally the case for residential mortgage loans. As a result, a portfolio of RMBS may experience increased losses. See also “— Subprime mortgage loans backing RMBS held by our CDOs are subject to additional risks” above for a description of additional risks relating to subprime RMBS.

•	CMBS. In addition, commercial mortgage loans generally lack standardized terms, tend to have shorter maturities than residential mortgage loans and may provide for the payment of all or substantially all of the principal only at maturity. Additional risks may be presented by the type and use of a particular commercial property. Commercial properties tend to be unique and are more difficult to value than single-family residential properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single borrower than residential one-to-four family lending.

CDO Debt Securities.  Our CDOs may hold debt securities issued by other CDOs. These CDO debt securities rely on distributions of the CDO’s underlying assets. Interest payments on the CDO debt securities (other than the most senior tranche or tranches of a given issue) are generally subject to deferral, without causing an event of default or permitting exercise of remedies by the holders thereof. If distributions on the collateral of the CDO or proceeds of such collateral are insufficient to make payments on the CDO debt securities held by our CDO subsidiaries, no other assets will be available for payment of the deficiency. CDO securities are generally privately placed and offer less liquidity than other investment-grade or high-yield corporate debt.

Total Return Swaps.  Our CDO subsidiaries may enter into total return swaps. Total return swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks. A total return swap agreement is a two-party contract to exchange returns from predetermined investments or instruments. Total return swaps allow investors to gain exposure to an underlying credit instrument without actually owning the credit instrument. In these swaps, the total return (fixed interest fees and capital gains/losses on an underlying credit instrument) is paid to an investor in exchange for a floating rate payment. The investor pays a fraction of the value of the total amount of the credit instrument that is referenced in the swap as collateral posted with the swap counterparty. The total return swap, therefore, is a leveraged investment in the underlying credit instrument. The gross returns to be exchanged or “swapped” between the parties are calculated based on a “notional amount,” which is valued monthly to determine each party’s obligation under the contract. We are charged a finance cost by counterparties with respect to each agreement. Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, we may wish to renew many of the swaps as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.

Credit Default Swaps.  We may own credit default swaps. Credit default swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit obligations referenced in the credit default swap. A credit default swap is a contract in which the contract buyer pays a periodic premium until the contract expires or a credit default occurs. In return for this premium, the contract seller makes a payment to the buyer if there is a credit default or other specified credit event with respect to the issuer of the underlying credit instrument referenced in the credit default swap. We may act as a buyer and seller of credit default swaps by entering into contracts that reference CDOs from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. The change in fair value resulting from movements in interest rates, credit spreads, changes in credit quality and expected recovery rates is unrealized as credit default swaps are not traded to realize this value. The valuation of credit default swaps may require management to make certain assumptions and estimates and actual experience may materially differ from the estimates reflected in our subsequent financial statements.

Our investments in synthetic CDOs are subject to a number of risks that could adversely affect our returns.

We hold synthetic CDOs and we expect to invest in similar assets in the future. Synthetic CDOs enter into credit default swaps and total return swaps which entail the risks described above. In addition, synthetic CDOs are subject to a number of risks, including the following:

•	The individual reference obligations referenced in the credit default swaps may be static. Therefore, no additions, removals, substitutions or modifications to the credit default swap portfolio will be effected in response to any changes in the market conditions applicable to the reference obligations.

•	Our underlying CDOs that invest in credit default swaps rely on the creditworthiness of the credit default swap counterparty. Consequently, in addition to relying upon the creditworthiness of the reference entities, the issuer is also relying upon the creditworthiness of the credit default swap counterparty to perform its obligations under the credit default swaps and of the issuers of or obligors with respect to the other eligible investments.

•	Under the credit default swaps, the issuer has a contractual relationship only with the credit default swap counterparty. Consequently, the issuer has no legal or beneficial interest in any reference obligation or any other obligation of any reference entity. The issuer has no right directly to enforce compliance by the obligor under any reference obligation with the terms thereof, does not have any rights of set-off against such obligor, does not have any voting rights with respect to such reference obligation, does not directly benefit from any collateral supporting such reference obligation and does not have the benefit of the remedies that would normally be available to a holder of such reference obligation.

The CDO subsidiaries that we form internally may not be able to acquire eligible collateral securities for a future CDO issuance, or may not be able to issue future CDO debt securities on attractive terms that closely match the duration of the assets and liabilities, which may require our CDO subsidiaries to seek more-costly financing for these assets or cause us to lose the opportunity to create a CDO subsidiary.

We operate primarily through ownership of our CDO subsidiaries. To the extent we form new CDO subsidiaries internally, relatively short-term credit facilities may be used to finance the acquisition of securities for new CDO subsidiaries until a sufficient quantity of securities is accumulated, at which time the assets are refinanced through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that a CDO subsidiary will not be able to acquire, during the period that the short-term facilities are available, a sufficient amount of eligible securities to create a new CDO subsidiary that will increase our earnings potential. We also bear the risk that our future CDO subsidiaries we form will not be able to obtain such short-term credit facilities or may not be able to renew any short-term credit facilities after they expire should it be necessary to obtain extensions for such short-term credit facilities to allow more time to seek and acquire the necessary eligible instruments for a long-term financing. Inability to renew or extend these short-term credit facilities may cause a CDO subsidiary to seek more-costly financing for these assets or to lose the ability to utilize them in connection with the creation of a CDO issuance. In addition, conditions in the capital markets may make the creation of a CDO issuance less attractive to us when a sufficient pool of collateral is available. We, through our subsidiaries, may also participate in the equity of CDO entities established by third parties with respect to which we will assume all or a portion of the risk of losses prior to completion of a securitization by such CDO entity. Although participation in such equity may result in attractive yields during the warehouse period prior to securitization, default on the underlying assets and changes in market conditions can lessen or eliminate our expected yield or could result in the partial or total loss of our investment.

We may enter into warehouse agreements in connection with CDOs we create or in connection with CDOs to be formed by or on behalf of third parties, under which we will assume all or a portion of the risk of losses prior to completion of a securitization by the CDO.

In the normal course of business, we may enter into an agreement which requires a deposit for the purpose of covering all or a portion of any losses or costs associated with the accumulation of securities under a warehouse agreement. If the CDO transaction is not consummated, the warehouse securities could be liquidated and we could bear losses to the extent the original purchase price of the securities exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the warehoused securities is sold before the consummation, we could be required to bear all or a portion of any resulting loss on the sale. In certain cases, we could be required to acquire the equity of the CDO.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

The indentures governing our CDOs generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” The CDO terms provide that, if certain delinquencies and/or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability, as holders of the CDO’s equity interests, to receive cash flow from these investments. While completing the long-term financing of CDOs, we will be engaged in negotiations with the rating agencies or other key transaction parties on future CDO financings regarding the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the release of cash flow to us by our CDOs. Failure to obtain favorable terms with regard to these matters may materially and adversely affect our cash flows, liquidity and the value of our equity interests. If assets held by our CDO subsidiaries fail to perform as anticipated, their over-collateralization or other credit enhancement expense will increase, resulting in a reduction in our income and cash flow from these investments.

Risks Related to the Offering

Pending our identification and acquisition of assets meeting our investment objectives, we may deploy the portion of the net proceeds of this offering that is not used to repay our existing $200 million secured credit facility in short-term instruments, which are likely to produce an initial return on your investment that may be lower than when we have fully employed the proceeds of the offering in securities meeting our investment objectives.

We plan to deploy the portion of net proceeds of this offering that is not used to repay our existing $200 million secured credit facility in accordance with our investment objectives described in this prospectus. We intend initially to invest a substantial portion of the net proceeds in short-term investments which may be lower-yielding than our targeted assets. We expect to deploy this portion of the net proceeds from this offering in our targeted asset classes as soon as practicable depending on the availability of appropriate investment opportunities. However, we cannot assure you that any particular class of investments will be available when we begin to invest the proceeds from this offering.

We may issue additional securities that dilute existing holders of shares or that have rights and privileges that are more favorable than the rights and privileges of holders of our shares.

Under our memorandum and articles of association, we may issue additional securities, including ordinary shares, and options or other rights to purchase ordinary shares for such consideration and on such terms and conditions as our board of directors may determine with the approval of a majority of our independent directors. Our board of directors is able to determine the class, designations, preferences, rights, powers and duties of any additional corporate securities, including any rights to share in our profits, losses and distributions, any rights to receive corporate assets upon a dissolution or liquidation of the company and any redemption, conversion and exchange rights. We may use such authority to issue additional ordinary shares, which could dilute existing holders of ordinary shares, or to issue securities with rights and privileges that are more favorable than those of our ordinary shares. You will not have any right to consent to or otherwise approve the issuance of any such securities or the terms on which any such securities may be issued.

If you purchase ordinary shares in the offering, you may experience immediate dilution in the net tangible book value per share.

We expect the initial public offering price of our ordinary shares to be higher than the net asset value per share of our outstanding ordinary shares immediately after the offering. If you purchase our ordinary shares in the offering, you will incur immediate dilution of approximately           in the net asset value per share of our ordinary shares from the price you pay for our ordinary shares in the offering.

Our ordinary shares have never been publicly traded, and an active and liquid trading market for our ordinary shares may not develop. If our share price fluctuates after this offering, you could lose all or a significant part of your investment.

Prior to the offering, there has not been a market for our ordinary shares. After the offering, we expect that the principal trading market for our ordinary shares will be on a U.S. exchange. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market for our ordinary shares or, if such a market develops, whether it will be maintained.

The underwriters may sell a substantial amount of our ordinary shares to a limited number of investors, which, together with the effect of certain of our ordinary shares being subject to lock-up agreements and other restrictions on transfer, could impact the development of an active and liquid market for our ordinary shares.

We cannot predict the effects on the price of our ordinary shares if a liquid and active trading market for our ordinary shares does not develop. In addition, if such a market does not develop, relatively small sales may have a significant negative impact on the price of our ordinary shares. For example, sales of a significant number of ordinary shares may be difficult to execute at a stable price.

Even if an active trading market develops, the market price of our ordinary shares may be highly volatile and could be subject to wide fluctuations after this offering. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly results;

•	negative developments in the asset classes held by our CDO subsidiaries;

•	changes in our earnings estimates or publication of research reports about us or our industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of our managers’ key personnel or other changes in management;

•	changes in accounting rules that affect our earnings;

•	speculation in the press or investment community; and

•	general market and economic conditions.

As a result of these factors, investors in our ordinary shares may not be able to resell their shares at or above the initial public offering price.

The market price of our ordinary shares could be adversely affected by sales or the possibility of sales of substantial amounts of those securities.

Upon completion of the offering, we expect to have           ordinary shares outstanding, including the           ordinary shares that we are selling in the offering, assuming that the underwriters do not exercise their option to purchase additional ordinary shares to cover over-allotments. We have agreed to make a shelf registration statement available for the benefit of the holders of the shares issued in connection with our formation and our private-round financing to have the resale of their shares registered under the Securities Act. Upon registration and following the termination of any applicable lock-up period, these ordinary shares will be eligible for sale into the market.

We may also issue from time to time additional ordinary shares in connection with the acquisition of investments, and we may grant demand or piggyback registration rights in connection with such issuances.

Of the ordinary shares outstanding following the offering and related transactions, approximately           ordinary shares will be held by affiliates of the managers and will be subject to resale restrictions under lock-up agreements with the underwriters of the offering. We cannot assure you that the holders of any of our ordinary shares that are subject to lock-up restrictions will not sell substantial amounts of their ordinary shares upon any waiver, expiration or termination of the restrictions. The occurrence of any such sales, or the perception that such sales might occur, could have a material adverse effect on the price of our ordinary shares and could impair our ability to obtain capital through an offering of equity securities.

We will be subject to the requirements of the Sarbanes-Oxley Act.

After becoming a public company, management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our auditors to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which our registration becomes effective. As permitted by SEC release 2006-136, compliance with Section 404 of the Sarbanes-Oxley Act is likely to be deferred until after we have filed one annual report with the SEC. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent registered public accounting firm that we maintained effective internal control over financial reporting.

We will incur increased costs as a result of being a public company.

Following the offering, as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. We are currently evaluating these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

The ordinary shares are equity of the company and hence dividend and other distributions will only be payable from distributable profits and/or share premium of the company.

The ordinary shares are equity of the company. Any amounts paid by the company as dividends or other distributions on the ordinary shares will be payable only to the extent of the company’s distributable profits and/or share premium (determined in accordance with Cayman Islands law). In addition, such distributions will be payable only to the extent that the company is solvent on the applicable distribution date and the company will not be insolvent after such distributions are paid. Under Cayman Islands law, a company is generally deemed to be solvent if it is able to pay its debts as they fall due.

Tax Risks

Our status as a Passive Foreign Investment Company may result in significant additional tax costs for shareholders who are U.S. taxpayers.

Each of Everquest and its non-US corporate subsidiaries is and will likely remain a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes. There are potentially adverse U.S. federal income tax consequences of investing in a PFIC for a shareholder who is a U.S. taxpayer. These consequences include the following:

•	if a shareholder makes a Qualified Electing Fund, or a QEF, election with respect to the company and its subsidiaries (or a QEF election applies to those subsidiaries), the shareholder will have to include annually in his, her or its taxable income an amount reflecting an allocable share of the earnings, as calculated for U.S. federal income tax purposes, income of the company and such subsidiaries, regardless of whether dividends are paid to the shareholder;

•	if a shareholder is permitted to make and makes a mark-to-market election with respect to the company, the shareholder will have to include annually in his, her or its taxable income an amount reflecting any year-end increases in the price of our ordinary shares, regardless of whether dividends are paid by the company to the shareholder (and it is unclear how such an election would affect the shareholder with respect to our subsidiaries); and

•	if a shareholder does not make a mark-to-market election (and, with respect to clauses (ii) and (iii) below, even if a shareholder does make a mark-to-market election) or a QEF election which is valid with respect to us and our subsidiaries for such shareholder’s entire holding period, such shareholder may incur significant additional U.S. federal income taxes with respect to (i) distributions on, or gain from the sale or other disposition of, our ordinary shares; (ii) distributions from our subsidiaries; or (iii) our gain on any sale or other disposition of interests in our subsidiaries.

In this regard, prospective purchasers should be aware that it is possible that a significant amount of our earnings, as calculated for U.S. federal income tax purposes, will not be distributed on a current basis, resulting in phantom income subject to tax.

The PFIC rules are very complex, there are uncertainties as to the application of the PFIC rules to us, and the tax reporting with respect to multiple PFICs is complicated. In particular, we believe that the better view appears to be that QEF elections made by our shareholders with respect to Everquest Financial Ltd. and Everquest Cayman Ltd., in conjunction with QEF elections made by Everquest LLC with respect to its PFIC subsidiaries, should be sufficient to enable the shareholders to report their share of our earnings and the earnings of our subsidiaries under the QEF regime. We intend to report our earnings, as calculated for U.S. federal income tax purposes, to you on this basis should you choose to make a QEF election with respect to Everquest Financial Ltd. and Everquest Cayman Ltd. However, substantial uncertainty exists concerning this view because of the absence of any judicial decisions or Internal Revenue Service, or IRS, guidance directly on point, and we cannot provide any assurance that the IRS will not treat the QEF elections made by Everquest LLC as invalid with respect to you on the basis that you should have made QEF elections with respect to each of our subsidiaries as well. We will use our reasonable best efforts to obtain and provide separate information for each of our PFIC subsidiaries to enable you to make separate QEF elections for such subsidiaries if you specifically request such information. However, we cannot assure you that such information will be available for all of our PFIC subsidiaries. Potential investors are therefore urged to consult their tax advisors regarding the advisability of making protective or actual QEF elections with respect to our subsidiaries and the consequences to them of not having valid QEF elections in effect for their and our entire holding period with respect to our subsidiaries and being subject to the Excess Distribution Rules (described under “Certain Tax Considerations — U.S. Federal Income Tax considerations — Tax Consequences of Our PFIC Status to U.S. Holders of Ordinary Shares — If no QEF or Mark-to-Market Election is in Effect”) if the IRS were to take a contrary position.

In addition, we cannot be sure that we will be able to provide you with all the information necessary for you to file your tax returns on a timely basis (without taking into account any available extensions). Moreover, the amounts reported under separate QEF elections for Everquest and each of its direct and indirect subsidiaries may differ from the amounts we report to you with respect to QEF elections you make for Everquest and Everquest Cayman Ltd. (which take into account QEF elections made by Everquest LLC). Because we may not distribute to you all amounts includible under the QEF elections, the amount of capital gain you derive on a disposition of our shares may be less, and the amount of capital loss greater, than if we distributed all of our earnings currently. Also, with respect to some of our subsidiaries, a QEF election may not avoid the application of the Excess Distribution Rules with respect to those shares. See “Certain Tax Considerations — U.S. Federal Income Tax Considerations — Tax Consequences of Our PFIC Status to U.S. Holders of Ordinary Shares.”

Certain subsidiaries of Everquest LLC may also be controlled foreign corporations, or CFCs, for U.S. federal income tax purposes, and, thus will have inclusions of gross income from such subsidiaries under the rules applicable to CFCs, including rules which treat the pledge of stock in such subsidiaries as creating additional income to the extent there are untaxed accumulated earnings in such subsidiaries.

You are urged to consult your own tax advisors concerning your particular circumstances and the U.S. federal, state, local and non-U.S. tax consequences to you of owning and disposing of our ordinary shares.

If we are found to be engaged in a U.S. trade or business, we may be liable for significant U.S. taxes.

We believe that the company, both directly and through its subsidiaries, generally operates its businesses in a manner that should not result in it being treated as engaged in a trade or business within the United States. Consequently, we do not pay U.S. corporate income or branch profits tax on our income. However, we may determine in the future that it would be advantageous to acquire certain assets or engage in certain activities which could give rise to U.S. corporate income tax or branch profits tax. Under such circumstances, we intend to acquire such assets or engage in such activities in a corporate subsidiary and in a manner such that only the income from such assets or activities are subject to U.S. tax (and not all of our income). In addition, because the determination of whether a foreign corporation is engaged in a trade or business in the United States is inherently factual and there are no definitive standards for making such a determination, there can be no assurance that the IRS will not contend successfully that we or our subsidiaries are engaged in a trade or business in the United States. See “Certain Tax Considerations — U.S. Federal Income Tax Considerations — Taxation of Everquest and Its Subsidiaries.”

We expect that payments received by us from our subsidiaries as well as payments received by our subsidiaries on their investments generally will not be subject to withholding or other taxes imposed by the United States or reduced by withholding or other taxes imposed by other countries from which such payments are sourced. Such payments, however, might become subject to U.S. or other withholding or other tax due to a change in law or other causes. The imposition of unanticipated withholding taxes, tax on our income or other tax could materially impair our ability to make distributions to you.

Under current U.S. federal income tax law, the treatment of synthetic securities in the form of credit default swaps is unclear. Certain possible tax characterizations of a credit default swap, if adopted by the IRS and if applied to credit default swaps to which we are a party, could subject payments received by us under such swaps to U.S. withholding or excise tax. While it is not expected, it is also possible that because of such tax characterizations, based on all the facts and circumstances, we could be treated as engaging in a trade or business in the United States and therefore subject to net income tax. We may not be entitled to a full gross-up on such taxes under the terms of the synthetic securities. The imposition of such unanticipated taxes could materially impair our ability to make distributions to you.

Legislation recently proposed in the United States Senate would, for tax years beginning at least two years after its enactment, tax a corporation as a domestic corporation for U.S. federal income tax purposes if the equity of that corporation is regularly traded on an established securities market and the management and control of the corporation occurs primarily within the United States. If this legislation caused us to be taxed as a domestic corporation, we would be subject to United States net income tax. However, it is unknown whether this proposal will be enacted in its current form and, if enacted, whether we would be subject to its provisions.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of        ordinary shares in the offering will be approximately $     , or approximately $      if the underwriters fully exercise their over-allotment option, in each case assuming an initial offering price of $      per share, after deducting underwriting discounts and commissions, and estimated offering expenses of approximately $      payable by us. We expect to use the proceeds from this offering:

•	to repay $ of our debt under our existing $200 million secured credit facility;

•	to create or acquire additional CDOs and other structured finance assets; and

•	for general corporate purposes.

Under the terms of our existing secured credit facility, we are required to repay any outstanding amounts under the facility with the proceeds of this offering. This credit facility bears an annual interest rate of the applicable three-month LIBOR plus 2.00% on all amounts drawn. The proceeds of this facility were used to purchase CDO equity.

In connection with the offering, we expect to enter into a new credit facility upon which we may draw to make additional acquisitions of CDO subsidiaries. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

DIVIDEND POLICY

We intend to distribute quarterly dividends to our shareholders. We intend to distribute over time approximately 90% of our net investment income out of assets legally available for distribution. All distributions will be made at the discretion of our board of directors, and will depend on a number of factors such as:

•	our financial condition;

•	general business conditions;

•	actual results of operations;

•	the timing of the deployment of our equity capital;

•	our and our subsidiaries’ debt service requirements;

•	the availability of cash distributions from our subsidiaries;

•	our operating expenses;

•	any contractual, legal and regulatory restrictions on the payment of distributions by us to our shareholders or by our subsidiaries to us; and

•	other factors our board of directors in its discretion deems relevant.

At a minimum, to the extent we have available cash resources (including cash of Everquest LLC that may be distributed in accordance with applicable law and subject to the priorities set forth in its limited liability company agreement) in excess of reasonable reserves and our reasonably foreseeable business needs, we intend (although we are not obligated) to distribute annually in the aggregate an amount sufficient to cover the taxes payable by the ordinary shareholders to pay their taxes resulting from a QEF election made by them with respect to Everquest or Everquest Cayman Ltd., assuming they are subject to the highest marginal statutory combined federal, state and local tax rate prescribed for an individual living in New York, New York.

We are a holding company with no operations and are dependent upon the ability of our subsidiaries to generate and distribute dividends to us.

In January 2007, we declared a dividend of $14,352,016, or $0.61 per ordinary share, for the fourth quarter of 2006, which we paid on March 31, 2007 to shareholders of record on December 31, 2006.

CAPITALIZATION

The following table sets forth (i) our actual cash and net assets as of December 31, 2006, (ii) our pro forma cash, debt and net assets to reflect drawings under our existing secured credit facility and shares issued in the private-round financings we completed in January and February 2007, and (iii) our pro forma cash, debt and net assets as adjusted to reflect the effects of the sale of our ordinary shares in the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the net proceeds as described in “Use of Proceeds.” You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

	As of December 31, 2006
			Pro Forma
	Actual	Pro Forma	As Adjusted
	($ in thousands, except per share data)

Cash and cash equivalents	$2,618	$	$

Debt(1)
Existing secured credit facility	25,650		—

Net Assets
Share capital	24
Additional paid-in capital	597,479
Undistributed net investment income	14,352
Net realized loss on investment	(1,838)
Net unrealized appreciation on investments	9,437

Net assets	$619,454	$	$

Net asset value per share	$25.93	$	$

(1)	Under the terms of our existing $200 million secured credit facility, we are required to repay any debt outstanding under the credit facility with the proceeds of the offering. In connection with the offering, we expect to enter into a new credit facility, upon which we may draw to make additional acquisitions of CDO subsidiaries. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

DILUTION

Purchasers of ordinary shares offered in this prospectus will experience immediate and substantial dilution of the net asset value of their ordinary shares from the offering price. Our net asset value as of December 31, 2006 was approximately $619.5 million, or $25.93 per share. After giving effect to the sale of           ordinary shares in the offering at an assumed offering price of $      per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net asset value on December 31, 2006 would have been approximately $      million, or $      per share. This amount represents an immediate dilution in net asset value of $      per share to new investors who purchase our ordinary shares in the offering at an assumed offering price per share of $          . The following table shows this immediate per share dilution:

Offering price per share	$
Net asset value per share on December 31, 2006, before giving effect to the offering		25.93
Dilution in net asset value per share attributable to the offering
As adjusted net asset value per share on December 31, 2006, after giving effect to the offering
Dilution in as adjusted net asset value per share to new investors	$

The following table summarizes, as of December 31, 2006, the differences between the average price per share paid by our existing shareholders and by new investors purchasing ordinary shares in the offering at the offering price of $      per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in the offering:

Average
	Shares Purchased			Total Consideration			Price Per
	Number	Percent		Amount	Percent		Share

Existing shareholders(1)			%	$		%	$
New investors in this offering(2)
Total			%	$		%	$

(1)	Also includes shares sold in our private placements completed in January and February 2007. Average price per share is a weighted average.

(2)	Assumes no exercise of the underwriters’ option to cover over allotments.

If the underwriters fully exercise their over allotment option, the number of ordinary shares held by existing holders will be decreased to  % of the aggregate number of ordinary shares outstanding after the offering, and the number of ordinary shares held by new investors will be increased to  %, of the aggregate number of ordinary shares outstanding after the offering.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

In the table below, we provide you with selected consolidated financial and other data of the company. We have prepared this information for the period from September 28, 2006 (commencement of operations) to December 31, 2006 using our audited consolidated financial statements for the period from September 28, 2006 (commencement of operations) to December 31, 2006. Results for the period from September 28, 2006 (commencement of operations) to December 31, 2006 are not necessarily indicative of results that may be expected for an entire year.

When you read this selected consolidated financial and other data, it is important that you read along with it the consolidated financial statements and related notes, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in this prospectus.

As of December 31,
Consolidated Statement of Assets and Liabilities Data	2006
($ in thousands,
except per share data)

Assets
Cash and cash equivalents	$2,618
Affiliated investments in securities, at fair value (amortized cost $437,357)	443,247
Nonaffiliated investments in securities, at fair value (amortized cost $250,862)	253,709
Credit default swaps, at fair value	701
Deposits in CDO warehouses, at fair value	22,000
Due from affiliates	207
Due from brokers	3,512
Prepaid directors and officers insurance	220

Total assets	$726,215

Liabilities
Due to affiliates	790
Due to brokers	72,393
Management fees payable — to affiliates	2,827
Incentive fees payable — to affiliates	3,784
Other liabilities	26,967

Total liabilities	$106,761

Net Assets
Common stock	24
Additional paid-in-capital	597,479
Undistributed net investment income	14,352
Net realized loss on investments	(1,838)
Net unrealized appreciation on investments	9,437

Net assets	$619,454

Net asset value per share	$25.93

Period from
September 28, 2006
(commencement of
operations) to
Consolidated Statement of Operations Data	December 31, 2006
($ in thousands,
except share data)

Revenue
Interest income — affiliated	$15,383
Interest income — nonaffiliated	9,641

Total revenue	25,024

Operating expenses
Management fees — to affiliates	2,827
Incentive fees — to affiliates	3,784
Organization fees	2,231
Professional fees	1,142
Other expenses	688

Total expenses	10,672

Net investment income	14,352

Realized and unrealized gain (loss) on investment transactions
Net realized gain (loss) on investment transactions	(1,838)
Net unrealized appreciation on investments	8,736
Net unrealized appreciation on credit default swaps	701

Net realized and unrealized gain on investment transactions	7,600

Net increase in net assets resulting from operations	$21,952

Net increase in net assets resulting from operations per share	$0.94

Weighted average number of shares outstanding	23,390,146

Other Data
Net investment income ratio(1)	12.25%
Weighted average yield(2)	17.68%
Cash distributions received from investments	$11,976,102
Return on equity(3)	15.10%

(1)	Annualized.

(2)	The weighted average of the bond equivalent yields of securities specified in the consolidated schedule of investments contained in the consolidated financial statements included in this prospectus, weighted by amortized cost.

(3)	Return on equity, also known as total return, is an annualized rate based on daily compounding and is equal to the net increase in net assets from operations divided by the weighted average of the net asset value since commencement of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Formation

We are a newly formed company. We commenced operations on September 28, 2006. On that date:

•	the BSHG Funds, which are managed by BSAM, transferred to us equity in 10 CDOs, including Parapet CDO, for a purchase price of approximately $548.8 million. In consideration, we issued 16,000,000 of our shares, at $25 per share, and paid approximately $148.8 million in cash.

•	HY II Investments, L.L.C. and EGI-Fund (05-07) Investors, L.L.C., or collectively, HY, affiliates of an entity that has an economic interest in Stone Tower, transfered to us equity in two CDOs with a purchase price of approximately $6.4 million and approximately $18.6 million in cash in exchange for 1,000,000 of our shares, at $25 per share.

•	Other investors paid cash of approximately $137.5 million, or $25 per share, in exchange for 5,500,100 of our shares.

As a result of these transactions, at the initial closing, we received approximately $555.2 million of CDO equity and approximately $7.3 million in cash, net of the cash consideration we paid to the BSHG Funds and HY. We valued the equity interests in the CDOs we acquired in connection with our formation at their fair value as of the initial closing date, taking into account a number of factors, including the projected cash flows we expected to be generated by these interests and valuation information provided by third-party market participants. As of December 31, 2006, our CDO holdings, which includes equity tranches in 19 CDOs, had an aggregate fair value of $719.7 million.

Subsequent to December 31, 2006, and through March 31, 2007, we acquired equity tranches of an additional three CDOs for a purchase price of $32.9 million. In addition, we continue to actively evaluate multiple opportunities, some of which may be material in relation to our size. We believe that the growth in CDO issuance will continue to provide attractive opportunities to expand our portfolio.

We expect to use the net proceeds from this offering primarily to repay amounts outstanding under our existing $200 million secured credit facility, which were previously used to finance the acquisition of CDO equity. We also intend to use a portion of the remaining proceeds to form or make additional acquisitions of CDO equity. See “Use of Proceeds.” We may also employ leverage under a new secured credit facility to finance the acquisition of additional CDO equity.

Key Factors that Affect Our Ability to Generate Cash Flow

We generate cash flow primarily through distributions we receive as an equity holder in our CDO subsidiaries. To a lesser extent, we may generate earnings through minority holdings in CDO equity. We may also receive distributions from assets maintained in short-term warehouse facilities in which we share the risk of loss and that are utilized to finance the purchase of assets prior to permanent CDO securitizations.

As an equity holder in CDOs, we anticipate that distributions to us will be made, typically quarterly, out of the returns received by our subsidiaries from their underlying cash generating assets, but only after they pay their operating and other expenses and make any required debt service payments to the holders of the debt tranches. In addition, our CDOs are typically subject to a series of collateral tests that are designed to protect the holders of, and to maintain the credit ratings associated with, the senior debt tranches. At times, these tests require that distributions on the equity tranches be deferred or diverted (without triggering an event of default) which would prevent our subsidiaries, even if they are generating profits, from making distributions of these profits to us.

The following factors also affect the distributions to us from our CDO subsidiaries or other CDOs in which we hold equity:

Factor	How it affects CDO results

• Default and recovery rates	If the rates of defaults and delinquencies on underlying assets increases, the cash generated by those assets through principal and interest payments decreases. If the recovery rate following a default, bankruptcy or liquidation decreases, the cash generated decreases. The average time lag between a default and recovery will also affect the present value of future recoveries.
• Prepayment or redemption rates and reinvestment rates	If the underlying assets are prepaid or redeemed for cash prior to maturity, this cash must be reinvested in comparable assets during a permitted reinvestment period in order to maintain the same level of cash generation. The timing of reinvestment in substitute collateral and the interest rates available at the time of reinvestment will affect the amount of distributions. The inability to reinvest, due to restrictions under the CDOs’ governing documents or the unavailability of comparable assets, would also reduce overall returns.
• Interest rate trends	Our CDO subsidiaries operate on a leveraged basis. Their returns will be affected by changes in interest rates that cause changes in the costs of their financing to increase relative to the income that can be derived from their underlying assets.
• Expenses	Yield and other measures of performance may be adversely affected to the extent that the CDO issuer incurs any significant unexpected expenses.

In addition, a variety of factors relating to our business may also impact our overall financial condition and operating performance. These factors include:

•	our amount of outstanding debt and interest rates thereon;

•	our access to funding and borrowing capacity for new CDOs;

•	our ability to continuously form or acquire additional CDO subsidiaries as existing CDO holdings amortize;

•	our hedging activities;

•	changes in markets affecting the market value of our existing CDO holdings; and

•	the requirements to qualify for an exemption from regulation under the 1940 Act.

Trends and Uncertainties

As described more fully in “Summary — Our Market Opportunity,” we noted the following market trends:

•	significant growth in the CDO market;

•	market developments favoring CDO equity tranches, such as increased demand for rated debt securities issued by CDOs and reduced interest rate spreads for the higher-rated debt securities issued by CDOs; and

•	robust leveraged buyout activity that generates collateral assets for CLOs.

While corporate credit default rates are at historically low levels, there is uncertainty as to whether these default rates will remain at current levels. While we continue to monitor and manage credit risk as part of our risk management process, an increase in corporate credit default rates, with all other factors remaining the same, would have a negative effect on our results of operations which, depending on the extent of the increase, could be material. We may seek to hedge our exposure if default rates increase significantly and if hedges are available on attractive terms.

Furthermore, a substantial majority of the ABS CDOs in which we hold equity have invested primarily in RMBS backed by collateral pools of subprime residential mortgages. The value and returns of these RMBS may be affected by general economic conditions in some geographic regions, including increased interest rates and lower housing prices, which have negatively affected collateral pools of subprime residential mortgages that underlie certain RMBS. Generally, our ABS CDOs hold RMBS rated in the range of “A2” to “Ba2” which, because of their higher position within the RMBS structure, are less susceptible to loss than the equity or lower-rated tranches of RMBS. Nevertheless, increased losses within the underlying collateral pools of subprime mortgages could also cause the higher-rated RMBS to suffer losses, which could be material. For a description of steps we have taken to manage these risks, see “— Credit Risk.”

For a discussion of additional risks relating to our business see “Risk Factors” and “— Quantitative and Qualitative Disclosures about Market Risk.”

Critical Accounting Policies and Estimates

Our consolidated financial statements were prepared by management in accordance with accounting principles generally accepted in the United States of America, or GAAP.

Although we conduct our operations so that we are not required to register as an investment company under the 1940 Act, for financial reporting purposes we follow the AICPA Audit and Accounting Guide for Investment Companies, or the Guide. Our significant accounting policies are fundamental to understanding our financial condition and results of operations because some of those policies require that we make significant estimates and assumptions that may affect the value of our assets or liabilities and our financial results.

Principles of Consolidation

Our consolidated financial statements contained elsewhere in this prospectus include the accounts of Everquest Financial Ltd. and its subsidiaries, Everquest LLC and Everquest Cayman, Ltd. We have eliminated all intercompany accounts and transactions.

On December 24, 2003, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” or FIN 46(R), to clarify the application of Accounting Research Bulletin (“ARB”) No. 51, “Consolidated Financial Statements,” as amended by FASB Statement No. 94, “Consolidation of All Majority-Owned Subsidiaries.” The effective date of FIN 46(R) has been deferred for investment companies (including nonregistered investment companies) that are accounting for investments in accordance with the Guide. For accounting purposes, we have evaluated all CDO equity investments, including Parapet 2006, Ltd., under a control based model in accordance with ARB No. 51 and have not consolidated any of our CDO equity investments. As required by the Guide, all investments are reported at fair value.

  Valuation

We use the discounted cash flow valuation technique to estimate the fair value of our equity in a CDO. Our methodology is a three step process which includes the following:

Forecast expected cash flow.  We generally use INTEX, a third party vendor of CDO analytical software, which is a widely used industry tool, to forecast, based on assumptions we provide, the timing and amount of expected cash flows we receive as an equity owner in our CDOs. While INTEX itself renders an objective analysis, management is required to provide assumptions, based on observable market parameters and standard industry practice, such as default and recovery scenarios, prepayment, reinvestment spread, future interest rates, and call optionality.

Generally, there is a three to six month delay between when a CDO closes and the time it is modeled on INTEX. Until the deal is modeled on INTEX, we use either the CDO underwriter’s cash flow model or the collateral manager’s model. There are also instances when a CDO equity holding may never be modeled on INTEX and in such instances we will continue to use either the CDO underwriter’s cash flow model or its collateral manager’s model.

When we form or acquire CDO equity, the assumptions initially used are typically based on those made by the CDO underwriter. These are market conventions that are found in the standard marketing literature, which we review in making our own determination as to the assumptions to use. As part of ongoing surveillance and portfolio management, the assumptions we use are constantly tested in relation to the market parameters and actual performance of the underlying collateral. As a result, our assumptions may change.

Calculate the discount rate.  The initial discount rate we use in valuing each CDO is determined by reference to the internal rate of return (IRR), which is calculated based on the estimated future cash flows and our initial investment or cost.

In subsequent periods we continue to use a discount rate to revalue the assets using our best estimate of the rate market participants would use to value a similar asset, based on actual performance of the underlying collateral, the surveillance results or other market parameters.

Calculate the fair value of our equity in the CDO.  The fair value of our equity in a CDO is the net present value of the expected future cash flows calculated using our current assumptions and the applicable discount rate.

We revalue our CDO equity on a monthly basis based on newly generated cash flow estimates using our current assumptions and discount rate. The current and future characteristics of the underlying CDO portfolio, the interest rate environment, market parameters and all other assumptions are continuously monitored.

As part of the valuation, we currently carry out the following process:

•	first, each quarter our managers value the investments;

•	second, preliminary valuation conclusions are documented and discussed with our senior management; and

•	third, any changes to the discount rate or cash flow assumptions used to value assets are approved by our senior management and the BSAM pricing committee, which includes an Everquest board member and BSAM’s Head of Risk Management, CFO, Head of Compliance, CIO, the General Counsel and Chief Strategist.

Because of the methodology described above, fair value is highly sensitive to both the discount rate we select and our estimates of future cash flows attributable to our CDO equity ownership. Our estimates of future cash flows are, in turn, highly subjective and sensitive to the assumptions we make, which require considerable judgment and knowledge of market factors. The actual items set forth in our assumptions and therefore the actual future cash flows attributable to our CDO equity ownership may vary materially from our current assumptions and estimated cash flows.

Due to uncertainty inherent in the valuation process, our estimates of fair value may differ materially from the values that would have been used had a more developed market for the CDO holding existed. Additionally, changes in the market environment and other events that may occur over the life of a CDO may cause the gains and losses ultimately realized on these CDOs to be different from the valuations currently assigned.

Interest and Unrealized Gains and Losses

Amortized Cost.  For accounting purposes, equity in CDOs is treated as a debt-like instrument accounted for under the principles of Emerging Issues Task Force Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,” or EITF 99-20. We recognize interest and realized gains and losses in accordance with EITF 99-20.

Under EITF 99-20, at any balance sheet date, the amortized cost of the investment is equal to (1) the initial investment plus (2) the yield accreted to date less (3) all cash received to date regardless of whether labeled interest or principal less (4) any write downs for impairment.

Accretion of periodic interest.  As of the purchase date, the excess of the estimated future cash flows over the initial investment is the accretable yield, which is recognized as interest income over the life of the CDO using the effective yield method.

On a quarterly basis, if estimated cash flows generated from the CDOs differ from the cash flows previously estimated, revised yields are calculated based on the current amortized cost of the CDO and the revised estimated cash flows. The revised yields are then applied prospectively to recognize interest income.

The revised yield is determined by solving for the IRR which equates those future cash flows back to the amount of the amortized cost.

As is the case with our valuation methodology described above, the amount of accretion of interest is based on our estimates of future cash flows attributable to our CDO equity ownership and is therefore highly subjective and sensitive to the assumptions we make, which require considerable judgment and knowledge of market factors. Our actual yield and cash flows may vary materially from those estimated.

Unrealized Gains and Losses and Realized Losses.  Any difference between the fair value and the amortized cost is reflected as unrealized gain or loss. The difference in the amortized cost and the fair value is caused primarily by changes in the future expected cash flows and variations in actual cash flows compared to previously expected cash flows.

Determining realized loss.  The rules under EITF 99-20 requires a specific impairment analysis to be done on a security by security basis to determine if there has been an other-than-temporary change to a CDO holding. We evaluate securities for impairment as of each calendar quarter end, or more frequently if we become aware of any material information that would lead us to believe that our equity in a CDO may be impaired.

If the fair value of the CDO holdings is less than amortized cost and the fair value based on the current yield and revised cash flows is less than the fair value based on the current yield and original cash flows, then an other-than-temporary impairment must be recognized. The recognized impairment will equal the difference between the current fair value and the amortized cost. The amortized cost of the CDO is written down by the recognized impairment which will impact future accretion of income.

Results of Operations for the Period September 28, 2006 (commencement of operations) to December 31, 2006

Summary

Our net increase in net assets resulting from operations for the period was $22.0 million, or $0.94 per weighted average number of shares outstanding. This result reflects interest income accrued during the period on our fully invested portfolio of CDO equity, after deducting operating expenses, which included in significant part organizational fees which under GAAP are required to be expensed in total.

Set forth below are certain ratios for the period, which are calculated by dividing the specified items for the period by the average of total monthly net assets. The net investment income ratio and total expense ratio includes accrued incentive fees.

Ratio*

Net investment income	12.25%

Total expenses before incentive, interest and organizational fees	3.00%
Incentive fees	0.64%
Interest expense	0.03%
Organizational fees	0.38%

Total expenses	4.05%

*	Annualized, except for incentive and organizational fees.

Revenue

Total revenue for the period was $25.0 million, which consists primarily of interest income earned from our holdings in CDO equity.

Operating Expenses and Net Investment Income

Operating expenses for the period totaled $10.7 million, which includes one-time organizational fees of $2.2 million, management and incentive fees of $6.6 million and professional fees payable of $1.1 million, and which resulted in net investment income of $14.3 million.

Realized and Unrealized Gain/Loss on Investment Transactions

During the period from September 28, 2006 through December 31, 2006, we realized a net loss of $1,837,691, of which $2,157,691 related to losses taken as a result of other than temporary impairment on investments and $320,000 pertained to realized gains. Unrealized gains for the period from September 28, 2006 through December 31, 2006 were $9,437,212.

Net Increase in Net Assets Resulting from Operations

As a result of the foregoing, net increase in net assets resulting from operations was $22.0 million.

Financial Condition

Assets

As of December 31, 2006 our share capital (including additional paid-in capital) was fully invested in our holdings of CDO equity, consisting primarily of CDOs where we held all or a majority of the equity. At that date, our total assets of $726.2 million included affiliated investments in securities, at fair value of $443.2 million, which primarily represented our holdings in our subsidiary Parapet CDO, and nonaffiliated investments in securities, at a fair value of $253.7 million, which represented our holding in CDOs where the collateral manager was an unrelated third party.

Liabilities

As of December 31, 2006 we had total liabilities of approximately $106.8 million, of which $72.4 million consisted of amounts due to brokers, relating to acquisitions of CDO equity that had not settled as of the balance sheet date, and $25.6 million consisted of loans incurred under our secured credit facility. See “— Liquidity and Capital Resources” below for a description of liabilities entered into subsequent to the balance sheet date.

Net Assets

As of December 31, 2006, we had net assets of approximately $619.5 million, consisting almost entirely of share capital (including additional paid-in-capital), representing a net asset value per share of $25.93.

Subsequent to December 31, 2006, we raised additional share capital as described below under “— Liquidity and Capital Resources.” See also “Dilution.”

Liquidity and Capital Resources

We held cash and cash equivalents of approximately $2.6 million as of December 31, 2006.

We used approximately $214.1 million of net cash and cash equivalents in operating activities for the period September 28, 2006 (commencement of operations) to December 31, 2006, primarily reflecting $307.5 million of cost of securities purchased offset by an increase of liabilities due to brokers of $72.4 million. These securities purchased include the equity tranches in CDOs, other than Parapet CDO, acquired in connection with our formation as well as subsequent acquisitions of CDO equity contracted for but not closed between our formation and December 31, 2006. These subsequent acquisitions resulted in the due to brokers liability of $72.4 million and were settled after the balance sheet date with cash generated by private-round financings and amounts drawn under our secured credit line.

Cash flows from financing activities were approximately $216.7 million, reflecting the proceeds from issuances of our ordinary shares in connection with our formation.

On December 15, 2006 we entered a $200 million credit facility for a term of one year with Citigroup Financial Products Inc., or CFPI, secured by a first-priority perfected security interest on 100% of our assets. This facility has been drawn upon and is available to fund investments, pre-approved by CFPI, prior to an initial public offering, or IPO. At December 31, 2006, there was approximately $174.4 million of availability under this facility. We are required to repay any outstanding amounts under the facility with proceeds of our initial public offering. See “Use of Proceeds.”

Subsequent to December 31, 2006, and through March 31, 2007, we received an additional $62.3 million of private-round financing. The proceeds of this financing have been used in part to pay down certain amounts outstanding under the CFPI credit facility and in part to purchase additional CDO equity.

The offering will provide additional estimated net proceeds of approximately $      million. See “Use of Proceeds.”

In connection with the offering, we expect to enter into a new credit facility of approximately $      million. We expect that the proceeds of a new credit facility would be used to finance the formation or acquisition of additional CDO subsidiaries.

We believe cash generated by our CDO holdings, together with cash available from the offering and under the new credit facility, will permit us to satisfy our liquidity needs during the foreseeable future. If, in the future, we need additional capital we would expect to raise funds primarily through additional equity offerings, although we may not be able to obtain additional equity financing on attractive terms or at all.

We expect that any new CDO subsidiaries will finance their operations in the ordinary course through the issuance of CDO debt to third parties. Pending permanent CDO financing, to the extent we form new CDO subsidiaries we would expect to use traditional financing techniques such as warehousing facilities (through which third parties, typically large banks, hold the underlying assets funded with warehousing facility borrowings), or repurchase agreements.

Contractual Obligations and Commitments

As of September 28, 2006, we entered into a management agreement with each of BSAM and Stone Tower whereby we will pay to the managers a base management fee quarterly in arrears in an amount equal to (i) 1.75% on an annualized basis of the company’s net assets up to $2 billion, plus (ii) 1.50% on an annualized basis of the company’s equity over $2 billion and up to $3 billion, plus (iii) 1.25% on an annualized basis of the company’s net asset over $3 billion and up to $4 billion, plus (iv) 1% on an annualized basis of the company’s net asset over $4 billion. Each manager uses its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

For purposes of calculating the management fee, the company’s net assets will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as noncash charges after discussion between the company and the independent directors on our board of directors and approval by a majority of the independent directors.

In addition to the management fee, the managers are entitled to receive a quarterly incentive allocation in an amount equal to 25% of the amount by which the company’s net increase in net assets resulting from operations, as calculated prior the incentive allocation and excluding noncash charges and special one-time events pursuant to changes in GAAP, exceeds the greater of 2.0%, or 0.50% plus one-fourth of the U.S. Ten Year Treasury Rate of the company’s capital at the beginning of the quarter. As of December 31, 2006 the incentive allocation accrued was approximately $3.8 million.

As described in “Use of Proceeds,” we are required to repay outstanding amounts under our existing secured credit facility.

Off-Balance Sheet Arrangements

Swaps

In the normal course of business, we may enter into swap agreements, or Swaps, for investment, financing or hedging purposes. The Swaps are utilized to structure and hedge CDO holdings and to economically meet our objectives and help us manage risk. We may enter into total return, credit default, interest rate and currency swap agreements.

Swaps are contractual agreements between a company and a third party to exchange a series of cash flows. Total return swaps are agreements where one party receives equity returns based on reference pools of assets in exchange for short term floating rate payments based on notional amounts. Credit default swaps, are agreements in which one party pays fixed periodic payments to a counterparty in consideration for a guarantee from the counterparty to make specific payment should a negative credit event take place. Risks arise from the possible inability of counterparties to meet the terms of their contracts. See “ — Credit Risk.”

As of December 31, 2006, Everquest had four credit default swaps valued at $701,117 in its portfolio.

Deposits in Warehouse Agreements

In the normal course of business, we may enter into an agreement which requires a deposit for the purpose of covering a portion of any losses or cost associated with the accumulation of securities under a warehouse agreement. Such a deposit of cash allows for notional participation in the income, or the carry, generated by the assets acquired within the warehouse arrangement, after deducting the notional debt cost. At the termination of the agreement, depending on the performance of the collateral securities accumulated in the warehouse, we have the potential to either lose our deposit or earn a residual carry and LIBOR based interest along with the return of our deposit. We are obligated to acquire 100% of the equity of the CDO should the CDO closing fail to occur and the existing collateral manager is replaced by BSAM.

These agreements are treated as derivatives for accounting purposes and are reported at fair value.

As of December 31, 2006, Everquest had deposited $22.0 million in two such warehouses which also represents the fair value.

Credit Risk

Credit risk is the principal form of risk that we face. Substantially all of the assets held by our CDOs are credit-related assets. Credit risk represents the maximum potential loss we face if a counterparty fails to perform pursuant to the terms of the applicable agreement or instrument. We face credit risk at multiple levels within our structure. Within our CDOs, we face the risk that the counterparties to the underlying debt instruments held by our CDOs, such as corporate borrowers in the case of loans or the issuer in the case of RMBS or other asset-backed securities, fail to make interest or principal payments on their obligations.

As a holder of CDO equity, or the so-called “first-loss” tranche of a CDO, our cash flow will decrease for any failure on the part of an obligor to pay its obligations that we are unable to recover subsequently. As a result, all of our equity holdings in CDOs are sensitive to changes in the credit quality of the borrowers of corporate credits or the issuers of the asset-backed securities, including changes in the forecasted default rates and any declines in the anticipated recovery rates. In periods of increasing default rates or decreasing recovery rates, our cash flows from our CDOs would be reduced. Our financial exposure is limited to its investments in the equity interests in the CDOs.

The asset-backed securities held by our asset-backed CDO subsidiaries are themselves also subject to credit risk. For example, RMBS are collaterized by pools of residential mortgages, where the cash flow depends on homeowners making payments of principal and interest on their residential mortgages.

Because of the credit risk we face, we are required to monitor continually the overall credit quality of the underlying collateral. See “Our Company — Risk Management — Monitoring and Surveillance.” We also monitor whether the collateral managers of the structures in which we hold equity manage the underlying collateral in accordance with the criteria established in the collateral management agreements. We seek to manage credit risk in various ways. We may seek to sell credit impaired assets or if we are not the collateral manager recommend to the collateral manager that it sell the asset. We also seek to manage our risk by monitoring our exposure to any one issuer or corporate borrower. We may also seek to hedge our exposure to an issuer, borrower or credit (including, for example, tranches of subprime RMBS held by our CDO subsidiaries) by entering into credit default swaps, total return swaps or similar hedging techniques.

Prior to and since our formation, our manager BSAM has hedged exposures to certain tranches of ABS held by some of our CDOs, particularly RMBS with a high degree of exposure to sub-prime residential mortgage loans. These hedging transactions were originally entered into between the BSHG Funds and third parties and were not initially transferred to us pending our entry into relevant International Swaps and Derivatives Association, or ISDA, master agreements or other appropriate documentation with the third-party counterparties to the swaps. On May 8, 2007, the BSHG Funds transferred to us their interests in credit default swaps that reference 48 tranches of ABS securities held by our CDOs with a notional amount of approximately $201 million. We have agreed to pay the BSHG Funds approximately $4.4 million, representing accrued premiums on the swaps from the date of our formation or the effective date of the swaps, if later, through May 8, 2007 and, in the case of swaps in existence at the time of our formation, the fair value of such swaps as of that date. As a result of these transfers, we bear the risk of any decrease in value, and benefit from any gain or payments, with respect to these credit default swap contracts from May 8, 2007. We are also required to pay the ongoing premiums relating to the contracts.

The consideration we paid for the swaps was less than their fair value as of the date of transfer, which BSAM estimated to be approximately $21.6 million as of that date, and was designed to represent the amount we would have paid if the swaps that were in existence at the time of our formation had been transferred to us at that time and if we had otherwise directly entered into the swaps that were entered into after our formation. As a result, to the extent the fair value continues to exceed the amount we paid, we would expect our second quarter results to include a gain relating to the recognition of the swaps on our balance sheet as of the transfer date. While the BSHG Funds as principal shareholders will continue to benefit from the swaps they transferred to us to the extent of their equity ownership in us, we have been advised that BSAM has agreed to compensate the BSHG Funds for the decrease in their net asset value resulting from the transfer of their interests in the swaps to us.

The hedges will not cover all our exposure to RMBS held by our CDOs that are backed primarily by sub-prime residential mortgage loans. Our CDOs may experience negative credit events relating to RMBS tranches that are not hedged. However, the contracts were designed to hedge tranches that our manager BSAM believed were appropriate in light of exposures to sub-prime residential mortgage loans. Prior to their expiration, the fair value of these credit default swaps may increase or decrease in ways that may not ultimately be reflected by the amounts actually received under these hedges, if any. Further, decreases in the fair value of our CDOs relating to their sub-prime residential loan exposure may not necessarily be offset in whole by increases in the fair value of these credit default swaps. Similarly, any increases in the fair value of our CDOs relating to favorable developments relating to the RMBS held by our CDOs that are backed by sub-prime residential mortgage loans could be more than offset by decreases in the fair value of these credit default swaps as a result of the same developments.

Market Risk

Interest Rate Risk.  With respect to our consolidated entities, the borrowings under our $200 million credit facility will be repaid upon the closing of the offering. We expect to have a new facility in place upon closing of the offering, which will similarly be sensitive to interest rate risk. At December 31, 2006, we had $25.6 million outstanding on our current facility, which bears interest at a floating rate. Based on this amount outstanding, an increase in interest rates of 1% held over the course of a year, with all other factors remaining the same, would increase our consolidated interest expense by approximately $0.26 million.

Our other assets, which consist almost entirely of our equity ownership in our CDOs, which are not consolidated, are not per se market rate sensitive instruments, but the cash flows we derive by virtue of our ownership of our CDOs primarily result from the difference between earnings of the assets our CDOs hold, which consist generally of a portfolio of assets that typically bear interest at floating rates or other CDO equity securities, and the financing costs associated with the multiple tranches of debt issued by the CDOs, which also typically bear interest at floating rates. Generally, the assets and liabilities of the CDO are matched so that the CDO and our equity interest therein are not per se highly sensitive to changes in interest rates, i.e. an increase in floating rates, with all other things being equal, would typically result in an increase in the interest expense associated with the CDO’s debt tranches, but would be offset depending on the match by increased earnings on the floating rate assets. However, in managing asset and liabilities in a CDO, reinvestment risk and yield spread risk arise, as further described below.

Reinvestment Risk.  We intend to continue to fund a substantial portion of our investments with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat longer maturities than, the interest rate indices and repricing terms of our assets. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our assets and our funding sources will not be identical, thereby creating a reinvestment risk on a significant portion of our portfolio. During periods of changing interest rates, such reinvestment risk could impact our financial condition, cash flows and results of operations.

Yield Spread Risk.  Most of our investments are also subject to yield spread risk. For a majority of these securities, value is based on a market credit spread over the rate payable to LIBOR or U.S. Treasuries of like maturity. An excessive supply of these securities combined with reduced demand will generally cause the market to require a higher spread on these securities, resulting in the use of a higher or “wider” spread over the benchmark rate to value these securities. Under these conditions, the value of our securities portfolio would tend to decrease. Conversely, if the spread used to value these securities were to decrease or “tighten,” the value of our securities would tend to increase. Such changes in the market value of our securities portfolio may affect our net equity or cash flow either directly through their impact on unrealized gains or losses on available-for-sale securities by diminishing our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow, access capital or receive structured product flows.

Our analysis of risks is based on management’s experience, estimates, models and assumptions. These analyses rely on models that utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or the implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

In respect of floating rate syndicated bank loans, we enter into a contractual relationship directly with the corporate borrower, and as such we are exposed to certain degrees of risk, including interest rate, market risk and the potential nonpayment of principal and interest, including the default or bankruptcy of the corporate borrower or early payment by the corporate borrower.

CDO MARKET OVERVIEW

In general, CDOs are bankruptcy remote, special purpose investment vehicles formed to acquire, monitor and, to varying degrees, manage a pool of fixed-income or other cash-generating assets. CDOs are financing vehicles that allow owners of financial assets to obtain long-term funding, manage refinancing and maturity risks, and secure a fixed cost of funds over an underlying market interest rate. Issuers have different motivations for creating or sponsoring CDOs. Investment advisory firms create and sponsor CDOs as a means of maximizing for the CDO equity holders the spread between the cost of borrowings and the return profile of the CDOs underlying collateral. This type of CDO is commonly referred to as an “arbitrage CDO.” CDOs are also created by commercial banks and other financial institutions to efficiently finance and transfer the risk of owning fixed-income assets. Commercial banks and other financial institutions usually structure this type of CDO for the purpose of addressing regulatory capital and balance sheet considerations. This type of CDO is commonly referred to as a “balance sheet CDO.”

The CDO market can be further divided into two major sectors based on the types of fixed-income assets that comprise their underlying collateral pool: (i) asset-backed CDOs and (ii) corporate credit CDOs, or CLOs. The following chart contains estimates of the approximate percentage of total CDO issuance volume for the year ended December 31, 2006 in each of the two major CDO categories, as well as for other CDOs that do not fall into either of the two major CDO categories.

2006 Global CDO Issuance Volume
and Underlying Collateral

Total Issuance Volume: $329.3 billion
Source: Moody’s Quarterly Review

According to Moody’s Quarterly Review, the annual volume of CDO issuances rated by Moody’s has increased from approximately $14 billion in 1996 to approximately $158 billion in 2006, representing a compound annual growth rate, or CAGR, of approximately 27%. We believe the growth in the sector has been driven by the continued search for returns by CDO equity investors and that investors in general have been attracted to the market by strong collateral performance, attractive asset and liability spreads when compared to alternatives, and the value of structural considerations such as diversification, subordination, increasingly experienced collateral managers and the benefits of a maturing and more sophisticated market. We believe the combination of these factors has provided investors with consistent returns, improved liquidity and transparency in a variety of market and economic conditions.

Structure Overview

A CDO issues different classes of securities, the repayment of which is linked to the performance of the underlying collateral. The securities issued by a CDO are tranched into rated and unrated classes. The rating of each class is determined by a variety of factors, including but not limited to the priority of the claim on the cash flows generated by the underlying collateral. The following is a brief description of each CDO tranche:

•	The senior notes issued by a CDO are typically rated by one or more rating agencies in one of the two highest rating categories (e.g., “Double A” or above), may pay interest at a fixed or a floating rate and have the highest priority claim on cash flows.

•	The mezzanine debt classes issued by a CDO are typically rated by one or more rating agencies in the third or lower rating categories (e.g., “Single A” and below), may pay interest at a fixed or floating rate, may be required to defer and capitalize interest payments and have a claim on the cash flows subordinate to that of the senior notes.

•	CDO equity, the most junior tranche of securities issued by a CDO, commonly structured as preferred shares, income notes or subordinated notes, is generally unrated and represents the first loss position in a CDO. The holders of CDO equity receive a payment from any residual interest proceeds or principal proceeds generated by the underlying collateral, after the payment of debt service and expenses on the securities that rank senior to the CDO equity.

In a typical CDO, a substantial portion of the capital is represented by CDO debt, which normally can be raised at a low cost in the debt markets relative to the yield earned on the collateral purchased since most of the CDO debt is highly rated.

Ownership of the CDO equity represents a leveraged exposure primarily to the credit performance of the underlying collateral, and is characterized by a combination of expected significant current cash flow as well as the opportunity for positive returns through long-term appreciation of the underlying portfolio due primarily to credit improvement. However, due to the level of payment subordination of CDO equity, these securities usually receive lower ratings or no ratings at all.

CDO securities representing the tranches in a CDO capital structure generally are limited recourse obligations of the CDO, payable solely from the underlying assets of the CDO or proceeds thereof. Consequently, holders of CDO securities must rely solely on distributions on the underlying collateral or proceeds thereof for payments. If distributions on the underlying collateral are insufficient to make payments on the CDO securities, no other assets will be available for payment of the deficiency, and following realization or liquidation of the underlying assets, the obligations of the issuer to pay such deficiency will be extinguished. As an additional credit enhancement, many CDOs provide for the deferral of interest on all but the most senior tranches. The subordinate tranches of many CDOs provide that a deferral of interest does not constitute an event of default that would provide holders of such tranches with associated default remedies. During periods of nonpayment, deferred interest will generally be capitalized and added to the outstanding principal balance of the related security. Any such deferral will reduce the amount of current payments made on such securities.

Synthetic vs. Asset Purchase Structure

CDOs do not always own their underlying collateral outright, but rather achieve collateral exposure synthetically by entering into total return and/or credit default swaps. In a total return swap, the CDO receives the total return (interest, fees and capital gains/losses on underlying securities) in exchange for a fixed rate of interest payment. The CDO may also be required to pay a fraction of the value of the total amount of the securities that are referenced in the swap as collateral posted with the swap counterparty. The total return swap, therefore, is a leveraged investment in the underlying securities portfolio. By contrast, in a credit default swap, the CDO receives periodic payments from a counterparty that seeks protection against the default of a referenced fixed-income asset. In return for this payment, the CDO must pay the protection buyer default losses on the referenced assets if the obligor of the referenced assets defaults. A CDO may have a few synthetic exposures or be comprised entirely of synthetic exposures.

Typical CDO Terms

The terms of a typical CDO may vary depending on the type of underlying collateral, prevailing market and economic conditions, and the quality of the portfolio manager. As discussed in detail below, most of our CDOs rely on a different exclusion from the 1940 Act than the majority of CDOs in the marketplace. The following summarizes certain of the material terms of a typical CDO and some of the areas in which our CDOs will differ.

Ramp-up Period

At closing, a cash CDO typically will have purchased approximately 50-75% of its targeted assets and is given an additional period, known as the ramp-up period, to complete the purchase of its remaining targeted assets. This ramp-up period typically ranges from 90 to 180 days. A synthetic CDO, which purchases some or all of its assets in swap form, may have a significantly shorter ramp-up period.

Maturity

The maturity date of a CDO refers to the last date on which any remaining CDO debt must be repaid. In general, CDO debt matures between 12 to 40 years from the closing date.

Duration

Duration measures the price sensitivity of a CDO and is calculated based on the weighted average of the present values for all anticipated cash flows over its expected life. CDO equity often has a relatively short expected duration (usually less than 10 years), as a typical CDO distributes excess cash flows quarterly or semi-annually concurrent with the payment of interest on its liabilities subject to compliance with overall collateral quality tests and other performance criteria.

Trading Baskets

Most CDOs allow the portfolio manager to trade fixed-income assets, subject to compliance with selected collateral tests and annual volume limitations, which typically allow trading of up to 15% of the aggregate par amount of non-credit-impaired assets, or free trading basket, and unlimited trading with regard to credit-impaired and credit-improved assets. By contrast, most of our CDOs that are structured to comply with Rule 3a-7 are limited by the terms of their indentures with respect to trading fixed-income assets. The indentures of such CDOs generally do not contain any free trading basket and generally do not permit trading with regard to credit-improved assets. However, the managers may substitute for or sell assets that are credit-impaired or may substitute for or sell other assets in order to cause, maintain or restore compliance with a collateral coverage test, collateral quality test or eligibility criteria set forth in the related indentures that would not be satisfied in the absence of such substitution. In no event will any dispositions or acquisitions be permitted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

Reinvestment Period

Since many of the fixed-income assets held by a CDO represent debt obligations, which may mature or be prepaid during its life, many CDOs are structured to allow the portfolio manager, at its discretion, to reinvest the principal payments, subject to certain restrictions. The reinvestment period for a typical CDO commences on the closing date and extends for a period of three to seven years, subject to earlier termination in the event of a default.

Reinvestment Criteria

Generally, the portfolio manager is required to reinvest principal payments received during the reinvestment period in accordance with specified investment guidelines that are designed to preserve or enhance the credit ratings assigned to the CDO debt. The primary difference between a typical CDO and our CDOs that will be structured to comply with Rule 3a-7 with respect to reinvestment criteria is that the indentures of our CDOs will contain prohibitions against disposing of assets or acquiring new assets for the primary purpose of recognizing gains or decreasing losses due to changes in market value.

Collateral Tests

CDOs typically are subject to a number of collateral tests that are designed to protect the holders of, and to maintain the credit ratings associated with, CDO debt, including the following:

Collateral Coverage Tests

Collateral coverage tests exist to ensure that the collateral securing the underlying assets of a CDO is sufficient to pay CDO debt in case of defaults on the underlying assets. The two main collateral coverage tests are the over-collateralization test and the interest coverage test. Additionally, some CDOs utilize a ratings-based test. Collateral coverage tests can divert cash flows from subordinated tranches, prevent reinvestment in new CDO assets and cause senior tranches to be paid down before payments to subordinated tranches.

Collateral Quality Tests

Collateral quality tests ensure that the type of collateral securing the underlying assets of a CDO are of a sufficient quality such that the collateral may be used to pay CDO debt upon the default of the underlying assets. These tests restrict portfolio trading, and may include objective measures of portfolio diversity, average rating, average life, prospective average recovery and minimum weighted average coupon or spread.

Diversity Score

A diversity score is a rating agency’s index of a portfolio’s diversification, which generally focuses on the number of credits, the number of industries, geographical diversity and the asset categories of the underlying collateral. The purpose of the diversity score is to measure the potential collateral effects that a default on some of the assets underlying the CDO will have on the other assets underlying the CDO.

Concentration Tests

Concentration tests address the presence in the portfolio of single issuers, the percentage of the collateral represented by loan participations, non-U.S. obligors, triple-C credits, deferred interest instruments and other factors. Like the diversity score, concentration tests are utilized to prevent the concentration of the underlying assets of a CDO in a particular asset type.

Fees

The portfolio manager in a typical CDO is entitled to receive senior and subordinate management fees periodically. In addition, portfolio managers may be entitled to receive incentive fees periodically.

Redemption

CDO debt is typically subject to a right of redemption at the direction of at least a majority of the CDO equity generally after a three- to five-year non-call period and subject, in many cases, to the payment of a make-whole premium. The exercise of this right is typically also conditioned on the availability of sufficient funds to satisfy the redemption obligation, including any make-whole premium. CDO debt is also typically subject to special redemption in the event that during the reinvestment period the portfolio manager is unable to reinvest principal payments in additional qualifying collateral. In addition, CDO debt will be mandatorily redeemed, subject to the availability of sufficient funds, in the event of a collateral coverage test failure.

1940 Act Exclusion

Most CDO issuers are excluded from the registration requirements of investment companies under the 1940 Act by reason of their compliance with Section 3(c)(7). Section 3(c)(7) essentially requires such issuers to engage in private offerings made only to “qualified purchasers” (as defined in the 1940 Act), but places no limitations on the ability of the issuer to purchase or sell assets or otherwise trade the underlying portfolio of securities.

However, CDOs may also be structured to be excluded from investment company status under Rule 3a-7. Rule 3a-7 does not have restrictions on the manner of offering. Instead, Rule 3a-7 excludes from treatment as investment companies issuers engaged in the business of purchasing, or otherwise acquiring, and holding “eligible assets” (as defined in Rule 3a-7), including financial assets that by their terms convert into cash within a finite period of time, and in activities related or incidental thereto, and who do not issue redeemable securities. Rule 3a-7 imposes certain restrictions on the activities of such issuers, including the following:

(i) the issuer issues securities that entitle holders thereof to receive payments that depend primarily on the cash flow from such eligible assets;

(ii) the securities sold are fixed-income securities rated investment-grade by at least one nationally recognized statistical rating agency (fixed-income securities that are unrated or rated below-investment-grade may be sold to institutional accredited investors and any securities may be sold to qualified institutional buyers and to persons involved in the organization or operation of the issuer);

(iii) the issuer acquires and disposes of eligible assets only if:

•	done in accordance with the agreements pursuant to which the securities are issued;

•	the acquisition or disposition does not result in a downgrading in the rating of the issuer’s fixed-income securities;

•	the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

(iv) unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

Compliance by our CDO subsidiaries with Rule 3a-7 may be viewed as requiring that the indenture governing a CDO subsidiary include limitations on the types of assets the CDO subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, on the overall level of transactions that may occur or on other provisions of the indentures that govern the operation of the particular CDO subsidiary. It is intended that the indentures of our CDO subsidiaries will contain these types of provisions.

Most of our CDO subsidiaries are excluded from investment company status under Rule 3a-7. Some of our CDO subsidiaries may also be structured to be excluded from investment company status under Section 3(c)(7), which excludes from investment company status issuers that are engaged in private offerings made only to “qualified purchasers” (as defined in the 1940 Act).

OUR COMPANY

Overview

We are a specialty finance holding company that provides our shareholders with returns derived primarily from our structured finance subsidiaries, commonly known as collateralized debt obligations issuers, or CDOs. We are jointly managed and advised by our managers, Bear Stearns Asset Management Inc., or BSAM, and Stone Tower Debt Advisors LLC, or Stone Tower. Relying on the structured finance expertise of our managers, our objective is to create, structure and own CDOs and other structured finance assets that will provide attractive risk-adjusted returns to us and our shareholders.

We generate earnings primarily through a diversified portfolio of CDOs in which we beneficially own all or a majority of the equity. Our CDOs are special purpose vehicles that hold a range of cash-generating financial assets, such as corporate leveraged loans, asset-backed securities and securities issued by other CDOs. To finance the acquisition of these assets, our CDOs typically issue multiple tranches of securities, ranging from highly rated senior debt securities, which are secured or collateralized by these assets, to unrated equity tranches. As the sole or principal equity owner in our CDO subsidiaries, we are entitled to all or a portion of any cash flow, which is typically paid quarterly, generated by the underlying financial assets, after deducting the interest and required principal payments made to holders of CDO debt securities and other expenses.

We expect to continue to increase our holdings of CDOs, primarily through the formation and acquisition of additional CDO subsidiaries in which we plan to hold all or a majority of the equity. To a lesser extent, we also acquire and hold minority equity positions in CDOs. We expect to form and hold CDOs structured by our managers as well as to help structure and opportunistically acquire CDOs sponsored by third parties where we believe we can do so on attractive terms. We may also form or hold, from time to time, other structured finance assets.

We expect to allocate capital primarily to creating and owning two types of CDOs: (i) corporate credit CDOs, or CLOs, that primarily hold corporate leveraged loans and high-yield bonds, and (ii) asset-backed securities CDOs, or ABS CDOs, which hold asset-backed securities, including residential mortgage-backed securities and commercial mortgage-backed securities. These two types of CDOs include cash CDOs, which hold an underlying portfolio of cash-generating assets, and synthetic CDOs, which enter into total return swaps, credit default swaps or other derivative instruments designed to replicate the economic consequences of holding a referenced portfolio of assets. A synthetic CDO may generally be structured more rapidly to capitalize on favorable market conditions.

Competitive Advantages

We believe that we enjoy the following competitive advantages:

Fully Employed Paid-in Capital and Diversified Portfolio of CDOs.  We have fully employed our paid-in capital to date in a seasoned portfolio of CDOs diversified by manager, collateral type, vintage and duration. As of December 31, 2006, our CDO holdings consisted of 19 CDOs, including 11 CDOs in which we own all or a majority of the equity tranches, one of which we own 50% of the equity and seven in which we own a minority interest. In addition, at that date, our largest CDO subsidiary, Parapet CDO, held a portfolio consisting of preference share and income note tranches of 15 CDOs and mezzanine debt securities of 22 CDOs. As of December 31, 2006, five of the CDOs in which we hold equity securities were managed by our managers. We believe that this diversification reduces our exposure to individual market sectors or credit events.

Management Expertise.  Our co-chief executive officers, Ralph R. Cioffi and Michael J. Levitt, have a combined total of more than 54 years of experience in structured finance, non-investment-grade debt investing, leveraged finance and private equity. Mr. Cioffi joined Bear Stearns in 1985, and founded the BSHG Funds in March 2003. He was instrumental in the creation of the structured credit effort at Bear Stearns, which is a leading underwriter and secondary trader in structured credit securities. Mr. Levitt founded Stone Tower

Capital LLC, or STC, in 2001. Before that, he was instrumental in building the leveraged finance business at Morgan Stanley and subsequently at Smith Barney (a Citigroup predecessor). Mr. Levitt was also a managing partner of the New York office of the private equity firm of Hicks, Muse Tate & Furst Incorporated. Messrs. Cioffi and Levitt will have principal management responsibility for Everquest. We believe that their experience, together with the experience of the other investment professionals at BSAM and Stone Tower in investing in debt and equity securities and managing investments in structured credit securities, will afford us a competitive advantage in identifying and creating new CDO opportunities with the potential to generate attractive returns.

Strengths of Our Managers.  We believe that we will be able to leverage the strengths of our managers, which include the following:

•	Strong Track Record. We believe BSAM has a strong track record of developing transaction structures, managing structured vehicles and selecting vehicles managed by third parties. In particular, BSAM has developed innovative transaction structures that increase the efficiency with which pools of structured securities can be funded. For example, BSAM designed and marketed the Klio series of CDOs, which use commercial paper as a funding mechanism for highly rated structured finance assets and which BSAM believes were the first transactions of their kind. BSAM often takes an active role in structuring the securities it buys on issue from third parties, and from time to time restructures them to increase their funding efficiency.

As of December 31, 2006, the BSAM Team had managed seven CDOs, excluding Parapet CDO, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record,” and had purchased for funds it manages equity tranches in 18 CDOs managed by third parties, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — BSAM’s Track Record.” As of December 31, 2006, the weighted average annualized cash return of the seven CDOs managed by the BSAM Team was 12.3%, net of management fees, or 19.9%, on an adjusted gross basis before deducting management fees, and the weighted average annualized cash return of the 17 CDO equity tranches it purchased that have made at least one quarterly distribution was 24.5%.

Stone Tower has developed a reputation among market participants as one of the leading cash flow CLO managers in North America. As of December 31, 2006, the weighted average annualized cash return of the nine CDOs sponsored by Stone Tower that have made at least one quarterly distribution, which are described in “Our Management and Corporate Governance — Managers’ Personnel and Track Record — Stone Tower’s Track Record,” was 14.0%, net of management fees, or 18.3%, before deducting management fees.

•	Complementary Expertise. We believe that one of our competitive strengths is the extensive and complementary expertise of each of our managers. BSAM generally invests in a range of structured finance assets, with particular expertise in ABS CDOs, and Stone Tower focuses on non-investment-grade corporate credit assets. We believe that the complementary expertise of our managers will help us form new CDOs and allocate our capital among either ABS CDOs or CLOs and related asset classes where we believe we can achieve the best relative value, in light of prevailing market conditions.

•	History of Cooperation. BSAM and Stone Tower have worked together for more than four years in a variety of capacities. They have jointly identified and evaluated potential opportunities, including collateral portfolios, based on each entity’s particular expertise. They also have acted as subadvisor for funds managed by each other and jointly structured and managed CDOs. Currently, BSAM and Stone Tower jointly manage two CDOs, portions of the equity of which are held by us and by Parapet CDO. They have also jointly established three CDOs that were structured by them with assets selected by them and in which funds they manage have invested. We believe their history of cooperation will enable them to work together effectively on our behalf.

Access to Proprietary and High-Quality Deal Flow.  We believe BSAM and Stone Tower’s market position, expertise and long-standing relationships with a broad range of market participants have provided and will continue to provide us with the opportunity to evaluate a pipeline of attractive opportunities before they become available to the wider market. These opportunities include the ability to source high-quality collateral for CDOs that may be structured by our managers, including potentially CDOs of CDOs, as well as the ability to structure and acquire equity in CDOs managed by third parties on attractive terms.

High-Quality Risk Management Systems.  We believe the strong track record to date of our managers is due, among other things, to the surveillance and risk management systems they utilize. We believe that access to those systems is a significant competitive advantage. The proprietary and third-party surveillance systems used by BSAM were designed to ensure that all assets are reviewed real time and those showing signs of potential credit deterioration or poor performance are designated for further review. BSAM’s surveillance systems track over 80,000 securities on a daily basis and monitor the performance of all of our CDO holdings as well as perform in-depth analysis on all the underlying collateral backing such holdings. We believe our managers’ systems enhance our ability to quickly identify, and where possible, sell or otherwise hedge potentially credit-impaired assets before significant credit deterioration begins or rating downgrades occur. We benefit from these systems not only in the case of CDOs managed by our managers but also with respect to those managed by third parties. With respect to CDOs managed by third parties, we integrate the underlying credits into our surveillance systems so that they can be monitored in the same way as CDOs managed by our managers. When we identify a potential credit-impaired asset in a third party managed CDO, we notify the manager and work with the manager to sell or hedge the asset. If the asset is not sold, we attempt to hedge our exposure to the asset. Additionally, Stone Tower performs daily surveillance on all loans underlying each of our CLO investments. Both BSAM and Stone Tower monitor assets in real time with systems that are designed to be early warning in nature, as opposed to systems that provide alerts only after an asset begins to deteriorate.

Access to BSAM and Stone Tower Investment Professionals and Infrastructure.  We also believe we have a significant competitive advantage through our access to BSAM’s and Stone Tower’s structured finance professionals, who are supported by an established operational infrastructure. As of December 31, 2006 the combined BSAM Team and Stone Tower team responsible for Everquest included a total of approximately 52 professionals, consisting of portfolio managers, research analysts and other professionals. In addition, Everquest has access to the broader operational infrastructure of BSAM and Stone Tower, including information technology, legal, administrative and other back office operational infrastructure. As of December 31, 2006, BSAM and Stone Tower had more than 440 employees in the aggregate.

Strong Alignment of Interest among Everquest, BSAM and Stone Tower.  The interests of BSAM and Stone Tower are strongly aligned with ours. The BSHG Funds, which are managed by BSAM, owned approximately 67.0% of our ordinary shares as of December 31, 2006, and are expected to own approximately  % of our ordinary shares after this offering. I/ST, a fund managed by an affiliate of Stone Tower, owned approximately 8.4% of our ordinary shares as of December 31, 2006, and is expected to own approximately     % of our ordinary shares after this offering. In addition, as a result of this offering each of BSAM and Stone Tower, or their designees, will be entitled to receive share grants representing 2.5% (or together an aggregate of 5.0%) of our ordinary shares outstanding upon completion of this offering.

Our Business Strategy

We intend to continue to grow our holdings in CDOs and other structured finance assets. We seek to generate attractive returns by leveraging the strengths of our managers to:

•	evaluate and source attractive opportunities with the best relative value in varying market environments, through both CDOs we structure ourselves and opportunities presented to us by third parties;

•	select high quality assets to be held by the CDOs that are managed by our managers and in which we hold interests, and actively participate in the structuring of, and asset selection for, CDOs that are managed by third parties and in which we hold interests managed by third parties;

•	maximize the yield on the underlying assets relative to our cost of financing their acquisition;

•	achieve a level of diversification in our overall portfolio in terms of asset type and manager to minimize the effect of negative credit events;

•	employ and develop innovative strategies, including synthetic techniques, to improve the quality, execution and performance of our CDO assets;

•	actively monitor through proprietary and third-party surveillance systems the performance and management of assets held by the CDOs in which we hold interests, including those managed by third parties; and

•	utilize credit default swaps to manage risks of credit events relating to our assets and other hedging techniques to manage interest rate risks.

Our Corporate Credit CDO Subsidiaries (CLOs)

Our CLO subsidiaries primarily acquire corporate leveraged loans and high-yield bonds. Most of the assets held by our CLO subsidiaries are rated below-investment-grade by one or more of the rating agencies. The composition of each CLO is generally governed by the specific asset limitations provided in each CLO and the rating criteria attributed to a particular CLO.

Corporate Leveraged Loans

Corporate leveraged loans are debt obligations of highly leveraged corporations, partnerships and other entities in the form of first and second lien loans, participations in corporate leveraged loans, commercial real estate mezzanine loans and bridge facilities. Given the high proportion of debt that is typically found in the capital structure of this type of borrower, these debt obligations are referred to as leveraged loans. Our CLO subsidiaries may acquire leveraged loans that are (i) widely syndicated, (ii) middle-market loans, which are not widely syndicated, (iii) U.S. dollar-denominated, and (iv) euro-denominated. Our CLOs, to the extent allowed by a CLO indenture, may also hold the second lien loans and commercial real estate mezzanine loans of certain issuers. A second lien loan is a loan in which the holder of such loan is subordinated in its right to receive principal and interest payments from the borrower to the rights of the holder of the senior loan. Commercial real estate mezzanine loans are loans that are subordinated to a first mortgage loan on the same property, and are typically secured by pledges of ownership interests in the property and/or property owner.

High-Yield Bonds

High-yield bonds are below-investment-grade debt obligations of corporations and other non-governmental entities. These bonds could be secured by a borrowers’ assets or unsecured, and could have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the bond matures.

Our Asset-Backed CDO Subsidiaries

Our asset-backed CDO subsidiaries primarily acquire RMBS, CMBS, diverse consumer and commercial ABS and debt tranches of other asset-backed CDOs.

Residential Mortgage-Backed Securities (RMBS)

RMBS represent interests in pools of residential mortgage loans secured by one- to four-family residential mortgage loans in which payments of both principal and interest are generally made monthly, net of any fees paid to the issuer, servicer or guarantor of the securities. The RMBS held by our CDOs are principally collateralized by adjustable rate RMBS, fixed rate RMBS, hybrid adjustable rate RMBS and agency-backed RMBS. A majority of the RMBS held by our CDOs consist of non-agency adjustable rate and three- and five-year hybrid adjustable rate mortgage-backed securities. Most of the RMBS held by our CDOs are rated investment-grade by one or more rating agencies.

RMBS include:

•	Residential A Mortgage-Backed Securities (Residential A MBS). Residential A MBS entitle the holders thereof to receive payments that depend on the cash flow from prime residential mortgage loans secured, on a first priority basis, by residential real estate (single or multifamily properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used).

•	Residential B/C Mortgage-Backed Securities (Residential B/C MBS). Residential B/C MBS entitle the holders thereof to receive payments that depend on the cash flow from subprime residential mortgage loans secured, on a first priority basis, by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used).

The subprime residential mortgage loans backing Residential B/C MBS are originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, including the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgaged property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of his or her income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Additionally, some of the subprime residential mortgage loans backing Residential B/C MBS are “non-conforming loans” and are not eligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans may fail to conform to the underwriting standards of the related originators.

The substantial majority of the asset-backed CDOs in which we hold equity have invested in RMBS, including primarily RMBS backed by collateral pools of subprime residential mortgages. The value and returns of these RMBS may be affected by general economic conditions in some geographic regions, including increased interest rates and lower housing prices, which have negatively affected collateral pools of subprime residential mortgages that underlie certain RMBS. Generally, our asset-backed CDOs hold RMBS rated in the range of “A2” to “Ba2,” which because of their higher position within the RMBS structure are less susceptible to loss than the equity or lower-rated tranches of RMBS. Nevertheless, increased losses within the underlying collateral pools of subprime mortgages could also cause the higher rated RMBS to suffer losses, which could be material. For a description of steps we have taken to manage these risks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Credit Risk.”

•	Home Equity Loan Securities (HEL). HEL entitle the holders thereof to receive payments that depend on the cash flow from balances (including revolving balances) outstanding under lines of credit secured by (but not, upon origination, by a first priority lien on) residential real estate (single or multifamily properties) the proceeds of which lines of credit are not used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used).

Commercial Mortgage-Backed Securities (CMBS)

CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. These securities may be senior, subordinate, investment-grade or non-investment-grade securities. The majority of the CMBS assets that our CDOs acquire are rated between A2 – Baa2 and A – BBB by Moody’s and S&P, respectively. The majority of these CMBS assets consist of securities that are part of a capital structure or securitization where the rights of such class to receive principal and interest are subordinate to senior classes but senior to the rights of lower-rated classes of securities. Our CDOs acquire CMBS with high-yield current interest income and where we consider the return of principal to be likely. Our CDOs acquire CMBS from private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities.

Other Asset-Backed Securities (ABS)

ABS are securities backed by either consumer or commercial receivables in sectors such as auto, credit cards, student loans and equipment. Our CDO subsidiaries acquire investment-grade and non-investment-grade ABS. The structure of an asset-backed security and the terms of the investors’ interest in the collateral can vary widely depending on the type of collateral, the desires of investors and the use of credit enhancements. ABS issuers are special-purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of nonfinancial corporations or specialized originators such as credit card lenders. Most of the asset-backed securities that we acquire are rated between A2 – Baa2 and A – BBB by Moody’s and S&P, respectively.

CDO Debt Securities

CDO debt securities consist of the senior and mezzanine debt securities of CDOs. Our CDO subsidiaries acquire the debt tranches of CDOs sponsored by third parties as well as by the managers. We believe that CDO debt represents a potentially attractive acquisition opportunity for our CDO subsidiaries. Most of the CDO debt tranches that we acquire are rated between A2 – Baa2 and A – BBB by Moody’s and S&P, respectively.

Other

To a lesser extent, our CDO subsidiaries also invest in commercial real estate subordinated loans, or B – Notes, mezzanine loans and trust preferred securities. B – Notes are loans that are (i) secured by a first mortgage on a single large commercial property or group of related properties, and (i) subordinated to an A – Note secured by the same first mortgage on the same property. Mezzanine loans are loans that are subordinated to a first mortgage loan on a commercial property and are senior to the borrower’s equity in the property. Mezzanine loans are typically secured by pledges of ownership interests in the property and/or property owner. Trust preferred securities are hybrid instruments that have characteristics of debt and equity securities.

Our CDOs

The following summarizes our CDO holdings, as of December 31, 2006, including asset type and value:

Our CDO Holdings
								Everquest
					Portfolio	Total	Total Equity	Equity	% of
Closing					Implied	Capitalization(3)	Amount(4)	Amount	Class	Fair Value
Date	Issuer/Tranche	Manager	CDO Type	Collateral Type(1)	Rating(2)	($)	($)	($)	Held	($)

Parapet CDO
10/2006	Parapet 2006, Ltd.	BSAM	Static CDO of CDOs	CDO debt and CDO equity	Baa1/BBB+	507,260,000	369,759,613	369,759,613	100	381,576,484

Corporate Credit CDOs (CLOs)
12/2004	Stone Tower CDO Ltd.	Stone Tower	Managed Cashflow CDO of CLOs	Corporate leveraged loans and CDO debt	Ba1/BB+	306,000,000	33,000,000	4,095,000	12	3,899,395
03/2006	Stone Tower CLO IV Ltd.	Stone Tower	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	750,000,000	60,000,000	2,475,000	4	2,460,931
06/2006	Comstock Funding Ltd. 2006-1A	Silvermine Capital Management LLC	Managed Cashflow CLO	Corporate leveraged loans and CDO debt	B1/B+	466,500,000	37,500,000	36,340,000	97	37,790,971
07/2006	Aimco 2006-AA	Allstate Investment Management Company	Managed Cashflow CLO	Corporate leveraged loans and high yield bonds	B1/B+	410,000,000	32,000,000	3,000,000	9	3,107,471
08/2006	Tiers Beach Street 2006-4 F2	None	Static Synthetic CLO	Synthetic corporate leveraged loans	B1/B+	500,000,000	36,000,000	5,800,000	16	5,684,378
10/2006	Beach Street	None	Static Synthetic CLO	Synthetic corporate leveraged loans	Ba3/BB-	1,028,500,000	52,781,250	52,781,250	100	52,114,421
12/2006	ACA CLO 2006-2	ACA Management	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	307,800,000	24,600,000	5,000,000	20	4,136,594
11/2006	Cannington Funding Ltd.	Silvermine Capital Management	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	465,500,000	42,000,000	36,820,000	88	34,978,438
11/2006	Rampart CLO 2006-I Ltd.	Stone Tower	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	613,000,000	48,000,000	48,000,000	100	48,806,245
11/2006	Primus CLO I, Ltd.	Primus Asset Management	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	400,000,000	26,000,000	7,000,000	27	5,642,799

										198,621,643

Asset-Backed CDOs
02/2006	Montauk Point Ltd. 2006 Preferred	Fortis Investment Management USA, Inc.	Managed Synthetic/ Cash CDO	RMBS, CDO debt, CMBS	Baa2/BBB	401,800,000	13,000,000	9,800,000	75	8,653,913
05/2006	Class V Funding II Ltd.	Credit Suisse Alternative Capital, Inc. (BSAM as sub-advisor)	Managed Cashflow CDO of CDOs	CDO debt and CDO equity	Baa2/BBB	300,000,000	18,000,000	12,000,000	67	12,118,108
05/2006	Vertical Ltd.	Vertical Capital, LLC	Managed Cashflow CDO	CMBS, CDO debt, Mezzanine Loan, B-Note	NA	306,600,000	18,100,000	12,300,000	68	11,845,243
06/2006	IXCBO 2006-1X	IXIS Securities North America Inc.	Managed Synthetic/Cash CDO	RMBS, CDO debt	Baa2/BBB	506,500,000	20,000,000	11,000,000	55	10,112,393
07/2006	Cherry Creek Ltd.	Surge Capital Management, LLC	Managed Cashflow CDO	RMBS, CDO debt, CMBS	Baa2/BBB	300,000,000	14,000,000	14,000,000	100	12,100,344

Our CDO Holdings
								Everquest
					Portfolio	Total	Total Equity	Equity	% of
Closing					Implied	Capitalization(3)	Amount(4)	Amount	Class	Fair Value
Date	Issuer/Tranche	Manager	CDO Type	Collateral Type(1)	Rating(2)	($)	($)	($)	Held	($)

08/2006	Strata Trust	None	Static Synthetic CLO	Synthetic senior secured assets	NA	30,000,000	30,000,000	30,000,000	100	30,578,814
12/2006	Hudson Mezzanine Funding 2006-1A	None	Static Synthetic CDO	Mid-grade asset-backed securities	Baa2/BBB	837,000,000	60,000,000	30,000,000	50	24,844,995
12/2006	Tallships Funding Ltd.	BSAM	Managed Cashflow Mezz ABS CDO	RMBS	Baa2/BBB	589,000,000	46,500,000	9,625,000	21	6,503,809

										116,757,619

Total										696,955,746

(1)	Collateral type refers to the primary holdings of each issuer.

(2)	‘Portfolio Implied Rating’ refers to the weighted average rating factor, or WARF, of the issuer. WARF is a measure that considers a portfolio as a single security, and assigns it a single rating. Data is based on (i) the closing documents for the transaction or (ii) the most recent monthly report issued on or prior to December 31, 2006.

(3)	Total initial face or notional amount of all debt and equity securities issued.

(4)	Total initial face or notional amount of equity shares issued.

NR — not rated WR — withdrawn rating

Parapet 2006, Ltd.

Our subsidiary, Parapet CDO, is a CDO of CDO securities which holds CDO mezzanine securities and preference share and income notes tranches. All of Parapet CDO’s assets, including the preference share and income note tranches, by their terms convert into cash within a finite time period. Parapet CDO has issued an AA/Aa3-rated tranche of Class A floating rate notes that as of December 31, 2006, had an aggregate principal amount of $136.9 million, as well as a tranche of preference shares and ordinary shares. We acquired all the outstanding preference shares and ordinary shares of Parapet CDO from the BSHG Funds in connection with our formation. The Class A floating rate notes were retained by the BSHG Funds.

The following summarizes the assets in Parapet CDO, as of December 31, 2006, including asset type and value:

Parapet CDO Portfolio
					Par		Credit Rating
Mezzanine Tranches					Amount		of Mezzanine		Portfolio
Closing					Held		Tranches(2)(3)		Implied	Fair Value
Date	Issuer/Tranche	Manager	CDO Type	Collateral Type(1)	($)	Coupon(2)	Moody’s	S&P	Rating(2)(4)	$	Maturity

03/2004	Vertical CDO Ltd. 2004-1A	Vertical Capital, LLC	Managed Cashflow CDO of CDOs	Senior Tranches of CDO debt	3,000,000	3ML + 4.5	Baa1	NR/WR	Aaa/AAA	3,002,507	09/10/2042
10/2004	High Grade Structured Credit 2004-1 E	BSAM	Managed Synthetic CDO of CDOs	RMBS	4,000,000	1ML + 2.75	A1	NR	A2/A	4,054,315	10/15/2044
10/2004	High Grade Structured Credit 2004-1 F	BSAM	Managed Synthetic CDO of CDOs	RMBS	10,000,000	1ML +3.00	A3	NR/WR	A2/A	10,114,092	10/15/2044
10/2004	Klio Funding Ltd. 2004 2-A	BSAM	Managed Cashflow CDO	RMBS, CDO debt, CMBS, ABS	18,922,035	3ML + 1.50	A3	A-	Aa2/AA	19,181,562	10/29/2039
10/2004	Klio Funding Ltd. 2004-2A	BSAM	Managed Cashflow CDO	RMBS, CDO debt, CMBS, ABS	30,000,000	3ML + 2.00	Baa2	BBB	Aa2/AA	28,670,345	10/29/2039
10/2004	Merrill Lynch Mortgage Investors Trust 2004-WMC5	None	Static CDO	RMBS	6,000,000	1ML + 1.85	Baa1	AA-	NA	6,060,949	7/25/2035
10/2004	Structured Asset Investment Loan Trust, Series 2004-10	None	Static CDO	CDO debt	2,000,000	1ML + 2.35	NR/WR	A-	NA	2,017,419	11/25/2034
10/2004	Structured Asset Investment Loan Trust, Series 2004-BNC2	None	Static CDO	CDO debt	8,943,000	1ML + 2.00	NR/WR	A	NA	9,078,977	12/25/2034
12/2004	Stone Tower CDO Ltd. 2004 1A	Stone Tower	Managed Cashflow CDO of CLOs	Corporate leveraged loans, CDO debt	17,000,000	3ML + 1.75	A2	A	Ba1/BB+	17,140,267	01/29/2040
12/2004	Stone Tower CDO Ltd. 2004 1A	Stone Tower	Managed Cashflow CDO of CLOs	Corporate leveraged loans, CDO debt	918,196	3ML + 2.75	Baa2	BBB	Ba1/BB+	925,849	01/29/2040

(1)	Collateral type refers to the primary holdings of each issuer.

(2)	Data based on the most recent monthly report issued on or prior to December 31, 2006. “1ML” and “3ML” refer to the one month LIBOR rate and three month LIBOR rate, respectively.

(3)	The ratings in the “Credit Rating” column pertain to the specific tranche identified.

(4)	“Portfolio Implied Rating” refers to the WARF of the issuer.

NR — not rated WR — withdrawn rating

Parapet CDO Portfolio
					Par		Credit Rating
Mezzanine Tranches					Amount		of Mezzanine		Portfolio
Closing					Held		Tranches(2)(3)		Implied	Fair Value
Date	Issuer/Tranche	Manager	CDO Type	Collateral Type(1)	($)	Coupon(2)	Moody’s	S&P	Rating(2)(4)	($)	Maturity

01/2005	Synthetic Residential Asset Hybrid CDO 2004-10AC	None	Static Synthetic CDO	Synthetic RMBS	7,875,000	1ML + 1.95	NR/WR	A	NA	7,826,321	01/27/2040
01/2005	Synthetic Residential Asset Hybrid CDO 2004-10AD	None	Static Synthetic CDO	Synthetic RMBS	11,404,800	1ML + 4.00	NR/WR	BBB	NA	11,249,236	01/27/2040
03/2005	Stack 2005-1A	TCW Asset Management	Managed Synthetic CDO	RMBS	15,000,000	1ML + 3.50	NR/WR	BBB	Baa2/BBB	14,787,073	03/27/2040
03/2005	North Street Referenced Linked Notes 2005-7A	UBS Principal Finance	Managed Synthetic CDO	Synthetic, CDO debt, CMBS, ABS	10,000,000	3ML + 5.00	NR/WR	B	A2/A	9,776,063	04/14/2039
07/2005	Klio Structured Investments	BSAM	Managed Cashflow CDO	High-grade asset-backed securities	14,040,000	3ML + 2.75	Baa2	BBB	Aa2/AA	14,045,325	04/23/2039
09/2005	Endeavor Funding Ltd. 2005-1A	Silvermine Capital Management	Managed Synthetic CLO	Corporate leveraged loans	3,000,000	3ML + 1.80	Baa2	BBB	B1/B+	3,012,800	11/15/2019
11/2005	Klio Funding, Ltd. 2005-3A	BSAM	Managed Cashflow CDO	RMBS, CDO debt, ABS	4,834,149	3ML + 2.60	Baa2	BBB	Aa2/AA	4,766,200	11/01/2040
12/2005	Liberty CLO Ltd. 2005-1A	Highland Capital Management	Managed Cashflow CLO	RMBS, CDO debt, ABS, Trust Preferred Securities	3,400,000	3ML + 1.90	Baa2	BBB	B2/B	3,430,809	11/01/2017
12/2005	Marathon CLO Ltd. 2005-2A	Marathon Asset Management	Managed Cashflow CLO	Corporate leveraged loans, ABS	9,500,000	3ML + 1.80	Baa2	BBB	B1/B+	9,546,274	12/20/2019
12/2005	North Cove CDO Ltd. 2005-1A	None	Static Synthetic CDO	RMBS	6,858,526	3ML + 3.00	Baa2	BBB	Baa2/BBB	6,785,872	11/11/2042
01/2006	Tabs 2005-4A	Tricadia CDO Management	Managed Cashflow CDO	RMBS, CMBS, CDO debt, ABS	4,000,000	3ML + 4.25	Baa2	BBB	Baa3/BBB-	4,110,333	08/30/2045
03/2006	Long Hill, Ltd. 2006-1A	Alliance Capital Management	Managed Synthetic/Cash CDO	RMBS, CDO debt, ABS	6,456,319	3ML + 3.75	Baa2	BBB	Baa2/BBB	6,505,009	10/07/2045

Total										196,087,597

NR — not rated WR — withdrawn rating

Parapet CDO Portfolio
							Total	Parapet CDO
							Preference	Preference
Preference Shares and Income Notes					Portfolio	Total	Share	Share	% of
Closing					Implied	Capitalization(3)	Amount(4)	Amount	Class	Fair Value
Date	Issuer/Tranche	Manager	CDO Type	Collateral Type(1)	Rating(2)	($)	($)	($)	Held	$

Corporate CDOs (CLOs)
07/2005	North Street Referenced Linked Notes, 2005-9AG	UBS Principal Finance	Managed Synthetic CDO	Corporate leveraged loans	Ba3/BB-	309,600,000	40,000,000	35,000,000	88	40,332,756
07/2005	North Street Referenced Linked Notes, 2005-9AH	UBS Principal Finance	Managed Synthetic CDO	Corporate leveraged loans	Ba3/BB-	309,600,000	10,400,000	8,000,000	77	9,187,251
09/2005	Endeavor Funding Ltd. 2005-1X	Silvermine Capital Management	Managed Synthetic CLO	Corporate leveraged loans	B1/B+	140,600,000	42,600,000	13,800,000	32	13,538,106
11/2005	Symphony CLO Ltd. 2005-1X	Symphony Asset Management	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	412,900,000	31,400,000	8,500,000	27	8,456,910
05/2006	Mt. Wilson CLO Ltd. 2006-1X	Western Asset Management Co.	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	307,000,000	24,500,000	23,500,000	96	23,181,772

										94,696,795

Asset-Backed CDOs
03/2002	North Street Referenced Linked Notes 2002-4A	UBS Principal Finance	Managed Synthetic CDO	RMBS, CMBS, ABS, corporate leveraged loans	Baa1/BBB+	574,000,000	49,000,000	11,000,000	22	10,364,101
10/2004	Klio II Funding Ltd. 2004-2A	BSAM	Managed Cashflow CDO	High-grade asset-backed securities	Aa2/AA	5,048,750,000	86,250,000	86,250,000	100	99,007,285
12/2004	Stone Tower CDO Ltd.	Stone Tower	Managed Cashflow CDO of CLOs	Corporate leveraged loans, CDO debt	Ba1/BB+	306,000,000	33,000,000	8,250,000	25	7,748,447
01/2005	Neptune CDO 2004-1A	Fund America Management Corp	Managed Synthetic/ Cashflow CDO	RMBS, CDO debt, CMBS	Baa2/BBB	405,075,000	17,600,000	2,500,000	14	2,438,045
03/2005	North Street Referenced Linked Notes, 2005-7A	UBS Principal Finance	Managed Synthetic CDO	RMBS	A2/A	228,000,000	10,000,000	9,500,000	95	11,534,845
07/2005	Klio Structured Investments 2005-1	BSAM	Managed Cashflow CDO	High-grade asset-backed securities	Aa2/AA	57,440,000	38,400,000	38,400,000	100	41,017,834
07/2005	North Cove CDO Ltd.	250 Capital LLC of Merrill Lynch & Co.	Static Synthetic CDO	Synthetic RMBS, CMBS, CDO debt, ABS	Baa2/BBB	151,800,000	16,695,000	16,695,000	100	12,486,513
10/2005	Stone Tower CDO II Ltd.	Stone Tower and BSAM	Managed Cashflow CDO of CDOs	Corporate leveraged loans, CDO debt	Ba2/BB	307,500,000	22,500,000	14,850,000	66	14,563,658
11/2005	Duke Funding, Ltd. 2005-9A	Duke Funding Management	Managed Synthetic/ Cashflow CDO	RMBS, CMBS	Baa3/BBB	2,500,000,000	118,750,000	9,100,000	8	8,962,167
01/2006	Static Residential Trust 2005-CX	None	Static Synthetic CDO	RMBS	Baa2/BBB	500,000,000	21,000,000	10,000,000	48	9,286,434

										217,409,329

Total										508,193,721

(1)	Collateral type refers to the primary holdings of each issuer.

(2)	‘Portfolio Implied Rating’ refers to the WARF of the issuer. Data are based on the most recent monthly report issued on or prior to December 31, 2006.

(3)	Total initial face as notional amount of all debt and equity securities issued.

(4)	Total initial face as notional amount of preference share and income notes issued.

NR — not rated WR — withdrawn rating

CDO Holdings Acquired after December 31, 2006

The following summarizes our CDO holdings acquired subsequent to December 31, 2006 and through March 31, 2007(1):

							Total
					Portfolio	Total	Equity		Purchase
Closing				Collateral	Implied	Capitalization(4)	Amount(5)	% of	Price
Date	Issuer/Tranche	Manager	CDO Type	Type(2)	Rating(3)	($)	($)	Class Held	($)

3/2007	Octonion CDO, Ltd. Income Notes	Harding Advisory LLC	Mezzanine ABS CDO	RMBS, CMBS, ABS	Baa2/BBB	$1,040,250,000	$24,000,000	48	$13,200,000
3/2007	Premier Funding CLO SE Note	Citigroup Global Markets Realty Corp.	Managed Synthetic CLO	Middle market corporate loans	N/A	$288,266,475	$12,106,106	75	$12,106,106
3/2007	Stone Tower CLO VI Ltd.	Stone Tower	Managed Cashflow CLO	Corporate leveraged loans	B1/B+	$1,000,000,000	$8,000,000	10	$7,600,000

Total									$32,906,106

(1)	Does not include investment in short-term warehousing facilities.

(2)	Collateral type refers to the primary holdings of each issuer.

(3)	“Portfolio Implied Rating” refers to the WARF of the issuer. Data is based on the closing documents for the transactions.

(4)	Total initial face as notional amount of all debt and equity securities issued.

(5)	Total initial face as notional amount of equity securities issued.

NR — not rated WR — withdrawn rating

Business Operations

Our significant business operations include the following principal activities:

•	CDO formation and acquisition;

•	asset sourcing; and

•	risk management, including asset monitoring, surveillance and hedging.

Currently, our managers act as collateral manager for the majority of our CDO subsidiaries. Whether our CDO subsidiaries are managed by the managers or by third parties, we actively participate in and oversee each key aspect of our CDO subsidiaries’ operations.

Operating Committee

Our day-to-day operations are supervised by our operating committee, which is composed of our CEOs, Ralph R. Cioffi and Michael J. Levitt, our CFO and certain other BSAM and Stone Tower investment professionals. Our operating committee meets regularly to discuss business opportunities, review the performance of our CDO holdings and oversees our business operations. The operating committee considers, among other things:

•	investments in our existing portfolio;

•	our deal flow pipeline (including investments and rejections);

•	the performance of our CDO subsidiaries;

•	securities on our surveillance list;

•	our cash status (including amounts currently available, projections and financing);

•	compliance with regulations;

•	the valuation of our assets; and

•	the returns on our previous and current investments.

All of our investments must be approved by our operating committee, which requires the unanimous approval of both CEOs. The operating committee operates pursuant to general policies, procedures and guidelines established by our board of directors. Under these guidelines, the operating committee is required to seek board approval for investments that meet certain amount thresholds and in cases where certain conflicts of interest have been identified.

CDO Formation and Acquisition

To meet our business objectives, we are continually seeking opportunities to form or acquire additional CDO subsidiaries. Through our managers we have the opportunity to form new CDO subsidiaries. We also believe that the ability of the managers to identify and work with high-quality third-party CDO collateral managers is important to our success, and gives us a competitive advantage over our competitors. In either case, in forming and acquiring new CDO subsidiaries we take an active role in structuring the overall CDO, determining the rights and conditions attaching to our equity interests, negotiating the management fee if a third party is retained, negotiating the underwriting fees charged by the underwriter in connection with the financing of the CDO, and negotiating and determining the overall return profile and other economic characteristics of our equity interests.

Portfolio Construction and Asset Sourcing

The portfolio of each CDO subsidiary is constructed utilizing strict sector and asset diversification parameters within the managers’ rigorous credit processes, focusing on principal preservation. Each portfolio is constructed based on the specific business parameters of the CDO’s indenture and working within rating agency constraints. The CDO indentures contain numerous criteria for their portfolios relating to credit quality, type of instrument, maturity, industry, issuer, and other diversification and credit quality parameters. The managers’ overall goals in portfolio construction, executed within the portfolio guidelines and the constraints of the indenture, are (i) to maximize relative value based on its credit views and (ii) to maximize diversification in order to minimize the effect of isolated credit events on the overall portfolio.

The managers currently source many of the assets they manage through close relationships with a large and diverse group of financial intermediaries, including investment banks, financial sponsors, specialty dealers and brokerage firms. The managers also capitalize on their relationships in the financial community through their management of multiple CDOs and their involvement in a vast number of credit positions. We also rely on the relationships that the managers’ asset management professionals have developed in their many years of involvement in the financial services industry. A primary function of the managers’ asset management professionals is to maintain relationships with these institutions and maximize the managers’ asset sourcing capabilities.

We also rely, where applicable, on the asset sourcing capability of third-party collateral managers. In such cases, we also advise and oversee the asset selection process carried out by the collateral manager.

Asset Allocation/Diversification

One of the major steps in constructing the portfolio for a CDO is to achieve the levels of diversification among credit quality, type of instrument, industries, issuers and other parameters that are necessary in order to obtain the desired ratings of the CDO debt. The CDO is then required to maintain compliance with various tests in order to protect these ratings and the cash flow expected to be available to the holders of the CDO equity. This process requires identifying and acquiring a wide variety of fixed-income instruments, each of which plays a role in achieving on a portfolio-wide basis the levels of diversification required under the indenture. In the managers’ experience, a typical ABS CDO will own approximately 100 different credit assets. We view our access to a large number and variety of assets through the managers and/or their affiliates and through the high-quality collateral managers with whom we have relationships as a critical component of our ability to achieve these asset allocation and diversification requirements.

Asset Sourcing

The following summarizes some features of the credit process employed by the managers with respect to our CDO assets and the ABS and corporate credit assets underlying the CDOs.

CDOs

Deal Structure.  The managers’ CDO credit process begins with understanding the CDO’s structure. The CDO type and size are studied and reviewed to determine if the deal is static or has a reinvestment period. They also analyze the CDO’s amortization schedules and payment structure as well as interest rate hedges. Pricing of the CDO tranches is also analyzed.

Manager Review.  The managers conduct an in-depth review of the CDO manager, focusing on the manager’s CDO experience, organization staffing and stability and past CDO performance. Finally, the managers examine the manager’s ownership of CDO equity and liabilities, assets under management and CDOs under management.

Documentation Review.  The documentation of a CDO deal, including the CDO indenture, is reviewed by the managers, with particular attention to hedge agreements on high-grade ABS transactions, manager removal provisions, amendment procedures and trading restrictions.

Transaction Parties.  In addition to a manager review, the managers analyze the other parties to a CDO deal, including the underwriter, trustee and rating agencies participating in the transaction.

Collateral/Trigger Analysis.  The managers also analyze the collateral coverage tests, collateral quality tests and eligibility criteria that are incorporated into each CDO deal. In particular the managers’ analysis focuses on the senior securities’ over-collateralization requirements, the subordinate securities’ over-collateralization requirements, the WARF of the collateral portfolio, the portfolio diversity score and asset correlation, obligor and sector concentrations and minimum coupon and spread requirements.

Structure Default Analysis.  The managers apply a structure default analysis to each CDO it reviews. The equity return profile of the CDO is an especially important component of this analysis, as are any special features of the cash flow waterfall. The managers also examine the possibility of early redemption of the CDO as a result of the exercise of any optional redemption right or clean-up or auction call mechanism.

Break-even Analysis.  The managers’ also perform a customized break-even analysis on each CDO. This analysis examines the CDO’s constant default rate, recovery rate and cumulative default loss, as well as payment speed and reinvestment rates.

In addition, we may also perform customized default analysis where return profiles are measured by varying the timing and severity of loss for the default of specific assets within the portfolio.

ABS

Knowing the Originator and Servicer.  Knowing the originator and servicer of ABS, particularly RMBS servicers, is paramount to the managers’ ABS credit process. The managers regularly meet with originators and servicers. The managers review the origination channels and analyze the originators’ underwriting philosophies and processes. The managers also review the originators’ and services track records.

Understanding Collateral and Enhancement.  The managers’ also focus on understanding the underlying collateral and the credit enhancement provisions of ABS assets. The managers utilize proprietary and third-party surveillance and risk management systems in assessing ABS assets. The managers develop tailored loan stratifications, review geographic exposures and apply their adjusted FICO score analysis to ABS assets. With respect to geographic exposures, BSAM has developed and maintains a proprietary system that provides analysis of the demographics of metropolitan structural areas such as employment, population, industry and the distribution of income. We believe this is a valuable tool in assessing the credit quality of the underlying collateral pool of RMBS, which are the principal assets in which our ABS CDOs invest. Through this examination, the managers are able to understand and minimize layered risks within ABS assets.

Generating Stress Runs and Cash Flow Analysis.  The managers apply stress runs and cash flow analysis to each ABS asset. The managers’ generate customized default vectors and analyze standard default scenarios, which includes reviewing the available funds cap risk of ABS assets. Finally, the managers subject ABS assets to a loss coverage multiple test to determine the suitability of each asset.

Corporate Credit

Asset Review Process.  The managers review individual credits in the CDO issuers’ portfolios and assess the cash flow generation capability and enterprise value of the underlying corporate credit assets, a process which seeks to minimize risk of default and maximize recoveries in the event of a default. When evaluating corporate credit assets, the managers generally endeavor to, among other things: (i) conduct credit-based research and analysis; (ii) assess the fair market value of the enterprise of the borrower’s business and avoid making investments where the face value of all of the debt of the business exceeds the managers’ view of the enterprise value; and (iii) avoid making investments in companies that do not generate free cash flow from business operations or, based on our proprietary financial models, will not be able to meet debt service on a timely basis. The managers’ credit-based research and analysis considers, among other things: (i) an assessment of the default probability of the borrower; (ii) an analysis of the relative value of the investment compared to other comparable investment opportunities; (iii) the nature, adequacy and value of the collateral, if applicable; and (iv) the creditworthiness of a borrower’s business, including, but not limited to, its cash flows, capital structure and future prospects.

Risk Management

The risk management and operational oversight functions for our CDOs are supervised by the managers’ asset management and compliance professionals, particularly their specialized credit and structuring professionals.

Monitoring and Surveillance

In order to achieve appropriate diversification in our portfolio and to manage credit risks, we use our proprietary and third-party surveillance and risk management systems. Our systems utilize a specialized database designed specifically for structured credit products and their underlying portfolios. The surveillance system aggregates data from vendors (including INTEX, Bloomberg and Loan Performance), trustees, servicers and rating agencies in order to generate frequent alerts and collateral management reports. Our managers’ portfolio managers and credit analysts evaluate these alerts and reports, using analytic tools including INTEX, Bear Stearns BondStudio, Salomon Yield Book, Bloomberg and proprietary models. The monitoring and surveillance process enables effective portfolio construction, monitoring and management by helping the managers identify suspect assets before the occurrence of credit deterioration or ratings downgrades.

Individual portfolio holdings of each CDO managed by each manager are continually monitored by specific portfolio managers. The extent of monitoring or intervention is generally determined by the degree of credit stress that a given underlying asset is experiencing. The managers conduct monthly portfolio monitoring meetings. At these meetings, the portfolio managers provide updated credit reviews, discuss outlooks for their respective sectors, and defend and justify portfolio holdings.

The following summarizes some features of the monitoring and surveillance process employed by the managers with respect to their CDO assets and the ABS and corporate credit assets underlying CDOs:

CDOs

Our proprietary and third-party surveillance system assist our managers in:

•	summarizing each CDO’s current and historical collateral test compliance as well as portfolio characteristics.

•	comparing collateral performance against historical and projected performance.

•	reviewing trading activity within a CDO, which provides insight into a CDO manager’s view of the market and can help predict future performance.

•	reviewing a CDO’s cashflow structure to determine early signs of structural problems in a deal.

Our managers also:

•	perform a manual review of troubled credit assets in a deal, particularly in the more-troubled asset classes; and

•	conduct periodic conference calls and/or visits with managers to review operations, including staffing, specific credits and future CDO plans.

ABS

Using a proprietary surveillance system, all assets are reviewed monthly and those showing signs of future credit deterioration or poor performance are “flagged” for further review. Certain parameters that would cause an asset to be “flagged” include:

•	For RMBS, changes in delinquencies, cumulative loss, initial and current credit enhancement and CPR rates over time.

•	For CDOs, changes in all coverage ratios and the weighted average portfolio rating over time, CCC buckets, loss and defaulted securities.

Our CDO, RMBS, ABS and corporate portfolio managers and credit analysts evaluate the reported statistics on flagged positions and perform additional analysis when necessary. All comments are passed on to the senior portfolio managers and logged in the surveillance system.

Hedging

Once our managers detect that our assets are subject to potential credit deterioration, they may from time to time utilize derivative financial instruments to hedge all or a portion of the credit risks of such assets. Our managers may use credit default swaps to hedge this risk. In a credit default swap, the investor receives periodic payments from a counterparty that seeks protection against the default of a referenced fixed-income asset. In return for this payment, the investor must pay the protection buyer default losses on the referenced assets if the obligor of the referenced assets defaults.

Asset Replacement

We substitute assets that are credit impaired or in order to cause, maintain or restore compliance with a collateral coverage test, collateral quality test or eligibility criteria set forth in the related indentures that would not be satisfied in the absence of such substitution. However, pursuant to Rule 3a-7 of the 1940 Act, an asset may not be sold if the primary purpose of sale is to realize gain or minimize loss resulting from market value changes. We generally expect to hold most of the assets in our CDO subsidiaries to maturity and, accordingly, do not expect to engage in a significant volume of asset replacements. The proceeds of payoffs at maturity and principal prepayments may also be redeployed to purchase replacement assets during the reinvestment period provided by the indenture. Replacement assets are selected strictly in accordance with the terms of the indenture through the same process as the construction of the initial portfolio. The manager’s goal is to minimize defaults and to the extent defaults do occur, maximize recoveries.

1940 Act Exclusion

We conduct our operations so that we are not required to register as an investment company under the 1940 Act. Pursuant to Section 3(a)(1)(C) of the 1940 Act, any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will be deemed to be an investment company. Excluded from the term “investment securities,” among other things, are securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. We believe that more than 60% of our assets consist of CDO subsidiaries that are themselves not investment companies as a result of the exception for structured finance companies, Rule 3a-7, rather than in reliance on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Accordingly, we do not own or propose to acquire investment securities having a value in excess of 40% of the value of our total assets on an unconsolidated basis, and are therefore not required to register as an investment company.

If it were determined that one or more of our CDO subsidiaries could not rely on the exclusion from investment company status under the 1940 Act for structured finance companies, these CDO subsidiaries would have to restructure their operations in order to rely on that exclusion. If they could not restructure their operations to comply with the exclusion, then we could have to register as investment companies under the 1940 Act, either of which could adversely affect our earnings.

Competition

We are subject to significant competition in seeking business opportunities. A number of entities compete with us to make the types of assets that we or our CDOs seek to acquire, including REITs, financial and insurance companies, commercial and investment banks, commercial finance companies, public and private investment funds and other investors. A number of our competitors have greater resources than we do and we may not be able to compete successfully for assets.

Staffing

The management, operation and policy of the company is vested exclusively in our board of directors. Our board of directors, however, has the power to delegate to either of the CEOs or the managers any of its responsibility for the management and operation of the company. Our CEOs are employees of the managers or one or more of their affiliates.

Legal Proceedings

We and the managers are not currently subject to any material legal proceedings.

Our Corporate Information

Our principal executive offices are located at 152 West 57th Street, New York, New York 10019. Our telephone number is (212) 457-0220.

THE MANAGEMENT AGREEMENTS

The Management Agreements

Services

We are party to a management agreement with each manager, pursuant to which the managers monitor and manage our assets and financial activities. Pursuant to each management agreement and subject to the policies and control of our operating committee and, in certain instances, our board of directors, the managers, among other things, (i) perform diligence, structure on our behalf our CDO subsidiaries and oversee the purchase and sale of assets (which purchases may be from affiliates of either or both of the managers) on behalf of our CDO subsidiaries, (ii) monitor and manage our assets and financial activities (including through the use of leverage and our hedging policies), (iii) provide us with certain advisory services, (iv) are responsible for the day-to-day activities relating to its assets, with such allocation of responsibilities as between the managers as determined by our board of directors, and (v) such other matters as our board of directors and the managers may agree upon from time to time. We believe our managers have well respected and established management resources for each of our subsidiaries’ targeted asset classes and a mature infrastructure supporting those resources. We benefit from the managers’ finance and administrative capabilities for certain legal, compliance and other operational matters, including the allocation and execution of purchases and sales of assets, securities valuation, risk management and information technology services.

Each management agreement provides that the respective manager will not be liable to us, our affiliates or representatives for any acts or omissions or any errors of judgment or any loss suffered by us. However, each manager will be liable for losses resulting from its willful misconduct, fraud, criminal misconduct or gross negligence or by reason of its reckless disregard of its obligations and duties under its management agreement.

Each management agreement requires the respective manager to manage our business affairs in conformity with the policies and controls of our operating committee, and in certain instances subject to the approval of our board of directors. The managers, in conjunction with the CEOs, are responsible for the day-to-day management of our assets and financial activities and perform (or cause to be performed) such services and activities relating to our assets and financial activities as may be appropriate, which may include the following:

•	serving as our consultant with respect to the structuring of CDO subsidiaries, making acquisitions and dispositions of assets for our CDO subsidiaries prior to putting in place long-term financing, determining the capitalization and borrowings of our CDO subsidiaries, and developing such policies, procedures and guidelines as our board of directors determines are useful to the management of our business;

•	assisting us in developing criteria for asset purchase commitments and programs that are specifically tailored to our business objectives and making available to us their knowledge and experience;

•	investigating, analyzing, selecting and executing acquisition, disposition and hedging opportunities (including accumulating assets for us, participating in the warehouse equity in CDO entities sponsored by third parties and making short-term investments of excess cash);

•	conducting negotiations with sellers and purchasers and their respective agents, representatives and investment bankers with respect to prospective acquisitions and dispositions of assets by us;

•	engaging and supervising, on our behalf and at our expense, independent contractors (which may include affiliates of a manager) that provide investment banking, securities brokerage, back office and other financial services, and such other services as may be required relating to our assets;

•	coordinating and managing operations of any joint venture, asset acquisition programs, warehousing equity participations or co-purchased interests held by us;

•	providing executive and administrative personnel, office space and office services required in rendering services to us, to the extent that we have not developed internally administrative capability to handle our day-to-day business and operations;

•	administering and servicing our day-to-day operations, assisting and supporting the CEOs and our chief financial officer with respect to financial, bookkeeping, accounting and disclosure matters and such other administrative service functions necessary to manage us and which are mutually agreed, including in connection with the collection of revenues, the payment of our obligations, the maintenance of appropriate computer services and the production on a timely basis of information, reports and accounts and other assistance to us relating to financial bookkeeping, accounting and disclosure matters to assist us in timely satisfying any filing obligations under the Securities Exchange Act of 1934, or Exchange Act, as amended;

•	communicating on our behalf with the holders of any of our equity or debt securities and helping us to maintain effective relations with such holders;

•	counseling us in complying with all regulatory requirements applicable to us in respect of our business activities, including, where applicable, the maintenance of our exclusions or exemptions from the 1940 Act and monitoring compliance with the requirements for maintaining same;

•	monitoring the operating performance of our assets, providing periodic reports with respect thereto to our operating committee and board of directors (including comparative information with respect to such operating performance and budgeted or projected operating results), and furnishing reports and statistical and economic research regarding the services performed for us by the managers;

•	advising us as to our capital structure and capital raising;

•	assisting us in retaining qualified accountants and legal counsel, as applicable, to assist in the conduct of our business;

•	assisting and counseling us regarding the development of an annual budget and periodically monitoring our performance against such budget;

•	advising us with respect to obtaining appropriate warehouse or other financings;

•	assisting us and our service providers in making required tax filings and reports;

•	advising us with respect to structuring long-term financing vehicles for our assets, and with respect to offering and selling securities publicly or privately in connection with any structured financings; and

•	performing such other services as may be required from time to time for management and other activities relating to our assets and our business and operations as our board of directors shall reasonably request or the managers deem appropriate under the particular circumstances.

The managers will not be required to provide services that would require them to make any certification pursuant to the Sarbanes-Oxley Act, although they will provide support and assistance, to the extent necessary, to enable our CEOs and chief financial officer to provide such certifications.

In addition, the managers will not knowingly take any actions or conduct themselves in a manner that would cause us to be engaged in a U.S. trade or business within the meaning of Section 864 of the U.S. Internal Revenue Code of 1986, as amended. In fulfilling these obligations, the managers may rely on opinions of tax counsel and on our operating guidelines.

Indemnification

We have agreed to indemnify each manager, its affiliates and their respective legal or other representatives to the fullest extent permitted by law against all losses, liabilities, damages, expenses or costs suffered, incurred or sustained by reason of the fact that they were in such roles with respect to the company. However, we will not indemnify them for matters resulting from their willful misconduct, fraud, criminal misconduct or gross negligence or their reckless disregard in the performance of their obligations and duties.

Furthermore, the managers may consult with legal counsel and accountants in respect of our and our subsidiaries’ affairs and will be fully protected and justified in any action or inaction taken in accordance with the advice or opinion of such counsel or accountants, provided that such legal counsel or accountants were selected with reasonable care.

Term

Each management agreement is effective until September 28, 2007 and will be automatically extended for one-year terms unless either party gives 30 days’ prior written notice that it elects to not renew the management agreement at the end of the one-year term.

In the event we elect to not renew a management agreement without cause (that is, unless the non-renewal is because the manager or the related CEO is finally adjudicated to have engaged in fraud, willful misconduct or gross negligence with respect to the company’s assets or business), the manager will be entitled to the payment of a termination fee. In such case, the termination fee will be equal to the base fees and incentive fees that would have been payable to the manager by us and our subsidiary, Everquest LLC, for either two full years (based on the average annual fees paid to such manager in prior years) if such non-renewal occurs on or prior to September 28, 2009 or one full year of such fees if the non-renewal occurs after September 28, 2009. An additional termination fee is payable if the manager is so not renewed prior to September 28, 2007 so that three full years of fees are received by the manager.

In the event that we do not renew a management agreement for cause or a manager does not renew its management agreement, the manager will receive from us an amount equal to the base management fees and incentive fees through the end of the then-current annual term.

If either CEO voluntarily ceases to be a CEO of our company, dies or becomes disabled, we may not renew the related management agreement during the 90-day period following such event and pay the related manager one full year’s base and incentive fees, calculated as described above.

The managers will also provide management services to Everquest LLC on substantially the same terms and conditions as they provide to the company pursuant to the management agreements.

Either manager may waive or defer the right to payment of fees to it, and such fees may be paid by the company, Everquest LLC, or both (without duplication).

Each management agreement will be governed by the laws of the State of New York.

Management Fees, Expenses and Incentive Allocation

Base Fee

We pay the managers a base management fee, quarterly in arrears, in an amount equal to (i) 1.75% on an annualized basis of the company’s net assets up to $2 billion, plus (ii) 1.50% on an annualized basis of the company’s net assets over $2 billion and up to $3 billion, plus (iii) 1.25% on an annualized basis of the company’s net assets over $3 billion and up to $4 billion, plus (iv) 1% on an annualized basis of the company’s net assets over $4 billion.

For purposes of calculating the base fee, the company’s net assets will be adjusted to exclude special one-time events pursuant to changes in GAAP and non-cash charges. Such adjustments will be made only after discussion between the company and the independent directors on our board of directors and approval by a majority of the independent directors.

To the extent we have purchased after September 28, 2006, or in the future purchase, an equity stake in a CDO or other structured finance interest sponsored by BSAM or Stone Tower or our managers are able to obtain any fee rebates for deals in which we and other vehicles they manage invest (but, excluding secondary purchases or other purchases after completion of an offering), the fees payable by us under the management agreements will be reduced by the portion of any management or incentive fees received by BSAM or Stone Tower as manager of the CDO or other issuer that is allocable to our stake in such CDO or other issuer, to the extent such fees are not otherwise waived by BSAM or Stone Tower. The foregoing fee reduction provision does not apply to our initial portfolio of CDOs that we acquired in our formation transactions. No management or incentive fees are paid by Parapet CDO to BSAM or Stone Tower, although BSAM and Stone Tower may be entitled to investment management fees with regard to certain of Parapet CDO’s underlying CDO assets. The managers use their management fee in part to pay compensation to their officers and employees.

Incentive Allocation

In addition to the base fee, the managers receive a quarterly incentive allocation from Everquest LLC and cash distribution from us in an aggregate amount equal to:

(i) 25% of the dollar amount by which:

(a) the company’s quarterly net increase in net assets resulting from operations (as determined in accordance with GAAP before non-cash equity compensation expense), before accounting for the incentive allocation and distribution, per weighted average company ordinary shares for such quarter, exceeds

(b) an amount equal to (A) the weighted average of the price per ordinary share for all issuances of company ordinary shares, after deducting any underwriting discounts and commissions and other costs and expenses relating to such issuances, multiplied by (B) the greater of 2.00% per quarter (or 8% annually) and 0.50% plus one-fourth of the U.S. Ten-Year Treasury Rate for such quarter, multiplied by

(ii) the weighted average number of ordinary shares outstanding during such quarter.

The foregoing calculation and cash distribution of the incentive allocation is adjusted to exclude special one-time events pursuant to changes in GAAP and non-cash charges. Such adjustments are made only after discussion between the managers and the independent directors on our board of directors and approval by a majority of the independent directors on our board of directors. The incentive allocation calculation and associated incentive distribution is made quarterly in arrears. Furthermore, to the extent that Everquest LLC does not have any net increase in net assets resulting from operations, as calculated for federal tax purposes during any particular taxable year, no amounts will be allocated to the manager in respect of their profits interests.

The compensation paid to the managers is allocated between them as follows: (i) compensation relating to the first $562.0 million of book capital of the ordinary shares of the company outstanding at the time of the determination of such compensation will be allocated 80%/20% between BSAM and Stone Tower, respectively, and (ii) compensation relating to the book capital of the ordinary shares in excess of $562.0 million will be allocated 60%/40% between BSAM and Stone Tower, respectively.

Reimbursement of Expenses

We will reimburse the managers for any expenses incurred on our behalf as set forth in the management agreements, including asset purchase and sale expenses (i.e., expenses that the managers reasonably determine to be related to the purchase of our assets), such as brokerage commissions, custodial fees, bank service fees, interest expenses and expenses related to any proposed acquisition of assets that was not consummated the costs associated with the establishment of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs and other costs); the costs of preparing, printing, delivering and filing any notices, proxy materials, reports and filings to any person, and other expenses connected with communications to such persons; reasonable travel and other out-of-pocket expenses incurred by officers, employees and agents of the managers and their affiliates in connection with the purchase, financing, hedging, refinancing, sale or disposition of assets and proposed assets; hedging expenses; legal expenses; professional fees (including, without limitation, expenses of consultants and experts); internal and external accounting expenses (including costs associated with any computer software or hardware used by us); accounting, auditing and tax preparation expenses; the costs and expenses of rendering financial assistance to or arranging for financing for any assets; entity-level taxes; our tax-related litigation expenses, including our attorney’s fees; expenses of any registrar, custodian and transfer agent; our organizational expenses; administrative fees and expenses related to third-party asset valuation services; other expense categories approved by our board of directors; our winding-up costs, and all other expenses actually incurred by the managers and their affiliates that are reasonably necessary for the performance by the managers of their functions, duties and obligations under the management agreements.

OUR MANAGEMENT AND CORPORATE GOVERNANCE

The management, operation and policy making functions of the company are vested exclusively in our board of directors. Our board of directors, however, has the power to delegate to either of the CEOs or the managers any of its responsibility for the management and operation of the company. Our board of directors consists of the CEOs, an additional director designated by BSAM and four independent directors as determined by our board using the standards for independence established by the NYSE.

Directors and Executive Officers

The following table presents certain information concerning our board of directors and the individuals who serve as our CEOs and other executive officers.

Name	Age	Position

James S. Gilmore, III	57	Chairman of the Board of Directors and Independent Director
Ralph R. Cioffi	51	Co-Chief Executive Officer and Director
Michael J. Levitt	48	Co-Chief Executive Officer and Director
Gary Cohen	64	Independent Director
John W. Geissinger	47	Director
Jay M. Green	60	Independent Director
Gregory J. Parseghian	46	Independent Director
Smita Conjeevaram	46	Chief Financial Officer

Set forth below is biographical information for our CEOs, chief financial officer and directors.

James S. Gilmore, III.  Mr. Gilmore is the chairman of the board of directors. Mr. Gilmore has been a partner at the law firm of Kelley Drye & Warren LLP since 2002, where he practices corporate and technology law and provides advice to clients on homeland security issues in the areas of public relations, information technology and international relations. He also currently serves as chairman of the National Council on Readiness and Preparedness, a nonprofit community-based organization. From 1998 to 2002, he was Governor of the Commonwealth of Virginia and was Attorney General of the Commonwealth of Virginia in 1993. Previously, he served in various public and private legal positions, as well as in the U.S. Army. Mr. Gilmore serves as a director of Atlas Air, Inc., Barr Pharmaceuticals, Inc. and Cypress Telecommunications Corp. Mr. Gilmore received a B.A. in Foreign Affairs from the University of Virginia, and a J.D. from the University of Virginia Law School.

Ralph R. Cioffi.  Mr. Cioffi is a co-chief executive officer and a director of the company. Mr. Cioffi is a senior managing director at BSAM, has been with Bear Stearns since 1985 and is a member of BSAM’s board of directors. From 1985 through 1991 Mr. Cioffi worked in institutional fixed-income sales where he specialized in structured finance products. He served as the N.Y. head of fixed-income sales from 1989 through 1991. From 1991 through 1994 Mr. Cioffi served as global product and sales manager for high-grade credit products. He was involved in the creation of the structured credit effort at Bear Stearns and was a principal force behind Bear Stearns’ position as a leading underwriter and secondary trader of structured finance securities, specifically CDOs and esoteric ABS. Mr. Cioffi founded and has been managing the High Grade Structured Credit Strategies Fund since March 2003. He holds a B.S. degree in Business Administration with distinction from Saint Michael’s College, Vermont, and is a member of the international business management and administration honor society, Sigma Beta Delta.

Michael J. Levitt.  Mr. Levitt is a co-chief executive officer and a director of the company. Mr. Levitt founded Stone Tower Capital LLC, or STC, in 2001. He is responsible for the overall strategic direction of STC and the development of the firm’s investment philosophies. He also serves as Chairman and Chief Executive Officer of I/ST and Chairman of Hanover-STC. He has spent his entire twenty-five year career managing or advising non-investment-grade companies and investing in non-investment-grade assets. Previously, Mr. Levitt worked as a partner in the New York office of Hicks, Muse, Tate & Furst Incorporated, where he was involved in many of the firm’s investments. Additionally, he managed the firm’s relationships with banking firms. Prior thereto, Mr. Levitt served as the Co-Head of the Investment Banking Division of Smith Barney Inc. with responsibility for the advisory, private equity sponsor and leveraged finance activities of the firm. Mr. Levitt began his investment banking career at, and ultimately served as a Managing Director of, Morgan Stanley & Co., Inc. Mr. Levitt oversaw the firm’s corporate finance and advisory businesses related to private equity firms and non-investment-grade companies. Mr. Levitt has a B.B.A. from the University of Michigan and a J.D. from the University of Michigan Law School. Mr. Levitt serves on the University’s Investment Advisory Board.

Gary Cohen.  Mr. Cohen is a director of the company. He currently teaches classes at various graduate business schools and serves as a consultant to start-up hedge funds. From 2001 to 2003, he was chief investment officer and chief operating officer for the Americas at Deutsche Bank’s Deutsche Asset Management. From 1973 to 2000, Mr. Cohen served in various positions at Citibank and Citigroup, eventually becoming a senior managing director at Citi Alternative Investment Strategies and global chief investment officer at Citigroup Alternative Investments. Previously, he served as a U.S. Army officer. Mr. Cohen holds a B.S. in Social Science Education from Indiana University of Pennsylvania, and an M.B.A. in Finance and Operations Research from Syracuse University.

John W. Geissinger.  Mr. Geissinger is a director of the company. He joined BSAM in 1998, and is currently the chief investment officer of BSAM. Prior to joining BSAM, he served as managing director and head of investment-grade fixed income at Chancellor LGT Asset Management. From 1986 to 1993, Mr. Geissinger was senior vice president and senior portfolio manager at Putnam Investments. Prior to that, he was director of quantitative fixed income research at Aetna Life and Casualty from 1983 to 1986. Mr. Geissinger received a B.S. in Mathematics and Economics from Wake Forest University and an M.B.A. in Statistics from New York University. Mr. Geissinger is a member of the Fixed Income Analyst Society and is a CFA charterholder.

Jay M. Green.  Mr. Green is a director of the company. Mr. Green has been a private investor since 1998. Mr. Green was executive vice president and chief financial officer of General Cigar Holdings, Inc. and its predecessor parent, Culbro Corporation, from 1988 to 1998, which at the time were NYSE-listed companies. From 1981 to 1988, he served in various leadership positions at Columbia Pictures and its then parent, The Coca-Cola Company. From 1969 through 1981, Mr. Green was with Price Waterhouse where he supervised audit examinations of large domestic and international companies. Mr. Green has previously served as a director of the following entities: The Smith & Wollensky Restaurant Group; The Walter Reade Organization; The Burbank Studios; Fedcap Rehabilitation Services, Inc.; and Griffin Gaming and Entertainment. Mr. Green graduated with a B.S. from Boston University in 1969 and is a Certified Public Accountant.

Gregory J. Parseghian.  Mr. Parseghian is a director of the company. He is the founder and chief executive officer of Parseghian Investment Advisors, LLC, an independent consultant to investment managers. From 1996 to 2003, Mr. Parseghian was employed by the Freddie Mac Corporation, serving first as Chief Investment Officer and subsequently from June to December 2003 as President and Chief Executive Officer. Previously, Mr. Parseghian was a managing director of Salomon Brothers and Credit Suisse First Boston and a partner in BlackRock Financial Management. Mr. Parseghian graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics and an M.B.A. in Finance.

Smita Conjeevaram.  Ms. Conjeevaram is the chief financial officer of the company. Ms. Conjeevaram has been actively involved in the hedge fund industry for over 15 years and has held senior positions at several large hedge funds. From September 2005 to August 2006; Ms. Conjeevaram was the COO/CFO of a newly launched private equity fund, SC Capital. Prior to SC Capital, Ms. Conjeevaram was a Partner and CFO of Strategic Value Partners, a distressed debt fund, from July 2004 to September 2005. From March 2003 to May 2004 Ms. Conjeevaram was the CFO of ESL Investments, a hedge fund. From 1999 to 2002 Ms. Conjeevaram was a Principal of Sentinel Advisors, LLC. Prior to joining Sentinel Advisors, Ms. Conjeevaram was a Tax Manager at Long Term Capital Management, L.P. beginning in 1994. Ms. Conjeevaram served as Tax Manager at Price Waterhouse from l987 to l994. Her education includes a B.S. in Accounting from Butler University, Indiana and a B.A. in Economics from Ethiraj College, Madras, India. Ms. Conjeevaram is a Certified Public Accountant.

Corporate Governance

The structure, practices and committees of our board of directors, including matters relating to the size, independence and composition of our board of directors, the election and removal of directors, requirements relating to board of directors’ action, the powers delegated to board of directors committees and the appointment of executive officers, are governed by our memorandum and articles of association. The following is a summary of certain provisions of our memorandum and articles of association that affect our corporate governance. This summary is qualified in its entirety by reference to all of the provisions of the memorandum and articles of association. Because this description is only a summary of our memorandum and articles of association, it does not necessarily contain all of the information that you may find useful. We therefore urge you to review our memorandum and articles of association in their entirety.

During the preceding five years, none of our directors, the CEOs or our chief financial officer has been convicted of any fraudulent offenses, served as an officer or director of any company subject to a bankruptcy proceeding, receivership or liquidation, been the subject of sanctions by a regulatory authority or been disqualified by any court of competent jurisdiction from acting as a member of the administrative, management or supervisory body of any issuer or from participating in the management or conduct of the affairs of any issuer.

Size, Independence and Composition of Our Board of Directors

Our board of directors, which currently has seven members, may consist of between seven and 12 directors. At least a majority of the directors holding office must be independent, as determined by the full board of directors using the standards for independence established by the NYSE. If the death, resignation or removal of an independent director results in our board of directors consisting of less than a majority of independent directors, the vacancy must be filled promptly with another independent director appointed by majority vote of the remaining directors. Pending the filling of such vacancy, our board of directors may temporarily consist of less than a majority of independent directors.

Election and Removal of Directors

Shareholders elect all our directors, except the BSAM and Stone Tower designated directors. The special voting share classes granted to BSAM and Stone Tower entitle each to elect one director. These special voting shares remain valid so long as the relevant management agreement remains in effect, or the relevant manager or its affiliates have over $50 million invested in our company. BSAM’s special voting shares entitle it to designate one additional director so long as the BSAM-affiliated investment in our company is over $100 million. Independent directors may be removed for cause at any time by the vote of holders of two-thirds of our outstanding shares. BSAM and Stone Tower may remove any director they are entitled to designate. A director who is a BSAM or Stone Tower designee may also be removed for cause by the two-thirds vote of the independent directors. Any vacancy of a BSAM or Stone Tower designated director will be filled by BSAM or Stone Tower, and any other vacancy will be filled by majority vote of the remaining directors.

Action by Our Board of Directors

Members of our board of directors may take action in a meeting in which a quorum is present or by a written resolution signed by all directors then holding office. A quorum of our board of directors consists of a majority of our board of directors, which includes a majority of the independent directors. Our board of directors generally acts by majority vote. Under our management agreements, our board of directors has delegated to the managers substantial authority for carrying out the day-to-day management and operations of our business, including making specific investment decisions.

Transactions in Which a Director Has an Interest

A director who directly or indirectly has an interest in a contract, transaction or arrangement with us or certain of our affiliates is required to disclose the nature of his or her interest to the full board of directors. Such disclosure may generally take the form of a general notice given to our board of directors to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement entered into by the company. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest, and any transaction approved by our board of directors will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given, provided that our board of directors or a committee of the board of directors authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to us.

Audit Committee

The audit committee consists solely of independent directors, and all members are financially literate. In addition, at least one member of the audit committee has accounting or related financial management expertise. The audit committee presently consists of each independent director. We consider Messrs. Green, Parseghian, Gilmore and Cohen to be financially literate, and Messrs. Green, Parseghian and Cohen to have accounting or related financial management expertise.

The audit committee is responsible for assisting and advising our board of directors with matters relating to:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the compliance of the investments selected by the managers with our investment policies and procedures;

•	the review of the managers’ performance under the management agreements;

•	the qualifications, performance and independence of our independent registered public accounting firm; and

•	the qualifications, performance and independence of any third party that provides valuations for our investments.

The audit committee will also be responsible for engaging our independent registered public accounting firm, reviewing the plans and results of each audit engagement with our independent registered public accounting firm, approving professional services provided by our independent registered public accounting firm, considering the range of audit and nonaudit fees charged by our independent registered public accounting firm and reviewing the adequacy of our internal accounting controls.

Nominating and Corporate Governance Committee

Our board of directors is required to establish and maintain a nominating and corporate governance committee at all times. The nominating and corporate governance committee is required to consist only of directors who are independent directors. Currently, the nominating and corporate governance committee shall be required to recommend a slate of nominees for election as directors. It also reviews and makes recommendations on matters involving the general operation of the board of directors and our corporate governance, and annually recommends to the board of directors nominees for each committee of the board of directors. In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the full board of directors.

Compensation Committee

Our board of directors is required to establish and maintain a compensation committee at all times. The compensation committee is required to consist of only directors who are independent directors. Currently, the compensation committee shall be required to set the salary of our chief financial officer.

Code of Business Conduct and Ethics

We have adopted a corporate code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business.

Director Compensation

Each independent director will receive an annual fee of $50,000. The chairman of the board of directors and the co-chairmen of the audit committee will receive an additional $25,000 annually. Each independent director will also receive $1,000 for each board of directors or committee meeting attended, whether in person or telephonically, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board of directors or committee meeting. Independent directors each additionally receive an annual grant of 4,000 restricted shares.

In December 2006, the independent directors each earned $1,000 plus expenses as compensation for attending one board of directors meeting.

Executive Compensation

We have not paid, and do not intend to pay, any annual cash compensation to the company’s executive officers for their services as executive officers, other than the chief financial officer. Our other executives are employees of the managers and are compensated by the managers or their affiliates. The managers’ fees are set forth in the respective management agreements.

During 2006, our chief financial officer Ms. Conjeevaram, who was appointed to her position in September 2006, received salary of $83,333 and bonus of $150,000, totaling $233,333, pursuant to her compensation arrangements set forth in her employment agreement described in “— Employment Agreements.”

Compensation Discussion and Analysis

We have not paid, and do not intend to pay, any compensation to the company’s executive officers for their services as executive officers, other than the chief financial officer. Our other executives are employees of the managers and are compensated by the managers or their affiliates. The managers’ fees are set forth in the management agreements, which were entered into in connection with our formation. We do not have any influence over the compensation our managers’ pay to our executive officers.

Our chief financial officer is paid pursuant to an employment agreement entered into prior to our formation as a private company. Her compensation was set through negotiation that took into account her past experience, the compensation of similarly senior financial company officers and the start-up nature of our business. The policies and principles upon which our chief financial officer’s compensation will be set in future periods not covered by her employment agreement will be established by our compensation committee following its formation.

Equity Incentive Plan

We do not have in place an equity incentive plan. As a result of the offering, each of BSAM and Stone Tower will be entitled to receive share grants representing 2.5% (or together an aggregate of 5.0%) of our ordinary shares outstanding after giving effect to the issuance of shares in our initial public offering.

Employment Agreements

The CEOs and directors of the company have not entered into any employment agreements with us and are not entitled to any benefits upon the termination of their respective offices.

We have entered into an employment agreement with Ms. Conjeevaram, pursuant to which she will be given the title of Chief Financial Officer of the company and will receive an initial annual salary of $250,000

(subject to proration in the event her employment is terminated prior to September 2007). She is also eligible to receive an annual bonus based on the success of the company and her contribution thereto as determined by the CEOs. Ms. Conjeevaram’s bonus for the year ended August 31, 2007 will be $350,000 so long as she is an employee in good standing on the date on which the bonus is paid in September 2007 (subject to proration in the event her employment is terminated prior to September 2007 other than for cause). Contingent on the closing of this offering, Ms. Conjeevaram will be granted restricted shares in an amount equal to 0.25% of the fully diluted equity of the company at the closing of the offering. Such restricted shares will be subject to a plan approved by our board of directors that is expected to provide that one-third of such stock will vest on each of the first three anniversaries of the grant thereof, provided that she is employed by the company on the vesting dates. Ms. Conjeevaram will also be eligible to participate in any employee benefit plans, policies or programs established by the company for similarly situated employees. She has agreed to adhere to the terms of the company’s employee policy manual, code of ethics or other policies that may be adopted by the company. Except as provided above, her employment by the company is at will.

Indemnification and Limitations on Liability

Our Memorandum and Articles of Association

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of officers and directors, except to the extent that any such provision may be held by Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The company’s memorandum and articles of association permit us to indemnify officers and directors for losses, damages, costs and expenses incurred in their capacities as such, other than in relation to acts or failure to act which are finally adjudicated to have been grossly negligent or fraudulent or which resulted from willful misconduct or criminal misconduct. If the director or officer is found liable by the court, we may indemnify him or her only if the court determines that the director or officer is fairly and reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable as a matter of U.S. law.

Insurance

We currently maintain an insurance policy under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under the policy in their respective capacities as directors or officers of the company, including certain liabilities under securities laws.

Compliance with Cayman Islands Corporate Governance Requirements

We comply in all material respects with the corporate governance requirements that are applicable to the company under Cayman Islands law.

Our chief financial officer is paid pursuant to an employment agreement entered into prior to our formation as a private company.

Managers’ Personnel and Track Record

BSAM’s Personnel

The following table summarizes the organizational structure of the BSAM team as of December 31, 2006.

We will use the resources of BSAM. Certain information regarding some of BSAM’s professionals who will be most directly involved with managing Everquest is set forth below.

Ralph R. Cioffi.  Mr. Cioffi is senior managing director at BSAM. See “— Directors and Executive Officers” for more biographical information.

Matthew Tannin.  Mr. Tannin is the chief operating officer of the BSHG Funds and a senior managing director at BSAM. Mr. Tannin has been with Bear Stearns since 1994. In 2003 he and Mr. Cioffi started the Bear Stearns High-Grade Structured Credit Strategies Fund. Prior to this, he spent seven years on the collateralized debt obligation structuring desk focusing on emerging markets, high-grade and market value transactions. From June 2001 through February 2003 he followed the CDO market as a Bear Stearns CDO research analyst in the asset-backed research group. Mr. Tannin has a J.D. from the University of San Francisco, was a law clerk on the California Court of Appeal and a Preston Warren scholar in philosophy at Bucknell University. He is a registered investment advisor.

Raymond McGarrigal.  Mr. McGarrigal is a senior managing director and senior portfolio manager at BSAM. Mr. McGarrigal started his Wall Street career with Bear Stearns in 1991 in the Financial Analytics and Structured Transactions (F. A.S.T.) group as an analyst. He moved to UBS in 1993 and worked as a CMO structurer and CMO floater trader until 1995. Following his time at UBS, Mr. McGarrigal was a member of the New York Mercantile Exchange, where he traded options on energy futures as a local. He returned to Bear Stearns in 1997 and has structured a wide variety of fixed-income structured products in the F. A.S.T. group. His product specialties include all types of CDOs, RMBS and structured credit derivatives. He brings to BSAM an in-depth understanding of structure, risk, the ratings process and relative value analysis across a wide range of fixed-income structured credit products. Mr. McGarrigal holds an M.B.A. in Finance from New York University and a B.S. in Mathematics and Business Economics from the State University College at Oneonta.

James Crystal.  Mr. Crystal is a senior managing director and senior portfolio manager at BSAM with 18 years of derivatives, investment banking and portfolio management experience. From 2004 to 2005 Mr. Crystal was a managing director at Silverback Asset Management, a hedge fund specializing in convertible arbitrage and structured credit investments. Prior to joining Silverback, he was a senior managing director at Bear Stearns, in the investment banking department and in the asset-backed investments department. Before joining Bear Stearns in 1997, Mr. Crystal worked for nine years at predecessor companies to UBS Investment Bank (S.G. Warburg Securities, S.G. Warburg & Co. and SBC Warburg), in Tokyo, London and New York. Mr. Crystal holds a B.A., magna cum laude, from Yale University and an A.M. in Regional Studies — East Asia from Harvard University.

Stuart Rothenberg.  Mr. Rothenberg is a managing director, portfolio management and surveillance at BSAM. Mr. Rothenberg joined BSAM in November of 2005. He is currently responsible for structuring, analysis and surveillance of CDOs issued by BSAM as well as the CDO investments of the BSHG Funds. Prior to joining BSAM, he spent six years at S&P, where he was a director in the CDO group. Prior to S&P, he was the product manager of structured finance trust services at IBJ Schroder. Mr. Rothenberg holds an M.B.A. in Finance & Investments from Baruch College and B.S. degree in Business Administration from the State University of New York at Oswego.

Andrew Lipton.  Mr. Lipton is a managing director, portfolio management and surveillance at BSAM. Prior to joining BSAM, Mr. Lipton was vice president and senior credit officer in the structured finance group at Moody’s Investors Service. Mr. Lipton analyzed and wrote about many asset-backed and mortgage-backed securitizations at Moody’s, involving numerous asset classes. His background in mortgage-related assets includes the prime and subprime sectors, Alt-A mortgages, home equity, HELOCs, high LTV, seasoned mortgages, tax liens and timeshares. Mr. Lipton was as an attorney with the Department of Housing Preservation and Development of the City of New York before going to Moody’s. Mr. Lipton obtained his J.D. from Hofstra Law School and his B.A. from Queens College.

Steven Van Solkema.  Mr. Van Solkema is a managing director, portfolio management and surveillance, at BSAM. Mr. Van Solkema has worked for BSAM since 2003. He is currently responsible for structuring, analysis and surveillance of CDOs issued by BSAM as well as the CDO investments of the Bear Stearns High-Grade Structured Credit Strategies Funds. Prior to that, he spent five years at Goldman Sachs as a performance and risk analyst, specializing in attribution analysis of leveraged fixed income accounts. He holds an M.B.A. in Finance from New York University, and a B.B.A. in Finance and Investments from Baruch College, where he was Solon E. Summerfield Scholar. Mr. Van Solkema is a CFA charterholder.

Dhruv Mohindra.  Mr. Mohindra is an associate director, portfolio management and surveillance, at BSAM. Mr. Mohindra joined BSAM in 2005 as research analyst responsible for the analysis and trading of residential and commercial mortgage-backed securities. Prior to joining BSAM, Mr. Mohindra worked at

Moody’s Investors Service as a residential mortgage-backed analyst and prior to that worked in structured product sales at Deutsche Bank in London. Prior to attending business school Mr. Mohindra worked at Goldman, Sachs & Co., initially in a risk management capacity and subsequently in equity sales. Mr. Mohindra holds an M.B.A. in Finance from New York University and undergraduate degrees in Economics as well as Business Administration from Boston University, which he attended on a full academic scholarship. In addition, he is a CFA charterholder and a Licensed Real Estate Broker.

Jamie Karper.  Mr Karper is an associate director, portfolio management and surveillance, at BSAM. Mr. Karper has been with Bear Stearns since 2001. He is presently an analyst focusing on sub-prime and residential mortgage-backed securities. Prior to joining BSAM, he was a trader on the Institutional Futures Agency Desk covering financial and energy products for Asia/Pacific hours. Mr. Karper received his B.A. in History from Hobart and William Smith College in 1998.

BSAM’s Track Record

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is a holding company that, through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc., Bear, Stearns Securities Corp., or BSSC, Bear, Stearns International Limited and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. Through BSSC, it offers financing, securities lending, clearing and technology solutions. Headquartered in New York City, the company has approximately 13,000 employees worldwide.

BSAM is the asset management subsidiary of The Bear Stearns Companies Inc. BSAM was incorporated in the State of New York on March 15, 1985. BSAM is a registered investment advisor with the SEC, and provides investment management services to corporations, trusts, employee benefit plans, public authorities, foundations, endowments, religious organizations, high net worth individuals, mutual funds, private investment funds, venture capital funds and issuers of collateralized bond and loan obligations and other structured securities products. BSAM offers investment expertise across a wide spectrum of investment strategies, including: hedge funds; private equity; large, small and mid-cap domestic equities; corporate, government, municipal and high-yield bonds; balanced portfolio management; mortgage-backed and mortgage derivative securities; and systematic equity and collateralized loan accounts. BearMeasurisk, an affiliate of BSAM, provides performance and risk analysis for institutional clients.

BSAM employed approximately 409 individuals at December 31, 2006, of which approximately 150 were classified as investment professionals and 259 as administrative personnel. The investment professionals total is comprised of approximately 42 portfolio managers, 53 research analysts and 55 other professionals — a category that includes traders, hedge fund administrators and private equity professionals. The majority of BSAM’s business, including portfolio management, research, administration and operations, is conducted at Bear Stearns’ world headquarters in New York City, although BSAM also has an investment management presence in San Francisco. The Marketing and Client Service Group is headquartered in the New York City office, but is represented through branch offices in Chicago and San Francisco. Internationally, the firm is represented through offices in London and Tokyo.

When considering the track record information contained below, you should take note of the fact that the historical track record information may not be representative of the performance of CDOs currently held by us or CDOs we hold in the future, including for the reasons described in “Risk Factors — Risks Relating to Our Business — BSAM’s and Stone Tower’s track record information may not be indicative of their or our future performance.”

The following table sets forth certain information as of December 31, 2006, for the seven CDOs, excluding Parapet CDO, managed by the BSAM Team and all or a portion of the equity of which BSAM retained for funds it manages.

Managed Deals (Excluding Parapet CDO)

							Annualized
					Original	Cumulative	Cash Return(5) (%)
Closing		Total	Total		Investment	Distributions	Adjusted
Date	Entity Name	Capitalization(1)	Equity(2)		in Equity(3)	Made(4)	Gross	Gross	Net
		($ in millions)	($ in millions)		($ in millions)	($ in millions)

04/2004	Klio Funding, Ltd.	2,423.24	38.40	(6)	38.40	13.3677	20.8	15.7	12.2
10/2004	Klio II Funding, Ltd.**	5,048.75	86.25	(7)	86.25	23.0215	22.5	17.5	13.9
12/2004	Kirkwood CDO, Ltd. 2004-1	550.80	9.25		9.25	4.8913	30.4	30.4	30.4
12/2004	Stone Tower CDO Ltd.*	306.00	33.00		8.25	2.0233	20.1	16.9	13.9
04/2005	High Grade Structured Credit CDO, Ltd. 2005-1	811.90	19.25		14.25	1.6610	13.5	13.5	7.3
10/2005	Stone Tower CDO II Ltd.**	307.50	22.50		14.85	1.7796	22.4	19.2	12.1
11/2005	Klio III Funding, Ltd.**	4,030.00	60.00		60.00	4.3832	14.9	12.4	8.1

	Weighted Average						19.9%	16.2%	12.3%

(1)	Total initial face or notional amount of all debt and equity securities issued.

(2)	Total initial face or notional amount of equity securities issued.

(3)	Total notional investment in equity securities acquired by BSAM managed funds.

(4)	Cumulative actual cash distributed to the BSAM managed funds in respect of equity securities held by them.

(5)	Annualized cash return is calculated as the cumulative cash distributions paid through the last distribution date as a percentage of the total purchase price of the equity investment amount divided by the number of years from the closing date, assuming a 365-day year. Adjusted gross returns reflect annualized cash returns, including (i) any collateral management fees paid to BSAM which may include a proportionate share of fees on equity held by third parties; and (ii) certain cash flows which would, in transactions of this kind, typically be paid to the equityholders, but where the priority of payments of each transaction indicated above diverts either to (a) amortize the highest-cost debt in the transaction; or (b) purchase additional collateral. It has been the practice of the BSAM Team to structure the priority of payments in this way in each transaction managed by it. Gross returns reflect annualized cash returns including (i) and excluding (ii) above. Net returns reflect annualized cash returns excluding (i) and (ii) above. Due to the timing of cash payments received by CDO equity holders and other factors, the annualized cash returns on outstanding CDOs to date may not be reflective of the final annualized cash returns ultimately received. See “Risk Factors — Risks Related to Our Business — BSAM’s and Stone Tower’s track record information may not be indicative of their or our future performance.” The annualized cash return is as of the latest payment date in 2006.

(6)	Total notional amount of equity of Klio Funding, Ltd. was restructured from $57,440,000 to $38,440,000 as of July 21, 2005.

(7)	Total notional amount of equity of Klio II Funding, Ltd. was restructured from $34,500,000 to $86,250,000 as of April 1, 2005.

*	In both Everquest and Parapet CDO portfolios.

**	In Parapet CDO portfolio.

The following table sets forth certain information as of December 31, 2006, for the 18 CDO equity tranches managed by third parties that were purchased by the BSAM Team for funds it manages.

Non-Managed Deals

			Original	Cumulative	Annualized
Closing			Investment	Distributions	Cash Return(3)
Date	Entity Name	Manager	in Equity(1)	Made(2)	(%)
			($ in millions)	($ in millions)

03/2002	North Street Referenced Linked Notes 2002-4	UBS Principal Investment Group	11.00	1.1000	34.7
01/2005	Neptune CDO 2004-1 Ltd. **	Fund America Management Corporation	2.50	0.6588	15.6
03/2005	North Street Referenced Linked Notes 2005-7**	UBS Principal Investment Group	9.50	3.4273	23.9
05/2005	Athos Funding, Ltd 2005-1	Terwin Money Management LLC	10.35	2.4051	17.4
06/2005	Independence VI CDO, Ltd.	Declaration Management & Research LLC	13.00	2.8317	20.4
07/2005	North Cove CDO, Ltd. 2005-1**	250 Capital LLC	16.70	5.099	25.4
07/2005	North Street Referenced Linked Notes 2005-9 G**	UBS Principal Investment Group	35.00	10.3424	25.7
07/2005	North Street Referenced Linked Notes 2005-9 H**	UBS Principal Investment Group	8.00	3.0286	43.2
09/2005	Endeavor Funding, Ltd. 2005-1 S1**	Silvermine Capital Management	21.30	4.0357	18.5
11/2005	Duke Funding IX CDO, Ltd.**	Duke Funding Management LLC	9.10	1.8126	22.2
11/2005	Symphony CLO, Ltd. 2005-1**	Symphony Asset Management LLC	9.00	1.8353	24.4
01/2006	Static Residential CDO 2005-C Ltd.**	None	10.00	2.2527	35.6
02/2006	Montauk Point CDO, Ltd 2006-1*	Fortis Investment Management USA, Inc.	9.80	0.6704	15.7
05/2006	Class V Funding II, Ltd. 2006-1*	Credit Suisse Alternative Capital, Inc.	12.00	1.1895	22.4
05/2006	Mt. Wilson CLO, Ltd. 2006-1A**	Western Asset Management Company	23.50	***	***
05/2006	Vertical CRE CDO 2006-1, Ltd*	Vertical Capital LLC	12.30	0.7565	16.5
07/2006	Aimco CLO 2006-AA	Allstate Investment Management Company	3.00	0.0974	11.1
07/2006	Cherry Creek CDO, Ltd. 2006-1*	Surge Capital Management	14.00	1.1740	33.5

	Weighted Average(4)				24.5%

(1)	Total investment in equity securities by BSAM managed funds.

(2)	Cumulative actual cash distributed to the BSAM managed funds in respect of equity securities held by them.

(3)	Annualized cash return is calculated as the cumulative cash distributions (including any fee rebates) paid through the last distribution date as a percentage of the total equity amount divided by the number of years from the closing date of the acquisition of the securities, assuming a 365-day year. For outstanding CDOs, the annualized cash returns to date may not be reflective of the final annualized cash returns ultimately received. The annualized cash return is as of the last payment date in 2006.

(4)	Includes only those CDOs that have made at least one quarterly distribution prior to December 31, 2006.

*	In Everquest portfolio.

**	In Parapet CDO portfolio.

***	As of December 31, 2006, no cash had been distributed to the CDO equity holders.

Stone Tower’s Personnel

The following table summarizes the organizational structure of the Stone Tower team as of March 31, 2007.

We will use the resources of Stone Tower. Certain information regarding some of Stone Tower’s key professionals who will be most directly involved with managing Everquest is set forth below:

Michael J. Levitt.  Mr. Levitt is the chairman and chief investment officer of Stone Tower. See ‘‘— Directors and Executive Officers” for more biographical information.

W. Anthony Edson.  Mr. Edson is a senior managing director and chief strategy officer of Stone Tower. Mr. Edson was one of the original founders of STC in 2001. He is primarily responsible for the implementation of the firm’s strategic initiatives. In addition, he co-chairs and oversees daily credit and investment committee reviews. Previously, Mr. Edson was an executive with Hicks, Muse, Tate & Furst Incorporated in the firm’s New York and London offices. Prior thereto, Mr. Edson worked in the Merger, Acquisition and Restructuring Department of Morgan Stanley & Co. Mr. Edson holds a B.A. in Business Administration with a concentration in Finance from Morehouse College.

William J. Sheoris.  Mr. Sheoris is a senior managing director and chief financial officer of Stone Tower. Mr. Sheoris was one of the original founders of STC in 2001. He is responsible for all administrative, compliance and reporting activities of STC, as well as advising on the investment activities of the firm. Previously, Mr. Sheoris was a general partner of a venture capital fund and a venture capital fund-of-funds. Prior thereto, Mr. Sheoris was the Manager of Finance for Barnes & Noble, Inc., where he participated in all aspects of financial and treasury management. Prior to joining Barnes & Noble, Mr. Sheoris worked for Smith Barney Inc. in the Equity Capital Markets Group. Mr. Sheoris holds a B.S. in Business Administration with majors in Finance and Management Information Systems from the University of Arizona.

Gregory M. Stover.  Mr. Stover is a senior portfolio manager at Stone Tower. Mr. Stover is responsible for analyzing, monitoring and overseeing STC’s investment activities and portfolios in corporate credit. In addition, he co-chairs and oversees daily credit and investment committee reviews. Mr. Stover has twenty-two years of experience in various aspects of corporate finance and credit analysis. Previously, he was with Tyco Capital and its predecessor companies including The CIT Group, Inc. Mr. Stover was a founding member of Tyco Capital’s Merchant Banking and CIT’s Private Equity Sponsor Groups. Prior thereto, Mr. Stover spent over ten years with Chase Manhattan Bank’s corporate finance group. Mr. Stover holds a B.A. in Psychology and a B.B.A. in Finance from Southern Methodist University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

James E. Galowski.  Mr. Galowski is a senior portfolio manager at Stone Tower. Mr. Galowski is responsible for overseeing STC’s investment activities in asset-backed securities. He has over twenty-five years experience in the financial services industry. Previously, Mr. Galowski was with WestLB in New York, London and Singapore. In Singapore, he was responsible for the bank’s Financial Markets activities in the APAC region with trading rooms in Hong Kong, Singapore, Tokyo, Sydney and Shanghai. He was a Managing Director and served on the Board and Executive Committee of WestLB Asset Management (U.S.) LLC, which ultimately became Brightwater Capital Management. While in London, Mr. Galowski focused on the reorganization of the bank’s European treasury operations and served as the acting Group Treasurer of the Thomas Cook Group. While with WestLB in New York, Mr. Galowski was responsible for the ABS portfolio management business. Prior to WestLB, Mr. Galowski was with the Canadian Imperial Bank of Commerce. Mr. Galowski holds a B.S. in Finance from St. John’s University and an M.B.A. from Fordham University’s School of Business.

Alexander T.D. Clarke.  Mr. Clarke is a portfolio manager at Stone Tower. Mr. Clarke is responsible for analyzing, monitoring and overseeing STC’s investment positions in the healthcare, printing and publishing sectors. Mr. Clarke has over twenty years of experience in various aspects of asset management, credit analysis and distressed debt management. Previously, he was a founding member and Portfolio Manager of Citadel Hill Advisors LLC, a credit-based asset management firm formed by Scotiabank. Prior thereto, Mr. Clarke spent eight years in Scotiabank’s Global Risk Management division where he was a Managing Director in the Loan Workout Group. Prior to joining Global Risk Management, Mr. Clarke worked in Scotiabank’s Corporate Banking division. Mr. Clarke holds a B.A. in Economics and an M.B.A. with concentrations in Finance and Marketing from Queen’s University of Kingston, Ontario.

Andy Y. Wong.  Mr. Wong is an analyst at Stone Tower. He is responsible for analyzing, monitoring and overseeing STC’s investment positions in the chemical, industrial and packaging sectors. Previously, Mr. Wong was with GE Capital Corporation, where he was responsible for the identification, evaluation and execution of distressed debt investments. Prior thereto, he worked in private equity investing at Schroder Ventures. Mr. Wong holds a B.S. with a concentration in Finance from the Wharton School of the University of Pennsylvania and an M.B.A. with concentrations in Finance and Management & Strategy from the Kellogg School of Management at Northwestern University.

David Saitowitz.  Mr. Saitowitz is an analyst at Stone Tower. He is responsible for analyzing and monitoring STC’s investment positions in the cable, communications and business services sectors. Previously, Mr. Saitowitz was with JPMorgan Chase & Co., where he was responsible for analyzing and evaluating the bank’s corporate loan portfolio. Prior thereto, he was in the Syndicated and Leveraged Finance group where he structured various financing transactions. Mr. Saitowitz holds a B.S. in Finance from the University of Colorado at Boulder.

Stone Tower’s Track Record

Stone Tower is an affiliate of Stone Tower Capital LLC, which was founded in 2001 as an alternative investment firm focused on credit and credit-related assets. Through its affiliates, Stone Tower managed approximately $7.7 billion in leveraged finance-related assets across several structured fund vehicles and a limited partnership, as of December 31, 2006. Stone Tower was established to provide a variety of asset management and investment advisory services. Stone Tower’s general investment approach stresses investments in credit-intensive leveraged finance investments with objectives of achieving a superior return on invested capital while preserving principal. Under this investment approach, Stone Tower focuses on investments in companies with stable or improving credit profiles and selects investments according to their assessed ability to withstand and adapt to then current business cycles. As of December 31, 2006 the Stone Tower team had 37 employees, which included 19 investment professionals. Stone Tower’s objective is to generate stable and consistent returns for its investors, which include domestic and international banking institutions, insurance companies, institutional money management firms, family offices and high net worth individuals.

When considering the track record information provided below, you should take note of the fact that the historical track record information may not be representative of the performance of CDOs currently held by us or CDOs we will hold in the future, including for the reasons described in “Risk Factors — Risks Relating to Our Business — BSAM’s and Stone Tower’s track record information may not be indicative of their or our future performance.”

The following table identifies the performance of the nine CDOs sponsored by Stone Tower that closed and that have made at least one distribution as of December 31, 2006.

Stone Tower’s Track Record

				Cumulative
		Total		Distributions	Annualized Cash Return(4)
		Capitalization(1)	Total Equity(2)	Made(3)	(%)
Closing Date	Entity Name	($ in millions)	($ in millions)	($ in millions)	Gross		Net

7/2003	Stone Tower CLO Ltd.(5)	325.50	15.13	23.6912	37.2	(6)	27.1	(6)
8/2004	Stone Tower CLO II Ltd.	300.00	22.00	10.0919	24.6		21.2
12/2004	Stone Tower CDO Ltd. (CDO of CLOs)(7)*	306.00	33.00	8.0930	15.9		13.2
4/2005	Granite Ventures I Ltd.	360.40	28.90	9.4986	23.6		20.6
5/2005	Stone Tower CLO III Ltd.	700.00	56.25	10.9944	17.6		12.9
10/2005	Stone Tower CDO II Ltd. (CDO of CLOs)(7)**	307.50	22.50	2.6964	17.0		10.9
12/2005	Granite Ventures II Ltd.	361.00	32.00	4.8626	20.8		18.1
3/2006	Stone Tower CLO IV Ltd.***	750.00	60.00	2.0300	11.0		5.8
5/2006	Granite Ventures III Ltd.	412.00	37.00	2.1503	16.2		13.5

	Weighted Average				18.3%		14.0%

(1)	Total initial face or notional amount of all debt and equity securities issued.
(2)	Total initial face or notional amount on all equity securities issued.
(3)	Cumulative actual cash distributed to holders of equity securities since issuance.
(4)	Annualized cash return is calculated as the cumulative cash distributions paid through the last distribution date as a percentage of the total notional equity amount divided by the number of years from the closing date, assuming a 365-day year. Gross returns reflect annualized cash returns before deducting fees paid to the manager. Net returns reflect annualized cash returns net of fees paid to the manager. Due to the timing of cash payments received by CDO equity holders and other factors, the annualized cash returns on outstanding CDOs to date may not be reflective of the final annualized cash returns ultimately received. See “Risk Factors — Risks Relating to Our Business — BSAM’s and Stone Tower’s track record information may not be indicative of their or our future performance.”
(5)	Due to the optional redemption exercised by preferred shareholders in August 2005, the annualized cash returns reflect the final annualized cash returns received.
(6)	Accrued and unpaid interest as of redemption date assumed received on the August 2005 redemption date. Cash return excludes repayment of initial equity.
(7)	The gross annualized cash returns to Stone Tower CDO Ltd. and Stone Tower CDO II Ltd., including certain cash flows which would, in transactions of this kind, typically be paid to equityholders, but which the priority of payments of each transaction indicated above diverts to amortize the highest-cost debt in the transaction, were 18.7% and 19.6%, respectively.
*	Portion of equity securities in each of Everquest’s and Parapet CDO’s portfolio.

**	Portion of equity securities in Parapet CDO portfolio.
***	Portion of equity securities in Everquest portfolio.

CONFLICTS OF INTEREST

Conflicts with BSAM and Stone Tower

We are subject to conflicts of interest relating to BSAM and its affiliates, including Bear, Stearns & Co. Inc., which is one of the underwriters of this offering, and Stone Tower and its affiliates, including, among others, the following:

•	Each of our CEOs also serves as an executive officer of BSAM or Stone Tower. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our managers, which were not negotiated at arm’s length, and the terms of which may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•	Substantially all of our initial CDO holdings were contributed by the BSHG Funds, which are managed by BSAM. Thus, the consideration given by us in exchange for these assets was not negotiated at arm’s length and may exceed the values that could be achieved upon the sale or other disposition of these assets to third parties. In addition, the performance of the CDO holdings retained by the BSHG Funds may differ from the performance of those initially contributed to us.

•	BSAM, Stone Tower and/or their affiliates currently advise, sponsor or act as manager to other business ventures or clients that have investment objectives that overlap with our business plan and strategies and therefore compete with us for asset acquisition, investment and other opportunities and may create additional vehicles in the future that compete for such opportunities. We will therefore face conflicts of interest with the managers and/or their affiliates with respect to the allocation of asset acquisition, investment and other opportunities.

•	We may purchase assets from, finance the assets of or make co-purchases alongside BSAM or Stone Tower, their affiliates and/or business ventures or clients that they manage, including assets of CDOs structured by BSAM or Stone Tower. These transactions will not be the result of arm’s length negotiations and will involve conflicts between our interests and the interests of BSAM or Stone Tower and/or their affiliates in obtaining favorable terms and conditions.

•	In structuring our CDO subsidiaries, our managers may have conflicts between us and other entities managed by them that purchase debt securities in our CDOs with regard to setting subordination levels, determining interest rates, pricing the securities, providing for divesting or deferring distributions that would otherwise be made to CDO equity, or otherwise setting the amounts and priorities of distributions to the holders of debt and equity interests in the CDOs.

•	Not all of the CDO equity assets of the BSHG Funds were contributed to us. The retained assets include CDO equity interests in CDOs in which we acquired an interest, which may result in the BSHG Funds having an interest that conflicts with ours.

•	We may also compete with BSAM’s and Stone Tower’s current and future business ventures or clients for access to management time, resources, services and functions. The managers are only required to devote as much of their time and resources to our business as they deem necessary and appropriate to fulfill their obligations under their respective management agreements, and neither CEO is required to devote a specific amount of time to our affairs.

•	Ralph R. Cioffi, one of our CEOs, is a director of BSAM, the founder of the BSHG Funds and beneficially owns equity in the BSHG Funds and in Bear Stearns. Affiliates of Bear Stearns, including the BSHG Funds and other BSAM-managed funds, may compete with us for asset acquisitions and CDO investments either directly or as brokers, dealers or underwriters of CDO securities or the assets underlying such securities.

•	Michael J. Levitt, one of our CEOs, is the founder of and beneficially owns equity interests in Stone Tower. Affiliates of Stone Tower may compete with us for asset acquisitions and CDO investments. Therefore, he has interests in our relationship with Stone Tower that are different from the interests of our shareholders.

•	Subject to certain conditions, BSAM and Stone Tower are entitled to elect two and one of our directors, respectively. Although all of our directors will owe fiduciary duties to all shareholders, the directors elected by our managers may have interests different from those of our independent directors and aligned with the interests of our managers.

•	Each of BSAM and Stone Tower manages funds or is affiliated with funds that are significant shareholders of Everquest. Each of our CEOs has beneficial interests in their related funds. BSAM and Stone Tower may enter into transactions at the shareholder level, such as transactions that hedge exposures to Everquest’s assets, which provide benefits to these shareholders that are not provided to Everquest or our other shareholders.

•	Affiliates of HY have significant beneficial interests in Stone Tower. As a contributor, in exchange for shares in the company, of two of our initial CDO holdings and as a holder of an indirect economic interest in Stone Tower, these affiliates may have interests that are not aligned with those of other shareholders.

•	I/ST, an entity controlled by Michael J. Levitt, beneficially owned approximately 8.4% of our shares at December 31, 2006. In exercising his management discretion on behalf of I/ST, Mr. Levitt may take actions, or refrain from taking actions, which would not benefit us or our other shareholders.

•	BSAM and Stone Tower, through their activities on behalf of other clients or entities, may acquire confidential or material nonpublic information or be restricted by internal policies from initiating transactions in certain securities. These restrictions may prevent us from managing our assets in a manner that is otherwise in our best interests.

•	We may purchase assets that are senior or junior to, or have rights and interests different from or adverse to, assets held by other accounts or funds managed by BSAM or Stone Tower. Our interests in such assets may conflict with the interests of such other accounts in related investments at the time of origination or in the event of a default or restructuring of a company, property or other asset.

•	We purchase additional assets from third parties in negotiated transactions. Some of the asset sellers may be entities with which BSAM or Stone Tower or their affiliates has engaged in other commercial transactions, are clients of BSAM or Stone Tower or their affiliates or have other business relationships and may include shareholders. Such relationships could influence the purchase price for the additional assets.

•	Although both our and our managers are expected to benefit from the ability to jointly develop relationships with dealers, sponsors, originators and other participants in the CDO markets, there may be instances in which our managers receive greater benefits in these relationships by reason of their roles with us. We will benefit from reduced fees payable to our managers to the extent they receive fees from third parties in transactions in which we invest, the degree of this benefit will depend in part on the manner in which our managers allocate investments between us and third parties.

•	Bear, Stearns & Co. Inc., one of the underwriters of this offering and an affiliate of BSAM, may in the future execute trades with us or on our behalf, perform valuation services for BSAM on our behalf, extend or arrange debt financing to us or on our behalf, assist with structuring and placing securities of our CDO subsidiaries and perform other services for us.

Conflicts Relating to the Management Agreements

We are subject to conflicts of interests relating to our managers’ roles under the management agreements, including, among others, the following:

•	Although our management agreements are subject to annual renewal, failure by us to renew the management agreements in certain circumstances and at certain times may result in us incurring additional costs. Upon the termination of a management agreement other than for cause, we are required to pay the manager a termination fee if the termination occurs before September 2009.

•	Our managers’ liability is limited under the management agreements. Except under certain circumstances, we have agreed to indemnify our managers, their affiliates to the fullest extent permitted by law against all liabilities and expenses arising from acts or omissions of any such indemnified party arising from, or in connection with, the provision of services by BSAM and Stone Tower, or on behalf of BSAM and Stone Tower, under the management agreements.

•	The amounts payable to our managers were not approved by our independent directors and may be higher than the company could achieve on an arm’s length basis with third parties.

•	The Incentive Fee, which is based upon the company’s achievement of targeted levels of net increase in net assets resulting from operations, may lead our managers to place undue emphasis on the maximization of net increase in net assets resulting from operations at the expense of other criteria, such as the preservation of capital, maintaining sufficient liquidity and/or management of credit risk or market risk, in order to achieve higher incentive compensation.

•	The Base Fee, which is based on the amount of our net assets (as defined in the management agreements), is generally payable regardless of our operating performance. The Base Fee may reduce our managers’ incentive to devote the time and effort of their professionals to seeking profitable opportunities for our portfolio.

•	The Base Fee and Incentive Fee are based on the value of our net assets. The value of our net assets is based on highly subjective assumptions by our managers, who also receive the Base Fee and Incentive Fee.

•	No members of the BSAM Team or Stone Tower including the CEOs, have entered into contracts with us requiring them to provide us or the managers with their services. Consequently, members of the BSAM Team and Stone Tower Team may devote a significant amount of time managing other BSAM or Stone Tower-managed vehicles and may not be available to our managers to provide services pursuant to our management agreements.

Resolution of Potential Conflicts of Interest; Equitable Allocation of Investment Opportunities

The management services to be provided by our managers under the management agreements are not exclusive to us and our subsidiaries. Our managers and/or their affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may conflict or compete with, our business plan and strategies. BSAM, Stone Tower and/or their affiliates currently advise, sponsor or act as manager to other business ventures or clients that have investment objectives that overlap with our business plan and therefore compete with us for asset acquisition, development and structuring opportunities. Each of BSAM, Stone Tower and/or their affiliates sponsor or manage structured products funds, hedge funds, CDOs and separate accounts that invest in CDO equity, asset-backed securities, corporate debt securities and other structured fixed-income securities. We will therefore face a number of conflicts of interest with our managers and/or their affiliates with respect to the allocation of asset acquisition opportunities. In addition, our managers may raise new investment funds whose investment objectives overlap with our business plan, which may further compound these conflicts.

Our managers are required to act in a manner which they consider fair and equitable in the allocation of business opportunities, and each of the managers internally oversees conflicts in a manner designed to prevent any client from receiving unduly favorable treatment over time. However, because the decision to offer any business opportunity to us lies within the discretion of the managers, it is possible that we may not be given the opportunity to participate in certain opportunities which meet our business objectives and which are made available to other clients or affiliates of the managers.

Each manager intends to allocate asset acquisition opportunities between us, on the one hand, and the investment management accounts managed or advised by it, on the other, in accordance with its asset allocation policies and procedures. Under these policies and procedures, the respective manager will use its reasonable best judgment and act in a manner that it considers fair and reasonable in allocating asset acquisition opportunities. When it is determined that it would be appropriate for us or one of our subsidiaries and one or more of such other investment management accounts to participate together in an acquisition opportunity, the respective manager will seek to allocate opportunities for all of the participating entities, including us, on an equitable basis, taking into account, among other things, such factors as the relative amounts of capital available for new purchases, the financing available in respect of an asset, legal restrictions, the size, liquidity and anticipated duration of the proposed asset acquisition, and the respective business objectives and policies and asset portfolios of us and the other entities for which participation is appropriate. Accordingly, we may not be given the opportunity to participate at all in certain acquisitions made by such other investment management accounts that meet our business objectives, but we expect over time to receive a fair allocation of such opportunities.

To further address potential conflicts arising out of transactions between us, on the one hand, and our managers and/or their affiliates, on the other, a majority of the members of our board of directors are directors who are unaffiliated with either BSAM or Stone Tower and/or their affiliates and satisfy the NYSE independence standard. Our policies state that certain transactions involving our managers and/or their affiliates or directors who are not independent must be approved by a majority of our disinterested directors.

We co-purchase assets alongside affiliates of our managers, including purchases of assets from, and interests in loans to, unaffiliated third parties. In addition, we may acquire interests in unaffiliated third parties where an affiliate of one of our managers has acquired, is concurrently acquiring, or intends to acquire, a different interest in the same counterparty. In such instances our interest may be senior or junior to, or have rights different from or adverse to, the interest owned by the manager’s affiliates. These acquisitions will be in compliance with applicable law and the manager’s internal procedures.

Our managers may determine, in light of differing business objectives of an affiliate that has an interest in a transaction in which we also have a financial interest and other factors applicable to the specific situation, to dispose of all or a portion of an asset on our behalf at the same time as such asset or portion thereof or a related asset is being retained by such affiliate. Conversely, the managers may determine to retain all or a portion of an asset on our behalf where such asset or a related instrument is being disposed of on behalf of such affiliate. Each of these determinations may present an actual or potential conflict of interest that is subject to either of the managers’ internal procedures.

Under the management agreements, there are no limits on the percentage of our total assets that may be comprised of assets of the type described above. Assets of the type described above may not be the result of arm’s length negotiations and may involve actual or potential conflicts between our interests and the interests of other affiliates of our managers. In addition, where we co-purchase assets with another affiliate of our managers, our returns on these assets may differ, in some cases materially, from our managers’ affiliates’ returns as a result of a variety of factors, including differences in the rates at which we are able to finance our assets as compared to the managers’ affiliates and differences in the timing of our disposition of such asset as compared to the managers’ affiliates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Board Composition

Three of our directors, including our CEOs, are affiliated with BSAM or Stone Tower.

Transactions with BSAM and Stone Tower

Management Agreements

We have entered into management agreements with BSAM and Stone Tower, our managers, pursuant to which they will provide the day-to-day management of our operations. The management agreements require BSAM and Stone Tower to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our board of directors. Both of our CEOs also serve as officers of BSAM and Stone Tower. As a result, the management agreements between us and BSAM and Stone Tower were negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Profit-Sharing Arrangement between Our Company and the Managers

BSAM and Stone Tower are each party to the limited liability company agreement with our subsidiary Everquest LLC pursuant to which each of them is entitled to share in the profits of Everquest LLC. Everquest LLC’s business is similar to Everquest’s; BSAM and Stone Tower are the managers of its assets.

Under the terms of Everquest LLC’s limited liability company agreement, BSAM and Stone Tower are entitled to base profits interest and incentive profits interest. They are entitled to base profit interests in an amount equal to the sum of: (i) 1.75% on an annualized basis of Everquest LLC’s net assets up to $2 billion; plus (ii) 1.50% on an annualized basis of Everquest LLC’s net assets over $2 billion and up to $3 billion; plus (iii) 1.25% on an annualized basis of Everquest LLC’s net assets over $3 billion and up to $4 billion; plus (iv) 1% on an annualized basis of Everquest LLC’s net assets over $4 billion.

In addition, BSAM and Stone Tower are entitled to incentive profits interest payable quarterly in arrears equal to (i) 25% of the dollar amount by which (a) the quarterly net increase in net assets resulting from operations of Everquest LLC, as determined in accordance with GAAP, before accounting for the incentive profits, per weighted average unit, exceeds (b) the product of an amount equal to the weighted average of the capital contributions per unit, multiplied by the greater of 2.00% or 0.50% plus one-fourth of the U.S. Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of units outstanding during the quarter; provided that the foregoing calculation of the incentive profits interest will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between Everquest LLC and the independent directors of Everquest and approval by a majority of independent directors.

Management of CDOs

As of December 31, 2006, BSAM and Stone Tower also managed 10 CDOs in which we or Parapet CDO hold an interest, for which they receive customary collateral management fees. Each of BSAM and Stone Tower has agreed to rebate to us any management or incentive fee otherwise payable by us on newly created CDOs sponsored by either of them following our formation. However, BSAM and/or Stone Tower will not rebate to us, and will keep, any fees that they receive relating to their management of the CDOs contributed to us at the time of our formation or CDOs held by Parapet CDO. Transactions where the managers have principal interests will require approval of a majority of the independent members of our board of directors.

Grants of Shares

As a result of the offering, each of BSAM and Stone Tower, or their designees, will be entitled to receive shares grants representing 2.5% (or together an aggregate of 5.0%) of our ordinary shares outstanding upon the completion of this offering.

Contribution of Our Initial Assets and Purchase of Ordinary Shares

Contribution of Initial Assets by the BSHG Funds

The BSHG Funds, which are managed by BSAM and in which BSAM and its affiliates own a small interest, contributed approximately $548.8 million of our initial assets to us in return for approximately

$148.8 million in cash and 16,000,000 of our ordinary shares. The value of the initial assets contributed by the BSHG Funds were determined based on certain models, assumptions and methods and do not necessarily reflect the values that could have been achieved by us upon sale or other disposition of such assets, and performance of the assets is expected to differ, and may differ materially, from that used in such model.

Contribution of Initial Assets by HY

HY, which has an indirect economic interests in Stone Tower, contributed approximately $6.4 million of our initial assets to us and $18.6 million in cash in return for 1,000,000 of our ordinary shares. The value of the initial assets contributed by HY were determined based on certain models, assumptions and methods and do not necessarily reflect the values that could have been achieved by us upon the sale or other disposition of such assets, and the performance of the assets is expected to differ, and may differ materially, from that used in such model.

Purchase of Ordinary Shares by Stone Tower Affiliates

I/ST subscribed to 2,000,000 shares priced of $25 per share. In January 2007 I/ST invested an additional $25 million in shares at a price based on the December 31, 2006 NAV per share.

Purchase of Ordinary Shares by Bear Stearns Strategic Investment Corp.

Bear Stearns Strategic Investment Corp., an affiliate of Bear Stearns, subscribed to 1,000,000 shares at a price of $25 per share.

Transfer of Credit Default Swaps

Prior to and since our formation, our manager BSAM has hedged exposures to certain tranches of ABS held by some of our CDOs, particularly RMBS with a high degree of exposure to sub-prime residential mortgage loans. These hedging transactions were originally entered into between the BSHG Funds and third parties and were not initially transferred to us pending our entry into relevant International Swaps and Derivatives Association, or ISDA, master agreements or other appropriate documentation with the third-party counterparties to the swaps. On May 8, 2007, the BSHG Funds transferred to us their interests in credit default swaps that reference 48 tranches of ABS securities held by our CDOs with a notional amount of approximately $201 million. We have agreed to pay the BSHG Funds approximately $4.4 million, representing accrued premiums on the swaps from the date of our formation or the effective date of the swaps, if later, through May 8, 2007 and, in the case of swaps in existence at the time of our formation, the fair value of such swaps as of that date. As a result of these transfers, we bear the risk of any decrease in value, and benefit from any gain or payments, with respect to these credit default swap contracts from May 8, 2007. We are also required to pay the ongoing premiums relating to the contracts.

The consideration we paid for the swaps was less than their fair value as of the date of transfer, which BSAM estimated to be approximately $21.6 million as of that date, and was designed to represent the amount we would have paid if the swaps that were in existence at the time of our formation had been transferred to us at that time and if we had otherwise directly entered into the swaps that were entered into after our formation. As a result, to the extent the fair value continues to exceed the amount we paid, we would expect our second quarter results to include a gain relating to the recognition of the swaps on our balance sheet as of the transfer date. While the BSHG Funds as principal shareholders will continue to benefit from the swaps they transferred to us to the extent of their equity ownership in us, we have been advised that BSAM has agreed to compensate the BSHG Funds for the decrease in their net asset value resulting from the transfer of their interests in the swaps to us.

Other

Everquest has a sub-lease agreement with I/ST Equity Partners LLC, the manager of Everquest’s investor IST Offshore Holdings Ltd. I/ST Equity Partners LLC indirectly owns a portion of Stone Tower. Everquest pays a monthly rent of $7,155 to I/ST Equity Partners LLC, based on the square footage of office space that Everquest occupies.

SECURITY OWNERSHIP

Ordinary Shares

We have 200,000,000 ordinary shares, par value $0.001 per share, authorized. The following table presents certain ownership information with respect to our ordinary shares for persons who directly or indirectly own, control or hold with power to vote, 5% or more of our outstanding ordinary shares and all executive officers, directors, and director nominees individually and as a group, immediately prior to and after the completion of the offering, assuming that we issue           ordinary shares in the offering.

Prior to this offering, our share capital was divided between ordinary shares and limited voting participating shares. In connection with this offering, all limited voting participating shares will automatically become ordinary shares.

Holders of our ordinary shares are entitled to elect the independent members of our board of directors.

	Number of Shares	Approximate Percentage of Outstanding Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	Before Offering	After Offering

5% Shareholders:
The BSHG Funds(2)	16,000,000
IST Offshore Holdings Ltd.(3)	2,000,000

Directors and Executive Officers:
James S. Gilmore, III	4,000
Ralph R. Cioffi(4)	16,000,000
Michael J. Levitt(5)	2,000,000
Gary Cohen	4,000
John W. Geissinger	—
Jay M. Green	4,000
Gregory J. Parseghian(6)	4,000
Smita Conjeevaram(7)	—
(All directors and executive officers as a group (eight individuals))	18,016,000

(1)	Unless otherwise indicated the business address of each shareholder is c/o Everquest Financial Ltd., 152 West 57th Street, New York, New York 10019.

(2)	The business address of the BSHG Funds is c/o BSAM, 383 Madison Ave., New York, New York 10179.

(3)	An affiliate of I/ST.

(4)	Mr. Cioffi is a Senior Managing Director and Board member of BSAM, the manager of the BSHG Funds, and may be considered to have beneficial ownership of the BSHG Funds’ interests in us. Mr. Cioffi disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(5)	Mr. Levitt is Chairman and Chief Executive Officer of I/ST and may be considered to have beneficial ownership of I/ST’s interests in us. Mr. Levitt disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(6)	Does not include shares purchased in the February 2007 private round of financing.

(7)	Contingent on the closing of this offering, Ms. Conjeevaram will be granted restricted shares in an amount equal to 0.25% of the fully diluted equity of the company at the closing of the offering.

We expect to grant to BSAM and Stone Tower and/or their employees options or share grants representing up to 5% of our outstanding ordinary shares after giving effect to the offering. The foregoing table does not give effect to this grant.

Special Share Classes

BSAM and Stone Tower, or their respective designees, will each beneficially own a nominal amount of shares of a separate special class of voting shares of the company. The special class of our shares beneficially owned by BSAM will entitle BSAM to nominate and elect up to two directors to our board of directors, and the special class of our shares that are beneficially owned by Stone Tower will entitle Stone Tower to nominate and elect one director to our board of directors, in each case so long as each entity is a manager or each entity or its respective affiliates maintain a specified level of investment in our company as described above under “Our Management and Corporate Governance — Board Committees — Election and Removal of Directors.”

DESCRIPTION OF OUR SHARE CAPITAL

The following is a description of the material terms of our share capital and is qualified in its entirety by reference to all of the provisions of our memorandum and articles of association. Because this description is only a summary of the terms of our share capital and our memorandum and articles of association, it does not contain all of the information that you may find useful.

As of the date hereof, our authorized share capital is $200,000, consisting of 200,000,000 ordinary voting shares, par value $0.001 per share, and the issued share capital is $     , consisting of           ordinary shares fully paid or credited as fully paid. The shares being offered hereby are ordinary shares, entitled to one vote per share.

Prior to this offering, our share capital was divided between ordinary shares and limited voting participating shares. In connection with this offering, all limited voting participating shares will automatically become entitled to all rights of ordinary shares.

We were incorporated in the Cayman Islands on September 5, 2006 as an exempted company with limited liability under the Companies Law of the Cayman Islands. Our shareholders may freely hold and vote their shares. A Cayman Islands exempted company:

•	is a company the objectives of which are to be carried on mainly outside of the Cayman Islands;

•	is exempted from certain requirements of the Companies Law of the Cayman Islands, including the filing annual returns of its shareholders with the Registrar of Companies;

•	does not have to make its register of shareholders open to inspection; and

•	may obtain an undertaking from the Governor in Cabinet of the Cayman Islands against the imposition of any future taxation.

The following summarizes the terms and provisions of our share capital upon the completion of the offering, as well as the material applicable laws of the Cayman Islands. This summary is not complete, and you should read our memorandum and articles of association, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Rights Attaching to Our Shares

Ordinary Shares

The ordinary shares have rights as follows:

•	the right to receive notice of, and attend and vote at, any general meeting of the company: every holder of ordinary shares is entitled, on a poll, to one vote per ordinary share;

•	the right to receive dividends as and when declared by our board of directors; and

•	the right to a return on capital of a winding-up in accordance with our memorandum and articles of association.

No person shall be entitled to vote at any general meeting unless he or she is registered as a member on the record date for such meeting nor unless all calls or other monies then payable by him or her in respect of such shares have been paid.

The ordinary shares are subject to compulsory redemption in accordance with our memorandum and articles of association.

While there is nothing under the laws of the Cayman Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of directors of the company, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and the company has made no provisions in its articles of association to allow cumulative voting for such elections.

Special Voting Shares

The special voting share classes granted to BSAM and Stone Tower entitle each to elect one director so long as the relevant management agreement remains in effect, or the relevant manager or its affiliates has over $50 million invested in Everquest and in the case of BSAM to entitle it to elect one additional director so long as the BSAM-affiliated investment in Everquest is over $100 million.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding-up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our articles of association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (i) an act which is ultra vires or illegal, (ii) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us and (iii) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under either Cayman Islands law or our memorandum and articles of association after the consummation of the offering.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding-up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding-up on the shares held by them, respectively, and (ii) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding-up on the shares held by them, respectively.

If the company shall be wound up (whether the liquidation is voluntary or by or under the supervision of the court) the liquidator may, with the authority of a resolution or resolutions passed by the holders of shares, divide among the members in kind the whole or any part of the assets of the company. The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator sees fit, and the liquidation of the company may be closed and the company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

Modification of Rights

Except with respect to share capital (as described below), alterations to our memorandum and articles of association may only be made by special resolution. A special resolution is a resolution passed by a majority of two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy or by unanimous written resolution of all shareholders entitled to vote. In determining the majority on a poll regard is had to the number of votes to which each shareholder is entitled.

Subject to the Companies Law of the Cayman Islands, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class or by the consent in writing of the holders of two-thirds of the issued shares of that class. The provisions of our memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu therewith.

Alteration of Capital

We may from time to time by ordinary resolution in accordance with the Companies Law of the Cayman Islands:

•	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the company in general meeting may determine;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	by subdivision of our existing shares or any of them divide the whole or any part of our share capital into shares of smaller amount than is fixed by the memorandum of association or into shares without par value; and

•	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

We may, by special resolution, subject to any confirmation or consent required by the Companies Law of the Cayman Islands, reduce our share capital or any capital redemption reserve or other distributable reserve in any manner authorized by law.

All new shares so created shall be subject to the same provisions of the articles of association with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer which shall be in writing and shall be executed by or on behalf of the transferor, or signed by the transferee if the company’s directors so require. Our directors may, in their absolute discretion, decline to register any transfer of any share that is not paid up or on which we have a lien.

Share Repurchase

We are empowered by the Companies Law of the Cayman Islands and our articles of association to purchase our own shares, subject to certain restrictions (including obtaining the approval to any repurchase by ordinary resolution of the shareholders). Our directors may only exercise this power on our behalf, subject to the Companies Law of the Cayman Islands, our memorandum and articles of association and to any applicable requirements otherwise imposed by regulation or law.

Dividends

Subject to the Companies Law of the Cayman Islands, the directors may, in their absolute discretion, declare, and authorize payment of, dividends and distributions on shares in issue. No dividend or distribution shall be paid except out of the realized or unrealized profits of the company, or out of the share premium account or as otherwise permitted by statute.

Except as otherwise provided by the rights attached to shares, all dividends in respect of shares shall be declared and paid according to the par value of the shares that a member holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

The directors may deduct and withhold from any dividend or distribution payable to any member all sums of money (if any) then payable by him or her to the company on account of calls or otherwise or any monies that the company is obligated by law to pay to any taxing or other authority.

The directors may resolve to accumulate the income or profits arising or accruing to shares and for so long as such resolution remains in effect, no dividend shall be declared or paid in respect of those shares.

The directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the directors.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the register of members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the share held by them as joint holders.

Any dividend that cannot be paid to a member and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the directors, be paid into a separate account in the company’s name, provided that the company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the member. Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the company.

No dividend or distribution shall bear interest against the company.

Meetings

Subject to the company’s regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called on not less than five days’ notice. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our memorandum and articles of association or the terms of issue of the shares they hold, are not entitled to receive such notices from us. The directors may call general meetings. The directors shall on a members’ requisition forthwith proceed to convene an extraordinary general meeting of the company. A members’ requisition is a requisition of members of the company holding at the date of deposit of the requisition more than 50% of the aggregate number of shares of the company in issue as at that date. The requisition must state the objectives of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists. If the directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but this meeting shall not be held more than three months after the expiration of the said 21 days.

Notwithstanding that a meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly called, if it is so agreed (i) in the case of a meeting called as an annual general meeting by all members entitled to attend and vote at the meeting; and (ii) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in par value of the shares giving that right. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

No business shall be transacted at any meeting unless a quorum is present. Two members entitled to attend and vote being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative shall be a quorum unless the company has only one member entitled to vote at such general meeting, in which case the quorum shall be that one member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorized representative.

The quorum for a separate general meeting of the holders of a separate class of shares is described in “— Modification of Rights.”

Differences in Corporate Law

The Companies Law of the Cayman Islands is modeled after similar laws in England and Wales but does not follow recent changes in English law. In addition, the Companies Law of the Cayman Islands differs from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States (particularly Delaware).

Cayman Islands	U.S. Law (Delaware)

Duties of Directors

   Under Cayman Islands law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:
   •   to act in good faith in the best interests of the company;

   •   not to personally profit from opportunities that arise from the office of director;

   Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

   Under Delaware law, a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the

• to avoid conflicts of interest; and

• to exercise powers for the purpose for which such powers were intended.

In general, the Companies Law of the Cayman Islands imposes various duties on officers of a company with respect to certain matters of management and administration of the company. The Companies Law of the Cayman Islands contains provisions which impose default fines on persons who fail to satisfy those

Cayman Islands	U.S. Law (Delaware)

requirements. However, in many circumstances, an individual is only liable if such individual knowingly commits the default or knowingly and willfully authorizes or permits the default.	presumptions afforded to directors by the ‘‘business judgment rule.” If the presumption is not rebutted, the business judgment rule protects the directors and their decisions, and their business judgments will not be second- guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors

   Under Cayman Islands law a director who is interested in a transaction entered into by a Cayman Islands company must make appropriate disclosure of his or her interest to ensure such director is not liable to such company for any profit realized pursuant to such transaction. Our articles of association contain provisions that preclude one from voting on any matter that the directors deem to involve a conflict of interest between the director or an affiliate, on the one hand, and the company and its subsidiaries, on the other hand, and on such other matters as the directors deem necessary or appropriate.

   Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (a)   the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (b)   such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (c)   the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements

   Under Cayman Islands law, the voting rights of shareholders are regulated by the company’s articles of association and, in certain circumstances, the Companies Law of the Cayman Islands. The articles of association will govern matters such as the quorum for the transaction of business, rights of shares and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Under Cayman Islands law, certain matters must be approved by a special resolution, as defined above. Otherwise, unless the articles of association otherwise provide, all matters may be approved by ordinary resolution, which is usually a simple majority of votes cast.

   Under Delaware law, unless otherwise provided in the corporation’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Unless otherwise provided in the corporation’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions and except as otherwise provided in the corporation’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for shareholder action, and

Cayman Islands	U.S. Law (Delaware)

the affirmative vote of a plurality of shares is required for the election of directors.

Mergers and Similar Arrangements

   Cayman Islands law does not provide for mergers as that expression is understood under U.S.   corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

   •   the company is not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

   Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

   Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

• the shareholders have been fairly represented at the meeting in question;

• the arrangement is such as a businessman would reasonably approve; and

• the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law of the Cayman Islands or that would amount to a “fraud on the minority.”

  When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offerer may, within a two- month period after the expiration of the four-month period, by notice require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands within one month of the notice objecting to the transfer but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

Cayman Islands	U.S. Law (Delaware)

If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

   We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

   Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

• a company is acting or proposing to act illegally or beyond the scope of its authority;

• the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

• those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance

   Cayman Islands law does not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Our articles of association, preclude a director from voting on any contract or proposed contract or arrangement in which such director is interested (see ‘‘—   Interested Directors”).

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Inspection of Corporate Records

   Shareholders of a Cayman Islands company have no general right under Cayman Islands law to inspect or obtain copies of corporate records of the company. Shareholders of a company, other than an exempted company, have the general right to inspect or obtain copies of the register of members of the company. However, these rights may be provided in the articles of association. Our amended and restated articles of association allow our shareholders and the public to inspect our register of shareholders. In addition, we will provide our shareholders with annual financial statements.

   Under Delaware law, shareholders of a Delaware corporation have the right during usual business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Cayman Islands	U.S. Law (Delaware)

Shareholder Proposals

   The Companies Law of the Cayman Islands does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the articles of association but they are not provided in our articles of association.
Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

Approval of Corporate Matters by Written Consent

   The Companies Law of the Cayman Islands allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association. Our articles of association do authorize resolutions (including special resolutions) in writing.

   Unless otherwise provided in the corporation’s certificate of incorporation, Delaware law permits shareholders to take action by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

Calling of Special Shareholders Meetings

   The Companies Law of the Cayman Islands does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association. See ‘‘—   Meetings” for a summary of the proceedings of our shareholder meetings.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Staggered Board of Directors

   The Companies Law of the Cayman Islands does not contain statutory provisions that require staggered board arrangements for a Cayman Islands company. Such provisions, however, may validly be provided for in the articles of association but our articles of association do not do so.
Delaware law permits, but does not require, corporations to have a staggered board of directors.

Issuance of Preferred Shares

   The Companies Law of the Cayman Islands allows shares to be issued with preferred, deferred or other special rights, whether in regard to dividend, voting, the return of share capital or otherwise. The constitutional documents of a Cayman Islands company may contain provisions in respect of the authorization required for the creation and issuance of different classes of preferred shares.

   Delaware law allows shares to be issued with or without par value and with such voting powers, designating preferences and relative, participating, optional or other special rights as are stated in the corporation’s certificate of incorporation or a board resolution providing for the issuance of such stock. The certificate of incorporation of a Delaware corporation may authorize the board of directors to issue different classes or series of preferred shares.

Anti-Takeover Provisions
Cayman Islands law does not prevent companies from adopting a wide range of defensive measures,	Delaware law does not prevent companies from adopting a wide range of defensive measures, such as

Cayman Islands	U.S. Law (Delaware)

such as staggered boards, blank check preferred, the removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings, act by written consent and submit shareholder proposals. The exercise of any powers by directors is, however, subject to the directors’ fiduciary duty to exercise them for the purpose for which they were intended.	staggered boards, blank check preferred, the removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings, act by written consent and submit shareholder proposals.

SHARES ELIGIBLE FOR FUTURE RESALE

Prior to the offering, we had           ordinary shares outstanding. Upon the completion of the offering, we will have           ordinary shares outstanding. The ordinary shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are acquired by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The ordinary shares issued to nonaffiliates in connection with our prior private placements and not sold in the offering and all of our ordinary shares held by our affiliates, including our trustees and officers, are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Registration Rights

Pursuant to a shareholders’ agreement between the company and certain existing shareholders of the company, we are required to make a shelf registration statement available for the resale of our ordinary shares outstanding prior to the completion of this offering for at least 24 months following the completion of the offering. If any existing shareholder of ordinary shares of the company is an affiliate of the company and is therefore restricted from transferring its ordinary shares pursuant to the shelf registration statement during the 24-month period, upon the request of such shareholder, we are required to have a shelf registration statement available for such restricted shareholder for an additional 12 months following the 24-month period. Following any such additional 12-month period, any existing shareholder satisfying the same conditions will be entitled to one demand registration.

Rule 144

In general, under Rule 144 as currently in effect, if one year has elapsed since the date of acquisition of restricted shares from us or any of our affiliates, and we have been a public reporting company under the Exchange Act for at least 90 days, the holder of such restricted shares can sell the shares, provided that the number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our ordinary shares then outstanding; or

•	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act). If two years have elapsed since the date of acquisition of restricted shares from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

No assurance can be given as to (i) the likelihood that an active market for our ordinary shares will develop, (ii) the liquidity of any such market, (iii) the ability of the shareholders to sell the securities or (iv) the prices that shareholders may obtain for any of the securities. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of ordinary shares, or the perception that such sales could occur, may affect adversely prevailing market prices of our ordinary shares. See “Risk Factors — Risks Related to The Offering.”

Lock-up Agreements

Subject to certain exceptions, we, our executive officers and certain other holders of our ordinary shares have agreed with the underwriters to be bound by lock-up agreements that prohibit us and them from selling, pledging, transferring or otherwise disposing of any of our ordinary shares, or any securities convertible into or exercisable for any of our ordinary shares, for a period of 180 days after the date of this prospectus.

CERTAIN TAX CONSIDERATIONS

Cayman Island Tax Considerations

The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to change, possibly on a retroactive basis. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

You will not be subject to Cayman Islands taxation on payments of dividends or upon the repurchase by us of your shares. In addition, you will not be subject to withholding tax on payments of dividends or distributions, including upon a return of capital; nor will gains derived from the disposal of shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No Cayman Islands stamp duty will be payable by you in respect of the issuance or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have been incorporated under the laws of the Cayman Islands as an exempted company and, as such, obtained an undertaking in accordance with Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands from the Governor in Cabinet of the Cayman Islands substantially that, for a period of 20 years from the date of such undertaking, no law that is enacted in the Cayman Islands imposing any tax to be levied on profit, income, gains or appreciation shall apply to us and no such tax and no tax in the nature of estate duty or inheritance tax will be payable, either directly or by way of withholding, on our ordinary shares.

Prospective investors are urged to consult their professional advisors on the possible tax consequences of buying, holding or selling our ordinary shares under the laws of their country of citizenship, residence or domicile.

U.S. Federal Income Tax Considerations

  General

The following general discussion summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion a “U.S. holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the United States or any of its political subdivisions;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the U.S. Internal Revenue Code) has or have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

A “non-U.S. holder” is a beneficial owner of our ordinary shares that is not a U.S. holder.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to purchase ordinary shares. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that will own ordinary shares as capital assets within the meaning of the U.S. Internal Revenue Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	financial institutions or “financial services entities”;

•	taxpayers who hold ordinary shares as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	certain expatriates or former long-term residents of the United States;

•	holders owning directly, indirectly or by attribution, participating or other shares possessing 10% or more of our voting power or value;

•	taxpayers whose functional currency is not the U.S. dollar; and

•	taxpayers who acquired our ordinary shares for consideration other than cash.

This discussion does not address any aspect of the U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Moreover, this discussion does not address taxpayers who acquired ordinary shares upon exercise of a stock option or otherwise as compensation.

For purposes of this discussion, a subsidiary of Everquest includes any entity in which we own (directly or indirectly) an equity interest for U.S. federal income tax purposes.

Prospective investors are advised to consult their tax advisors regarding the specific U.S. federal, state, local and foreign income tax and other tax consequences to them of purchasing, holding or disposing of our ordinary shares.

Taxation of Everquest and Its Subsidiaries

As foreign corporations, we and our corporate subsidiaries will not be subject to U.S. federal income taxes on our net income if we are not treated as engaged in a U.S. trade or business. The U.S. Internal Revenue Code and the Treasury regulations thereunder provide a specific exemption from being treated as engaged in a U.S. trade or business for foreign corporations which restrict their activities in the United States to investing or trading in “stocks and securities” (and any other activity closely related thereto) for their own account, whether such activities are conducted directly by the corporation or through agents (provided the corporation is not a dealer in stocks or securities).

Although no activity closely comparable to that contemplated by us or our corporate subsidiaries has been the subject of any Treasury regulation, revenue ruling or judicial decision, we believe that our current and planned activities (and those of our corporate subsidiaries) qualify for this exemption and we intend to rely upon this exemption and to otherwise continue to operate so as not to be engaged in the conduct of a trade or business in the United States and therefore not be subject to U.S. federal income taxes on our net income; however, as discussed below, we may create corporate subsidiaries which would be subject to U.S. net basis taxation. If we were to be treated as engaged in the conduct of a U.S. trade or business, we would be potentially subject to substantial U.S. federal income taxes, as well as a 30% branch profits tax. The imposition of such taxes would materially affect our financial ability to pay dividends on the ordinary shares. In addition, if we were engaged in a trade or business in the United States, payments in respect of the ordinary shares could be treated as U.S. source income for U.S. foreign tax credit purposes.

Under current U.S. federal income tax law, the treatment of synthetic securities in the form of credit default swaps is unclear. Certain possible tax characterizations of a credit default swap, if adopted by the IRS and if applied to credit default swaps to which we are a party, could subject payments received by us under such swaps to U.S. withholding or excise tax. While it is not expected, it is also possible that because of such tax characterizations, based on all the facts and circumstances, we could be treated as engaging in a trade or business in the United States and therefore subject to net income tax. We may not be entitled to a full gross-up on such taxes under the terms of the synthetic securities. The imposition of such unanticipated taxes could materially impair our ability to make distributions to you.

Legislation recently proposed in the U.S. Senate would, for tax years beginning at least two years after its enactment, tax a corporation as a domestic corporation for U.S. federal income tax purposes if the equity of that corporation is regularly traded on an established securities market and the management and control of the corporation occurs primarily within the United States. If this legislation caused Everquest to be taxed as a domestic corporation, Everquest would be subject to U.S. net income tax. However, it is unknown whether this proposal will be enacted in its current form and, if enacted, whether Everquest would be subject to its provisions.

In the future, however, we may determine that it would be advantageous to acquire certain assets or engage in certain activities which could give rise to U.S. corporate income tax or branch profits tax. Under such circumstances Everquest intends to acquire such assets or engage in such activities in a corporate subsidiary and in a manner such that only the income from such assets or activities are subject to tax (and not all of Everquest’s income).

We also expect that the income derived by us and our subsidiaries will not be subject to withholding taxes imposed by the United States or reduced by withholding taxes imposed by other countries from which such payments are sourced. Those payments, however, might become subject to U.S. or other withholding tax due to a change in law or other causes.

Tax Consequences of Our PFIC Status to U.S. Holders of Ordinary Shares

In General.  Special and adverse U.S. federal income tax rules apply to shareholders who are direct or indirect owners of a foreign corporation that is a PFIC. We believe that Everquest and its corporate subsidiaries are and should continue to be PFICs. The remainder of this discussion assumes that Everquest and such subsidiaries are PFICs.

The PFIC rules are very complex and there are uncertainties as to the application of the PFIC rules to us. Moreover, the tax reporting with respect to multiple PFICs is complicated. In addition, some of the regulations that apply to PFICs are only in proposed form and the regulations when finalized could differ from the proposed regulations. U.S. holders of our ordinary shares are urged to consult with their tax advisors as to the tax consequences of holding stock directly and indirectly (in the case of our subsidiaries) in PFICs and the possible advisability of electing to treat Everquest and each of its corporate subsidiaries as a Qualified Electing Fund, or a QEF. In addition, you may wish to consult with your own advisors about making a mark-to-market election with respect to Everquest.

Generally, U.S. Holders are required to file an IRS Form 8621 annually with respect to each PFIC in which they have a direct or indirect interest (including our PFIC subsidiaries). Special rules apply with respect to PFIC shares held by S corporations, trusts and partnerships. Those entities, and persons holding our ordinary shares through those entities, should consult their tax advisers concerning the application of the PFIC rules to them.

If No QEF or Mark-to-Market Election is in Effect.   Unless a valid QEF election or mark-to-market election is in effect with respect to your ownership of Everquest and each of its subsidiaries for the entire holding period of such stock, you will be subject to the following adverse tax consequences or Excess Distribution Rules. Upon a disposition of our ordinary shares, gain recognized would be allocated ratably over your holding period for our ordinary shares. The amount allocated to the taxable year of the sale or other exchange would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest marginal federal income tax rate in effect for individuals or corporations, as appropriate, without offset for any losses or deductions incurred in those years, and an interest charge would be imposed on the tax attributable to such allocated amounts. You could be subject to the Excess Distribution Rules with respect to gain realized on a sale or disposition by Everquest LLC of a direct or indirect subsidiary. For this purpose, a pledge of shares of a PFIC subsidiary is treated as a disposition. Payments received in redemption of our ordinary shares, to the extent the amount so received exceeds your adjusted tax basis (as described below) in such ordinary shares, would be considered gain for purposes of these rules. Gain may be recognized for purposes of the Excess Distribution Rules in an otherwise tax-free transaction. If you pledge or otherwise use shares in a PFIC as security for a loan, you will be treated as having disposed of your shares for purposes of the Excess Distribution Rules. Also, a subsequent offering of our shares may be treated as a disposition of your shares in a lower-tier PFIC due to the dilution of your indirect interest therein. Any distribution in respect of our ordinary shares (or in respect of equity in one of our direct or indirect subsidiaries) during a taxable year will be taxed as described above to the extent the aggregate amount of the distributions during such taxable year exceeds 125% of the average amount of such distributions during the preceding three years or your holding period, whichever is shorter. Distributions by us which are not described in the preceding sentence are taxable as dividends, to the extent of our current and accumulated earnings and profits, and, to the extent in excess thereof, as a tax-free return of basis and then gain, which is subject to the Excess Distribution Rules. Distributions by Everquest are not eligible for the reduced tax rate of 15% that applies to certain dividends paid to non-corporate U.S. holders or the dividend received deduction for corporate U.S. holders.

If you do not make a QEF election or a mark-to-market election (as described below) for the taxable year in which you purchase your ordinary shares, we and our subsidiaries will continue to be subject to the foregoing rules as to you even if you subsequently make a QEF election, unless you also elect to “purge” the non-QEF years from your holding period. A “purging” election, however, may have adverse tax consequences to you under the Excess Distribution Rules.

If a QEF Election is in Effect.  Under the U.S. Internal Revenue Code, a direct or indirect shareholder of a PFIC may make an election (revocable only with the consent of the IRS) to have the PFIC treated as a qualified electing fund with respect to such shareholder, or a QEF election. A separate election may be made for each direct or indirect PFIC. If during your holding period you have always had (or are treated as always having) a QEF election in effect for Everquest and its subsidiaries, you will not be subject to the Excess Distribution Rules described in the preceding paragraphs. Instead, you will be required to include in your income each year your pro rata share of the net capital gain and ordinary earnings of Everquest and its subsidiaries for that year. As a result, you may be subject to current tax based on the income of Everquest and its subsidiaries without receiving any corresponding distribution of cash. If a PFIC has a net loss for the year, that loss is not available to a shareholder under the QEF rules, and the loss may not be carried back or forward in computing the PFIC’s ordinary earnings and net capital gain for purposes of these rules in other taxable years. Moreover, a loss incurred by one PFIC may not be offset against income earned by another PFIC for purposes of computing QEF inclusions. Consequently, U.S. holders may over time be taxed on amounts that as an economic matter exceed our net profits. In addition, because we may not distribute to you all amounts includible under a QEF election, you will likely have taxable income in excess of the cash you receive as a result of a QEF election.

Amounts included in your income under the QEF rules increase your basis in the ordinary shares and are not taxed to you again when distributed. Your basis in the ordinary shares, however, is reduced by the distribution. Although amounts included in your gross income pursuant to a QEF election are excluded from your gross income when distributed to you, if you receive a distribution in respect of an amount so included by a predecessor shareholder, you may not exclude such amount from your gross income under the QEF rules unless you can demonstrate the predecessor shareholder’s inclusion of such amount. A U.S. holder will not be eligible for the reduced rate of 15% that applies to certain dividends paid to non-corporate U.S. holders or the dividends received deduction for corporate U.S. holders with respect to a QEF inclusion or our dividends. If you have made a QEF election for Everquest, you may elect to defer the payment of the tax on such income items, subject to an interest charge, which is nondeductible in the case of an individual, until the corresponding amounts are distributed, or until you dispose of your ordinary shares. The application of the election to defer the payment of tax with respect to subsidiaries of Everquest is unclear.

We intend to comply, and to cause our majority-owned subsidiaries to comply, with all record-keeping, reporting and other requirements so that you may make and maintain a QEF election with respect to Everquest and Everquest Cayman, Ltd. as discussed below. If you desire to make and maintain a QEF election for Everquest and Everquest Cayman, Ltd., you may contact us for the PFIC Annual Information Statement, which may be used to complete your annual QEF election filings. You will need to rely on the information provided by us in the Annual Information Statement in preparing your income tax filings. We do not expect to be able to supply such information in advance of the April 15 tax return deadline applicable to most individual taxpayers, and you should be aware that it may be necessary to file your tax return on extension, pending receipt of such information.

U.S. holders who own, or are treated as owning, shares in a PFIC must file IRS Form 8621 with their tax return each year. QEF elections must be made on an IRS Form 8621 attached to a timely filed U.S. federal income tax return. IRS Form 8621 is also used to report the annual QEF income inclusion (using information provided by the PFIC Annual Information Statement), as well as other information and elections relating to the ownership of a PFIC. Generally, a QEF election should be made with the filing of a U.S. holder’s federal income tax return for the first taxable year for which it held our shares.

We own the equity of our non-U.S. subsidiaries through Everquest LLC, a Delaware limited liability company which is taxable as a partnership for U.S. federal income tax purposes. Everquest directly holds 99% of its interest in Everquest LLC and Everquest Cayman Ltd., a wholly owned non-U.S. corporate subsidiary of Everquest, holds 1% of Everquest’s interest in Everquest LLC. Each manager of Everquest will own a profits interest in Everquest LLC, as provided in the respective investment management agreement.

Certain of the subsidiaries of Everquest LLC will also be controlled foreign corporations, or CFCs, for federal income tax purposes and Everquest LLC will be required to include income from such subsidiaries under the CFC rules. These rules may require inclusion of phantom income and a pledge of stock of such entities could result in inclusions of accumulated earnings that were not previously included.

We intend in most instances where possible to cause Everquest LLC to make a QEF election with respect to each of its subsidiaries and by doing so we intend to avoid the application of the Excess Distribution Rules to such subsidiaries, as discussed below. Although not free from doubt, it appears that you may not be permitted to make a QEF election with respect to certain of Everquest LLC’s subsidiaries. Although there is no direct authority on point, the better view appears to be that Everquest’s and Everquest Cayman Ltd.’s distributive share of any net capital gain or ordinary earnings of Everquest LLC’s subsidiaries arising from Everquest LLC’s QEF elections with respect to such subsidiaries (or as ordinary income in the case of certain subsidiaries as to which Everquest LLC holds 10% or more of the voting power) would be included in the amounts taken into account by you by reason of QEF elections you make with respect to Everquest and Everquest Cayman Ltd. We intend to report our earnings to you on this basis for purposes of those QEF elections. However, substantial uncertainty exists concerning this view because of the absence of any judicial decisions or IRS guidance directly on point, and we cannot provide any assurance that the IRS will not treat the QEF elections made by Everquest LLC as invalid with respect to you on the basis that you should have made QEF elections with respect to each of our subsidiaries as well. In such case, you would be subject to the Excess Distribution Rules (as described above) with respect to such subsidiaries. The application of the Excess Distribution Rules to you could result in a materially greater tax liability to you than otherwise would be the case. You may request that we provide information for you to make separate QEF elections for Everquest and each of its PFIC subsidiaries as discussed below. The U.S. federal income tax consequences of Everquest LLC’s QEF elections to holders that do not make a QEF election with respect to Everquest and Everquest Cayman Ltd. is uncertain, and U.S. holders are urged to consult their tax advisors in this regard.

Assuming you make a QEF election for Everquest and Everquest Cayman Ltd., you should consider making either an actual or a “protective” QEF election with respect to your indirect interest in each PFIC held by Everquest LLC. Although there is no direct authority for a “protective” election, the purpose of such an election is to advise the IRS that (i) pursuant to the QEF elections for Everquest and Everquest Cayman Ltd., your share of the net earnings of the PFICs owned by Everquest LLC for which Everquest LLC has made a QEF election have been included in computing the amount of your QEF inclusions for Everquest and Everquest Cayman Ltd. and (ii) if the IRS does not view Everquest LLC’s QEF elections as applying to you, then you should be treated as having made a QEF election with respect to your interest in such PFICs. You should consult your tax advisor as to whether to make a “protective” or actual QEF election with respect to Everquest LLC’s PFIC subsidiaries. We will use our reasonable best efforts to obtain and provide separate PFIC Annual Information Statements (through an Annual Intermediary Statement) to enable you to make separate QEF elections for Everquest, Everquest Cayman Ltd., and Everquest LLC’s PFIC subsidiaries. However, we cannot assure you that such information will be available with respect to each of our PFIC subsidiaries. If you desire to make separate QEF elections for each of our PFIC subsidiaries please contact us and specifically request this information.

In addition to the foregoing considerations, because we acquired some of the stock we own (directly or indirectly) in our subsidiaries in exchange for our shares, it is uncertain whether a QEF election with respect to all of our shares in subsidiaries (whether made by our shareholders or Everquest LLC) will be effective to avoid application of the Excess Distribution Rules. Specifically, where Everquest LLC’s holding period for shares in such transferred subsidiaries includes a period for which a QEF election was not in effect, although not entirely clear, regulations may require that the adverse Excess Distribution Rules continue to apply with respect to those subsidiaries as well as the QEF rules. For example, certain of the PFIC shares transferred to us were subject to mark-to-market elections under Section 475 of the Code rather than QEF elections. Although we intend to take the position that the period prior to our acquisition of such shares should be ignored for this purpose (and believe such position to be reasonable), there is no assurance that the IRS will not take a contrary position. Moreover, with respect to other PFIC shares transferred to us, we intend and expect that the relevant transferors will make effective QEF elections so as to mitigate the application of the Excess Distribution Rules, but cannot assure that such elections will be made.

As noted above, losses incurred by one PFIC may not offset QEF inclusions from another PFIC. Everquest LLC, Everquest or Everquest Cayman Ltd. may incur deductible expenses (e.g., interest) that reduce amounts included in the income of Everquest LLC by reason of the QEF rules or other similar rules. Should the IRS choose to treat you, pursuant to the “protective” or actual QEF elections made by you as described above with respect to Everquest LLC’s PFIC subsidiaries, as having made QEF elections in respect of each of Everquest LLC’s PFIC subsidiaries, the sum of the separate QEF inclusions for Everquest and each PFIC held directly or indirectly by Everquest may differ from the sum of the amounts reported by us as QEF inclusions for Everquest and Everquest Cayman Ltd.

Because the application of the PFIC rules is not clear, no assurance can be given that the IRS will not treat you as being subject to the Excess Distribution Rules and/or the QEF rules with respect to Everquest LLC’s PFIC subsidiaries. In such case, you could be subject to a materially greater tax liability than would otherwise be the case.

If Mark-to-Market Election is in Effect.  Alternatively, if shares of a PFIC are “regularly traded” on a “qualified exchange” (which includes certain U.S. exchanges and other exchanges designated by the U.S. Treasury Department), or are marketable stock, a U.S. holder of such shares may make a mark-to-market election with respect to such shares. In general, a class of shares is treated as regularly traded for a calendar year if it is traded, other than in de minimis amounts, for at least 15 days during each calendar quarter of such year. Our ordinary shares will trade on a “qualified exchange”; however, there can be no assurance that the ordinary shares will be treated as “regularly traded” on such exchange for this purpose.

If you make a valid mark-to-market election with respect to Everquest, you will not be subject to the PFIC rules described above with respect to Everquest, and instead will include each year in ordinary income the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted tax basis in such ordinary shares. The excess, if any, of your adjusted tax basis in such ordinary shares over their fair market value at the end of the taxable year will be permitted as an ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). If you make a mark-to-market election with respect to your ordinary shares, your basis in your ordinary shares will be adjusted to reflect any such income or loss amounts. Gain on the disposition of the ordinary shares would be ordinary income.

Even if the ordinary shares qualify as “marketable stock” for this purpose, the equity of Everquest’s non-U.S. corporate subsidiaries, which are expected to be PFICs, likely will not be “marketable stock” for these purposes. There is no authority on how a shareholder’s mark-to-market election for a corporation that is a PFIC affects that shareholder’s treatment of a direct or indirect subsidiary of that corporation which is also a PFIC. If you make a mark-to-market election with respect to Everquest, you may continue to be subject to the Excess Distribution Rules with respect to its non-U.S. corporate subsidiaries, in the absence of a QEF election with respect to such subsidiaries which is in effect for your entire holding period, and to additional inclusions of taxable income, if such QEF elections are made. As noted above, it is not clear that the IRS will respect QEF elections made by Everquest LLC with respect to its PFIC subsidiaries or our reporting with respect to those subsidiaries. You should consult your tax advisor as to the possibility of making actual or “protective” QEF elections with respect to your indirect ownership of the shares of our subsidiaries (and an actual QEF election for Everquest Cayman Ltd.), which shares will likely not qualify as “marketable stock.”

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. As a result, U.S. holders of ordinary shares are strongly encouraged to consult their tax advisors about the PFIC rules in connection with their purchasing, holding or disposing of ordinary shares.

Special Source Rule for Everquest Dividends and QEF Inclusions

For purposes of determining a U.S. holder’s foreign tax credit limitation, dividends received from a foreign corporation generally are treated as income from sources outside the United States. Although there is no direct authority, QEF inclusions likely should be similarly treated. If U.S. holders together hold at least one-half (by vote or value) of the ordinary shares and other interests treated as our equity, however, a percentage of the dividend income or QEF inclusion equal to the proportion of our income that comes from U.S. sources will be treated as income from sources within the United States. In this latter instance, it is unlikely that sourcing information will be provided to you.

Sale, Redemption or Other Disposition of Ordinary Shares

In general, a U.S. holder will recognize gain or loss upon the sale or other disposition of ordinary shares equal to the difference between the amount realized and such holder’s adjusted tax basis in the ordinary shares. Initially, the tax basis of a U.S. holder will equal the amount paid for the ordinary shares. Such basis will be increased by amounts taxable to the holder under the PFIC rules and decreased by the actual distributions that are deemed to consist of such previously taxed amounts or are treated as nontaxable returns of capital. Any gain realized by a U.S. holder would be taxable as described above under the Excess Distribution Rules. Such consequence may be avoided if the holder makes a timely QEF election with respect to Everquest and Everquest Cayman, Ltd., and both the holder and Everquest LLC are treated as having always had a QEF election in place with respect to Everquest LLC’s PFIC subsidiaries. As noted above, a sale or disposition of ordinary shares may be treated as a sale or disposition of your indirect interest in Everquest’s subsidiaries unless the QEF election is applicable to your interest in Everquest and its subsidiaries for your entire holding period. See “— Tax Consequences of Our PFIC Status to U.S. Holders of Ordinary Shares — If No QEF or Mark-to-Market Election is in Effect.” Because we may not distribute to you all amounts includible under the QEF elections, the amount of gain you derive on a disposition of our shares may be less, and the amount of loss greater, than if we distributed all of our earnings currently.

Tax Consequences for Non-U.S. Holders of Ordinary Shares

Except as described in “— Information Reporting and Back-up Withholding,” a non-U.S. holder of ordinary shares will not be subject to U.S. federal income or withholding tax on the payment of dividends on ordinary shares and the gain from the disposition of ordinary shares unless:

•	such income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such income is attributable to a permanent establishment or, in the case of an individual, a fixed place of business, in the United States; or

•	the non-U.S. holder is an individual who holds the ordinary shares as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such income in the same manner as a U.S. holder unless otherwise provided in an applicable income tax treaty; a non-U.S. holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax with respect to such income at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares.

Information Reporting and Back-up Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares. In addition, U.S. holders are subject to back-up withholding on dividends paid on ordinary shares, and on the sale, exchange or other disposition of ordinary shares, unless such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Non-U.S. holders generally are not subject to information reporting or back-up withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares, provided that each such non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Back-up withholding is not an additional tax, and the amount of any back-up withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required.

Tax Treatment of Tax-Exempt U.S. Holders of the Ordinary Shares

Special considerations apply to pension plans and other investors that are subject to tax only on their unrelated business taxable income, or UBTI. A tax-exempt U.S. holder’s dividend income and capital gains derived from an investment in the ordinary shares generally would not be treated as UBTI. Notwithstanding the foregoing, a tax-exempt U.S. holder which incurs “acquisition indebtedness” (as defined in Section 514(c) of the U.S. Internal Revenue Code) with respect to the ordinary shares may be subject to the tax on UBTI with respect to income from the ordinary shares as described above.

Transfer Reporting Requirements

A U.S. holder (including a tax-exempt entity) that purchases ordinary shares for cash from Everquest may be required to file an IRS Form 926 or similar form with the IRS if (i) such person owned, directly or by attribution, immediately after such purchase at least 10% by vote or value of Everquest, or (ii) the purchase, when aggregated with all purchases made by such person (or any related person) within the preceding 12-month period, exceeds $100,000. In the event a U.S. holder fails to file any such required form, the

U.S. holder could be required to pay a penalty equal to 10% of the gross amount paid for such ordinary shares (subject to a maximum penalty of $100,000, except in cases involving intentional disregard). U.S. persons should consult with their tax advisors with respect to this or any other reporting requirement which may apply with respect to their acquisition of the ordinary shares.

Tax Shelter Reporting Requirements

If a U.S. holder holds 10% or more of the shares in a CFC or PFIC, the holder must disclose any of such entity’s transactions reportable under recent regulations concerning tax shelter transactions, which require disclosure of certain types of transactions whether or not they were undertaken for tax reasons. We intend to provide holders of the ordinary shares with the information about our transactions, if any, reportable under those regulations.

In addition, subject to certain significant exceptions, any holder of ordinary shares, whether or not such holder is a “reporting shareholder,” that recognizes a significant loss on a sale or exchange of such holder’s ordinary shares (generally $2 million or more for individuals and partnerships with one or more noncorporate partners, and $10 million or more for corporations and partnerships consisting solely of corporate partners) with respect to such ordinary shares in any taxable year may be required to file IRS Form 8886 if no exception applies.

U.S. holders are urged to consult with their tax advisors about these and all other specific reporting requirements arising by reason of the purchase, ownership and disposition of our ordinary shares.

EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT ITS PROFESSIONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES (U.S. FEDERAL, STATE, LOCAL AND NON-U.S.) OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, IN PARTICULAR THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO PFICs.

UNDERWRITING

We intend to offer the ordinary shares through the underwriters. Subject to the terms and conditions described in an underwriting agreement among us, Everquest LLC, the managers and Bear, Stearns & Co. Inc. as book-running manager for this offering, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of ordinary shares listed opposite their names below.

Number of
Underwriter	Shares

Bear, Stearns & Co. Inc.

Total

The underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

A prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. Certain underwriters may allocate a limited number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, information contained on any other website maintained by an underwriter or selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied on by prospective investors in deciding whether to purchase any ordinary shares. The underwriters and selling group members are not responsible for information contained in Internet websites that they do not maintain.

In addition, the underwriters may send prospectuses via email as a courtesy to certain of their customers to whom they are concurrently sending a prospectus hard copy.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.10 per share to other dealers. After the public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option:

	Per Share	No Exercise	Full Exercise

Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

The expenses of this offering, excluding the underwriting discounts and commissions and related fees that are payable by us, are estimated at $     .

Over-Allotment Option

We have granted the underwriters an option exercisable for 30 days from the date of this prospectus to purchase a total of up to        additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the underwriters exercise this option in whole or in part, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter’s initial commitment amount reflected in the above table.

If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position would be created that can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

No Sales of Similar Securities

We, each of our executive officers and directors, our managers and certain other holders of our ordinary shares, subject to limited exceptions, will agree not to sell or transfer any of our ordinary shares for 180 days after the date of this prospectus (which period could be extended by the underwriters for up to an additional 34 days under certain circumstances) without first obtaining the written consent of Bear, Stearns & Co. Inc.

The 180-day period described in the preceding paragraph will be automatically extended if: (i) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (ii) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 15-day period following the last day of the 180-day period, in either of which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Notwithstanding the foregoing, parties who will agree not to sell or transfer our ordinary shares during such period of time may transfer shares during such period, without the prior written consent of Bear, Stearns & Co. Inc.:

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of such party or his or her immediate family; or

(iii) by will or intestate succession;

provided, however, it is a condition to any such transfer that the transferee (or trustee in the case of clause (ii) above) execute an agreement stating that such transferee (or trustee) is receiving and holding our ordinary shares subject to the provisions of the agreement pursuant to which these persons agreed not to sell or transfer our ordinary shares and there shall be no further transfer of our ordinary shares except in accordance with the terms of such agreement; provided, further, that in the case of any such transfer, no filing by any party under the Securities Act or the Exchange Act is required in connection with such transfer. The transfer restrictions set forth above do not apply to (i) the registration of the offer to and sale of our ordinary shares as contemplated herein, or (ii) any grant to, or exercise of any stock or other awards under our equity incentive plans.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our ordinary shares to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the        or otherwise and, if commenced, may be discontinued at any time.

Discretionary Shares

In connection with this offering, the underwriters may allocate shares to accounts over which they exercise discretionary authority. The underwriters do not expect to allocate shares to discretionary accounts in excess of    % of the total number of shares in this offering.

Other Relationships

BSAM, an affiliate of Bear, Stearns & Co. Inc. serves as one of our managers and receives fees for services rendered as our manager. See “The Management Agreements — The Management Agreements — Management Fees, Expenses and Incentive Allocation.

Ralph R. Cioffi, one of our CEOs, is a director and officer of BSAM and beneficially owns equity in the BSHG Funds and Bear Stearns.

Pursuant to a shareholder agreement dated September 28, 2006, BSAM is entitled to receive, subject to approval by our board of directors, share grants representing 2.5% of our ordinary shares outstanding upon completion of this offering.

On October 5, 2006, the BSHG Funds, which are managed by BSAM, purchased 16,000,000 of our ordinary shares, representing approximately     % of our outstanding ordinary shares immediately prior to this offering.

On October 5, 2006, affiliates of Bear, Stearns & Co. Inc. purchased approximately 1,000,000 of our ordinary shares, representing approximately    % of our outstanding ordinary shares immediately prior to this offering.

Bear, Stearns & Co. Inc. is a party to various financing agreements with us, including sponsorships of ABS CDOs and CLOs, for which it received customary fees and expense reimbursements. In addition, certain of the underwriters have from time to time provided investment and commercial banking services to us and our affiliates, for which they have received customary fees and expense reimbursements. The underwriters may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business.

Under the Conduct Rules of the NASD, when underwriters or their affiliates beneficially own 10% or more of the common equity of a company, they may be deemed to have a “conflict of interest” under Rule 2720(b)(7) of the rules and regulations of the NASD. When a NASD member with a conflict of interest participates as an underwriter in a public offering, that rule requires that the initial public offering price be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD, which qualified independent underwriter shall also participate in the preparation of the registration statement and the prospectus and exercise the usual standard of “due diligence” in its preparation.               has been engaged to act as a qualified independent underwriter. In this role                has performed a due diligence investigation of us and participated in the preparation of this prospectus and the registration statement. The initial public offering price of the ordinary shares is not higher than the price recommended by           . We have agreed to indemnify           against liabilities in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Offering Price Determination

Before this offering, there has been no public market for our ordinary shares. The initial public offering price will be determined by negotiation between the underwriters and us. The principal factors to be considered in determining the public offering price include: the information set forth in this prospectus and otherwise available to the underwriters; the history and the prospects for the industry in which we will compete; the ability of our management; the prospects for our future earnings; the present state of our development and our current financial condition; the general condition of the securities markets at the time of this offering; and the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

VALIDITY OF SECURITIES

The validity of the ordinary shares being offered in the offering will be passed upon by Maples and Calder, our Cayman Islands counsel. Certain matters of U.S. federal and New York law relating to the offering will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, our special U.S. counsel, and by Hunton & Williams LLP, the special U.S. counsel for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2006 and for the period from September 28, 2006 (commencement of operations) through December 31, 2006 for Everquest Financial Ltd. and the financial statements as of December 31, 2006 and for the period from September 28, 2006 (commencement of operations) through December 31, 2006 for Parapet 2006, Ltd. included in this registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm in their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Everquest Financial Ltd. and the ordinary shares offered hereby, you should refer to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the Everquest Financial Ltd. registration statement and the exhibits and schedules thereto may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statements and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330 or (202) 551-8090. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Everquest Financial Ltd.
152 West 57th Street
New York, New York 10019
Attn: Corporate Secretary
(212) 457-0220

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Everquest Financial Ltd.

We have audited the accompanying consolidated statement of assets and liabilities of Everquest Financial Ltd. and subsidiaries (the “Company”), including the consolidated schedule of investments, as of December 31, 2006, and the related consolidated statements of operations, changes in net assets, and cash flows for the period from September 28, 2006 (commencement of operations) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Everquest Financial Ltd. and subsidiaries at December 31, 2006, and the results of their operations, changes in their net assets, and their cash flows for the period from September 28, 2006 (commencement of operations) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 5, 2007

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES
Consolidated Statement of Assets and Liabilities
December 31, 2006
(in U.S. dollars)

ASSETS
Affiliated investments in securities, at fair value (amortized cost $437,357,590)	$443,246,864
Non-affiliated investments in securities, at fair value (amortized cost $250,862,061)	253,708,882
Cash and cash equivalents	2,618,340
Credit default swaps, at fair value	701,117
Deposits in CDO warehouse, at fair value	22,000,000
Due from affiliates	207,430
Due from brokers	3,511,878
Prepaid insurance	220,280

Total assets	726,214,791

LIABILITIES
Management fees payable to affiliates	2,826,605
Incentive fees payable to affiliates	3,783,514
Due to affiliates	789,776
Due to brokers	72,393,000
Borrowings against line of credit	25,649,868
Professional fees payable	1,141,500
Interest payable	46,872
Directors’ compensation	4,000
Accrued expenses and other liabilities	125,619

Total liabilities	106,760,754

Net assets is comprised of:
Common stock ($0.001 par value, 50,000,000 shares authorized, 23,886,239 shares issued and outstanding)	23,886
Additional paid-in-capital	597,478,614
Undistributed net investment income	14,352,016
Net realized loss on investments	(1,837,691)
Net unrealized appreciation on investments	9,437,212

Net assets	$619,454,037

Net asset value per share	$25.93

See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

Consolidated Schedule of Investments
December 31, 2006
(in U.S. dollars)

		Bond		Shares/
	Percent of	Equivalent	Maturity	Par/	Amortized	Fair
Description	Net Assets %	Yield (%)(3)	Date(2)	Notional	Cost	Value

Collateralized Debt Obligation Securities — 80.45%
Cherry Creek Ltd.	1.95	17.08	2046	14,000,000	$12,005,530	$12,100,344
Class V Funding II Ltd.	1.96	19.69	2046	12,000,000	11,866,133	12,118,108
Hudson Mezzanine Funding 2006-1A	4.01	27.51	2042	30,000,000	24,844,995	24,844,995
IXCBO 2006-1X	1.63	18.92	2046	11,000,000	10,112,393	10,112,393
Montauk Point Ltd. 2006 Preferred	1.40	14.19	2042	9,800,000	8,653,913	8,653,913
Parapet 2006, Ltd.(1)	61.60	15.50	2045	369,760	375,687,210	381,576,484
Strata Trust	4.94	20.80	2013	30,000,000	30,317,493	30,578,814
Vertical Ltd.	1.91	13.58	2046	12,300,000	11,845,243	11,845,243
Tallships Funding Ltd.(1)	1.05	40.26	2046	9,625,000	6,503,809	6,503,809

Total Collateralized Debt Obligation Securities (amortized cost — $491,836,719)						498,334,103

Collateralized Loan Obligation Securities — 32.06%
ACA CLO 2006-2	0.67	24.17	2046	5,000,000	4,136,593	4,136,594
Aimco 2006-AA	0.50	17.80	2020	3,000,000	3,078,065	3,107,471
Beach Street	8.41	16.51	2040	52,781,250	52,114,421	52,114,421
Cannington Funding Ltd.	5.65	19.35	2020	36,820,000	34,978,438	34,978,438
Comstock Funding Ltd. 2006-1A	6.10	17.29	2020	36,340,000	35,581,666	37,790,971
Primus CLO I, Ltd.	0.91	24.55	2018	7,000,000	5,642,799	5,642,799
Rampart CLO 2006-I Ltd.(1)	7.88	24.81	2021	48,000,000	48,806,245	48,806,245
Stone Tower CDO Ltd.(1)	0.63	13.89	2040	4,095,000	3,899,395	3,899,395
Stone Tower CLO IV Ltd.(1)	0.40	16.36	2018	2,475,000	2,460,931	2,460,931
Tiers Beach Street 2006-4 F2	0.91	17.68	2010	5,800,000	5,684,379	5,684,378

Total Collateralized Loan Obligation Securities (amortized cost — $196,382,932)						198,621,643

Total Investments in Securities (amortized cost — $688,219,651)						696,955,746

See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

Consolidated Schedule of Investments — (Continued)
December 31, 2006
(in U.S. dollars)

		Bond		Shares/
	Percent of	Equivalent	Maturity	Par/	Amortized	Fair
Description	Net Assets %	Yield (%)(3)	Date(2)	Notional	Cost	Value

Warehouse CDO Facility Securities — 3.56%
Merrill Lynch Euler Warehouse(4)	1.78			11,000,000	11,000,000	11,000,000
Merrill Lynch Libertas Warehouse(4)	1.78			11,000,000	11,000,000	11,000,000

Total Warehouse CDO Facility Securities (cost — $22,000,000)						22,000,000

Credit Default Swap Contracts — 0.11%
Credit Default Swap Contracts(5)	0.11		2035-2036	28,000,000	—	701,117

Total Credit Default Swap Contracts						701,117

Total Investments in Securities, Swaps and Warehouse Facilities (amortized cost — $710,219,651) — 116.18%						$719,656,863

Liabilities in excess of other assets — (16.18%)						(100,202,826)

Net assets — 100.00%						$619,454,037

(1)	These affiliated investments, totaling $443,246,864 of fair value, are sponsored by BSAM and STDA, Everquest’s managers.

(2)	Maturity Dates for CDO’s and CLO’s refer to auction or clean-up call dates.

(3)	Represents the effective yield as of December 31, 2006 compounding semi-annually.

(4)	See Note 3 for information on yields associated with CDO warehouse facilities

(5)	Swaps pay a rate of interest ranging between 2.70% and 3.40% in exchange for credit protection on four securities having a notional value of $28,000,000 held within the Hudson Mezzanine Funding 2006-1A CDO investment.
See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

Consolidated Statement of Operations
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Revenue
Interest income — affiliated investments	$15,383,110
Interest income — non-affiliated investments	9,641,030

Total revenue	25,024,140

Expenses
Management fees — to affiliates	2,826,605
Incentive fees — to affiliates	3,783,514
Organization fees	2,231,445
Professional fees	1,141,500
Directors and officers insurance	73,427
Interest expense	46,872
Directors’ compensation	4,000
Other expenses	564,761

Total expenses	10,672,124

Net investment income	14,352,016

Realized and unrealized gain/loss on investment transactions
Net realized loss on investments — affiliated	(239,924)
Net realized loss on investments — non-affiliated	(1,597,767)
Net unrealized appreciation on investments — affiliated	5,889,273
Net unrealized appreciation on investments — non-affiliated	2,846,822
Net unrealized appreciation on derivatives	701,117

Net realized and unrealized gain/loss on investment transactions	7,599,521

Net increase in net assets resulting from operations	$21,951,537

Net increase in net assets resulting from operations per share (based on weighted average number of shares):	$0.94

Weighted average number of shares outstanding:	23,390,146

See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

Consolidated Statement of Changes in Net Assets
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Increase in net assets resulting from operations
Net investment income	$14,352,016
Net realized loss on investments — affiliated	(239,924)
Net realized loss on investments — non-affiliated	(1,597,767)
Net unrealized appreciation on investments and derivatives — affiliated	5,889,273
Net unrealized appreciation on investments and derivatives — non-affiliated	3,547,939

Net increase in net assets resulting from operations	21,951,537

Increase in net assets from issuance of shares
Increase in net assets from issuance of shares	597,502,500

Total increase in net assets	619,454,037

Net assets
Net assets September 28, 2006	—

Net assets December 31, 2006, (including undistributed investment income of $14,352,016)	$619,454,037

See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

Consolidated Statement of Cash Flows
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$21,951,537
Adjustments to reconcile net increase in net assets resulting from operations to net cash and cash equivalents used in operating activities:
Cost of securities purchased	(307,502,815)
Proceeds from securities sold	11,670,000
Net realized loss on investments	1,837,691
Net unrealized appreciation on investments and derivatives	(9,437,212)
Income accrued in amortized cost	(9,809,777)
Change in assets and liabilities
Due from broker	(3,511,878)
Due from affiliates	(207,430)
Prepaid insurance	(220,280)
Management fees payable to affiliates	2,826,605
Incentive fees payable to affiliates	3,783,514
Due to affiliates	789,776
Due to brokers	72,393,000
Professional fees payable	1,141,500
Interest payable	46,872
Directors’ compensation	4,000
Accrued expenses and other liabilities	125,619

Net cash and cash equivalents used in operating activities	(214,119,278)

Cash flows from financing activities:
Proceeds from issuance of shares	191,087,750
Borrowings against line of credit	25,649,868

Net cash provided by financing activities	216,737,618

Net increase in cash and cash equivalents	2,618,340
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$2,618,340

Supplemental disclosure of cash flow information
Cash distributions received from investments	$11,976,102

Supplemental disclosure of non-cash flow information
Value of assets contributed to the Company in exchange for 16,256,590 shares	$406,414,750

See notes to consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

For the period from September 28, 2006 (commencement of operations)
through December 31, 2006

1.	Description of Business

Everquest Financial Ltd. is a Cayman Islands exempted company incorporated with limited liability. Everquest Financial Ltd. was formed on September 5, 2006 and commenced operations on September 28, 2006. Everquest Financial Ltd. owns 100% of Everquest Financial LLC, 99% directly and 1% indirectly through its other wholly owned subsidiary, Everquest Cayman Ltd., (together with its subsidiaries, “Everquest”). Everquest Financial Ltd. is a specialty finance company whose primary activity as a holding company is to own holdings, directly or indirectly, in equity or other securities issued by its majority-owned structured finance subsidiaries commonly known as collateralized debt obligation issuers (“CDOs”), including collateralized loan obligations issuers (“CLOs”). Everquest is jointly managed by Bear Stearns Asset Management (“BSAM”) and Stone Tower Debt Advisors LLC (“STDA”) (together, the “Managers”) under the supervision of Everquest’s initial board of directors (the “Board”) pursuant to management agreements. Everquest’s current Board was elected on December 14, 2006.

The Managers will, subject to applicable law and Everquest’s Organizational Documents, (i) purchase, monitor, sell or otherwise dispose of assets; (ii) be responsible for the day-to-day operations and activities relating to the Everquest’s operations; (iii) provide advisory services, research and analysis; and (iv) borrow or raise funds for Everquest.

Everquest conducts its operations to not be required to register as an investment company under the Investment Company Act of 1940, as amended. Accordingly, the majority of securities held by Everquest consists, and will consist, of securities issued by its majority owned CDO subsidiaries, which themselves are not registered investment companies.

Through December 31, 2006, Everquest Financial Ltd., Everquest Financial LLC and Everquest Cayman Ltd. conducted their operation under the official names of Rampart Financial Ltd., Rampart Financial LLC and Rampart Cayman Ltd., respectively.

2.	Significant Accounting Policies

The accompanying consolidated financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). For financial statement reporting purposes, Everquest is an investment company and follows the American Institute of Certified Public Accountants Audit and Accounting Guide for Investment Companies (the “Guide”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Everquest Financial Ltd. and its subsidiaries, Everquest Financial, LLC and Everquest Cayman, Ltd. All intercompany accounts and transactions are eliminated.

On December 24, 2003, FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), was issued to clarify the application of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements, as amended by FASB Statement No. 94, “Consolidation of All Majority-Owned Subsidiaries”. The effective date of FIN 46(R) has been deferred for investment companies (including non-registered investment companies) that are accounting for investments in accordance with the Guide. For accounting purposes, Everquest has evaluated all CDO equity investments, including Parapet 2006, Ltd., under a control based model, in accordance with ARB No. 51 and has not consolidated any of its CDO equity investments. As required by the Guide, all investments are reported at fair value.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes, including the valuation of investments. Everquest’s management believes that the estimates utilized in preparing the consolidated financial statements are reasonable and prudent; however, actual results could differ materially from these estimates.

Securities Transactions, Valuation and Related Income

Investments in Securities

Everquest records its transactions in securities on a trade date basis. Realized gains and losses from securities are calculated on an identified cost basis.

Investments are carried at estimated fair value, with unrealized gains and losses reported as a component of net increase or decrease in net assets resulting from operations in the accompanying consolidated statement of operations. The fair value of each investment is estimated using the discounted cash flow technique. This technique uses current market information of the securities underlying the respective investment, notably market yields and projected cash flows based on forecasted default, recovery, reinvestment and pre-pay or call rates, at the statement of assets and liabilities date. Due to uncertainty inherent in the valuation process, such estimates of fair value may differ materially from the values that would have been used had a ready market for the securities existed. Additionally, changes in the market environment and other events that may occur over the life of the investments could cause the gains and losses ultimately realized upon disposition of these investments to be different from the valuations currently assigned.

Everquest recognizes interest income and any impairment pursuant to Emerging Issues Task Force Issue No. 99-20 (“EITF 99-20”), “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”. EITF 99-20 sets forth rules for recognizing interest income and determining when securities amortized cost must be written down to fair value because of other than temporary impairments.

Everquest determines periodic interest income based on the principles of EITF 99-20. The excess of the estimated future cash flows over the initial investment is the accretable yield which is recognized as interest income over the life of the investment using the effective yield method. Cash distributions received from investments under EITF 99-20 may not necessarily equal the income earned during any given year or period.

The amortized cost of each investment is equal to the initial investment plus the yield accrued to date less all cash received to date less any write downs for impairment.

Everquest evaluates securities for impairment as of each quarter end or more frequently if it becomes aware of any material information that would lead it to believe that a security may be impaired.

Unrealized gains and losses represent the differences between the amortized cost and fair value of investments. Unrealized gains and losses occur when actual cash receipts differ from the amounts initially estimated, discount rates and/or assumptions included in the fair valuation models (such as estimated default rates, prepayment or recovery rates) have changed. Any unrealized loss is tested for permanent impairment as required by EITF 99-20. In determining permanent impairment, the present value of the future estimated remaining cash flows discounted at the last rate used to recognize the accretable yield on the security is compared with the present value of the previously estimated remaining cash flows discounted at the last rate used to recognize accretable yield on the security adjusted for the cash received during the intervening period. If the present value of the newly estimated cash flows has decreased then an adverse change and an other than temporary impairment has occurred. When an impairment is other than temporary, the security is written down to fair value as of the reporting date and any previously unrealized loss is realized in the period such a

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

determination is made. Everquest evaluates its impairment for investments on a security by security basis, not on an overall portfolio basis.

As of December 31, 2006, impairment charges of $2,157,691 were realized and are included as a component of net realized loss on investments on the accompanying consolidated statement of operations.

Credit Default Swaps

Everquest pays fixed periodic payments to a counterparty in consideration for a guarantee from a counterparty to make a specific payment should a negative credit even take place. These credit default swaps are accounted for at fair value in the consolidated statement of assets and liabilities with the net changes in fair value included as unrealized gains in the consolidated statement of operations.

Deposits in CDO Warehouses

Everquest currently has $22 million deposited in two CDO warehouses. Everquest accounts for these at fair value on its consolidated statement of assets and liabilities with any changes to the fair value reflected as unrealized gains or losses in its consolidated statement of operations

Due from Affiliates

The majority of this amount represents organizational expenses paid by Everquest on behalf of Parapet 2006, Ltd., a CDO squared in which Everquest owns 100% of the equity.

Due to Affiliates

This amount represents a liability for the portion of the distributions received by Everquest attributable to the period when the Bear Stearns Sellers owned the assets prior to their contribution into Everquest.

Expenses

Everquest is responsible for all expenses incidental to structuring, incorporating, placing shares, and all ordinary administrative expenses.

For financial reporting purposes and conformity with US GAAP, Everquest has deducted the total initial organizational costs at inception for purposes of determining the Net Asset Value. For the computation of Net Asset Value for purposes of shareholder subscription, such costs are amortized over six months.

Income Taxes

There are currently no income taxes imposed on income and capital gains by the government of the Cayman Islands with respect to Everquest Financial Ltd. and Everquest Cayman Ltd. Everquest Financial LLC is a Delaware limited liability company that is treated as a partnership for tax purposes, and is therefore not a taxable entity for U.S. federal income tax purposes. It is Everquest’s intention to conduct its activities in a manner such that it will not be engaged in a trade or business in the United States of America. Accordingly, any capital gains and most interest income are not subject to United States taxation. Therefore, Everquest Financial Ltd., Everquest Cayman Ltd. and Everquest Financial, LLC do not directly pay U.S. federal income tax and no provision has been made for such taxes in the accompanying consolidated financial statements. Any taxable income or loss is includable in the taxable income of each of the Everquest shareholders.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held at banks, deposits with original maturities of less than 90 days, and money market funds.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

3.	Financial Instruments with Off-Balance Sheet Risk

Swaps

In the normal course of business, Everquest may enter into swap agreements (“Swaps”) for investment, financing or hedging purposes. The Swaps will be utilized to structure and hedge CDO holdings and to economically meet its objectives and help to manage risk. Everquest may enter into total return, credit default, interest rate and currency swap agreements.

Swaps are contractual agreements between a company and a third party to exchange a series of cash flows. Total return swaps are agreements where one party receives equity returns based on reference pools of assets in exchange for short term floating rate payments based on notional amounts. Credit default swaps, are agreements in which one party pays fixed periodic payments to a counterparty in consideration for a guarantee from the counterparty to make specific payment should a negative credit event take place. Risks arise from the possible inability of counterparties to meet the terms of their contracts.

As of December 31, 2006, Everquest had four credit default swaps valued at $701,117 in its portfolio.

Deposits in Warehouse Agreements

In the normal course of business, Everquest may enter into an agreement which requires a deposit for the purpose of covering a portion of any losses or cost associated with the accumulation of securities under a warehouse agreement. Such a deposit of cash allows for notional participation in the income generated by the assets, acquired within the warehouse arrangement, after deducting the notional debt cost (the “Carry”). At the termination of the agreement, depending on the performance of the collateral securities accumulated in the warehouse, Everquest has the potential to either lose its deposit or earn a residual carry and LIBOR based interest along with the return of its deposit. Everquest is obligated to acquire 100% of the equity of the CDOs should the CDO closing fail to occur and the existing collateral manager is replaced by BSAM.

These agreements are treated as derivatives for accounting purposes and are reported at fair value.

As of December 31, 2006, Everquest had deposited $22 million in two such warehouses which also represents the fair value.

4.	Financing

Everquest intends to finance the acquisition of its investments in securities through the use of secured borrowings in the form of line of credit facilities, and other secured and unsecured borrowings. Everquest will recognize interest expense on all borrowings on an accrual basis. On December 15, 2006, Everquest entered into a $200,000,000 credit facility for a term of one year with Citigroup Financial Products Inc. (“CFPI”), secured by a first priority perfected security interest on 100% of Everquest’s assets. This facility will be drawn upon by Everquest to fund investments, pre-approved by CFPI, prior to an IPO. This credit facility bears an annual interest rate of the applicable three month LIBOR plus 2.00% on all amounts drawn. In addition, there will be 0.50% interest charged for all undrawn amounts and a breakage fee for any prepayment of outstanding principal.

The credit facility includes customary financial and other covenants that require the maintenance of certain collateralization ratios and restricts Everquest’s ability to make distributions and certain investments. In addition it prohibits Everquest from additional secured borrowings.

CFPI is an investor in Everquest Financial Ltd. and owned 4.18% of the equity at December 31, 2006.

As of December 31, 2006, Everquest had $25,649,868 outstanding under this line of credit agreement and the interest rate was 7.36%.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

5.	Investments and Derivatives

Investments and derivatives balances at December 31, 2006 included the following:

Investments in securities and derivatives, at amortized cost	$710,219,651
Gross Unrealized Appreciation	9,437,212

Investments in securities and derivatives, at fair value	$719,656,863

During the period from September 28, 2006 through December 31, 2006, Everquest realized a net loss of $1,837,691, of which $2,157,691 related to losses taken as a result of other than temporary impairment on investments as discussed in Note 2. Unrealized gains for the period from September 28, 2006 through December 31, 2006 were $9,437,212.

6.	Concentration of Market, Credit and Other Risks

Everquest primarily holds directly or indirectly the equity tranches of CDOs. It currently owns greater than 50% of equity interests in over 90% of the CDOs that it is invested in. An equity interest in a CDO is subordinated to all other interests of the CDO entity and entitles the equity investor to receive the residual cash flows, if any, from the CDO entity. As a result, all of Everquest’s investments are sensitive to changes in the credit quality of the issuers of the collateral securities including changes in the forecasted default rates and any declines in the anticipated recovery rates. Everquest’s financial exposure is limited to its investments in the equity interests in the CDO entities, which is included in the accompanying consolidated statement of assets and liabilities.

Everquest’s exposure to market risk is determined by a number of factors including the size, composition and diversification of positions held, the absolute and relative levels of interest rates and market volatility. Financial market declines or adverse changes in interest rates could adversely impact Everquest’s revenue and net investment income. Credit risk can arise from the potential deterioration of the credit quality of the issuers underlying the collateral securities with a corresponding increase in the number of defaults. This could negatively impact the cash flows generated by collateral securities and as a result Everquest may not be able to recover its equity invested in the CDO holdings. Also, in periods of rising default rates or lower debt recovery rates, the fair value and therefore the carrying value of Everquest’s holdings may be adversely affected.

Everquest manages its market and credit risks by monitoring the size, maturity dates, and structure of the arrangements in a dynamic economic environment. The credit risk of the underlying collateral of the structures is monitored. Everquest applies uniform credit standards for all activities associated with credit risk. Everquest also monitors whether the collateral managers of the structures in which it invests manage the underlying collateral in accordance with the criteria established in the collateral management agreements.

Additionally, Everquest continually monitors the overall credit quality of the underlying collateral.

Most of Everquest’s holdings are in CDO equity which is not tradable on a national securities exchange and which has a higher degree of both market and credit risk than many other financial instruments. These holdings trade in a limited market and Everquest may not be able to immediately liquidate them if needed. The clearing operations for Everquest are provided by large financial institutions. At December 31, 2006, substantially all cash and cash equivalents and all securities owned were held at large financial institutions. Credit risk is measured by the loss Everquest would record if such financial institutions failed to perform pursuant to terms of their obligations. Management evaluates the financial stability of these financial institutions and does not believe there is a significant credit risk associated with them.

Everquest is subject to credit risk to the extent any broker with which Everquest conducts business is unable to deliver cash balances or securities, or is unable to clear security transactions on Everquest’s behalf. Management evaluates the financial condition of the brokers with which it conducts business and believes the likelihood of loss under those circumstances is remote.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

7.	Due to Brokers

Due to brokers represents amounts owed to various counterparties for CDO holdings purchases pending settlements.

8.	Due from Brokers

Due from brokers represents amounts including interest owed to Everquest by trustees of underlying holdings or other counterparties.

9.	Related Party Transactions

In connection with the formation of Everquest, Bear Stearns High Grade Structured Credit Strategies Master Fund Ltd. and Bear Stearns High Grade Structured Credit Strategies Enhanced Leverage Master Fund Ltd. (collectively, the “Bear Stearns Sellers”), hedge funds managed by BSAM, contributed interests in certain structured finance securities (the “Bear Contributed Assets”) they held to Everquest Financial Ltd., in exchange for a combination of 16,000,000 limited-voting participating shares with a value of $400,000,000, par value $0.001 per share of Everquest and cash of $148,800,193.

In general, the Bear Contributed Assets consist of (i) an unrated residual tranche of preference shares of an entity named Parapet 2006, Ltd., which was contributed to Everquest Financial Ltd. and then contributed to Everquest Financial LLC and (ii) unrated residual securities of CDOs. The fair value of the Bear Contributed Assets contributed by Bear Stearns High Grade Structured Credit Strategies Master Fund Ltd. and Bear Stearns High Grade Structured Credit Strategies Enhanced Leverage Master Fund Ltd. were $257,571,150 and $142,428,850, respectively. The total contribution by the Bear Stearns Sellers results in approximately 67% ownership in Everquest as of December 31, 2006. The remainder of the Bear Contributed Assets were transferred directly to Everquest Financial Ltd. for cash and then contributed to Everquest Financial LLC.

Additionally, in connection with the formation of Everquest, HY II Investments, L.L.C. and EGI-Fund (05-07) Investors, L.L.C. (collectively, the “HY Sellers”), transferred certain CDO Securities valued at $3,890,250 and $2,524,500 respectively, and, additionally, EGI-Fund (05-07) Investors, L.L.C. transferred $18,585,250 in cash to Everquest Financial Ltd., which contributed them to Everquest Financial LLC in consideration for 1,000,000 Shares of Everquest Financial Ltd. The HY Sellers indirectly own an interest in STDA.

The values of the assets transferred to Everquest were determined based on certain models, assumptions and methods and do not necessarily reflect the values that could be achieved by Everquest upon sale or other disposition of such assets, and performance of the assets may differ, from that used in such model.

Everquest will pay to the Bear Stearns Sellers or the HY Sellers, as applicable, such seller’s pro rata share of all distributions received by Everquest, in respect of the assets transferred by them, to the extent the distributions pertained to periods of time the assets were not owned by Everquest. The payment is pro rated for the period of the payment period in which Everquest owned the securities, i.e., from September 28, 2006 through the payment date.

Each of the Managers entered into a management agreement (the “Management Agreements”) with Everquest Financial Ltd. Pursuant to the terms of the Management Agreements, Everquest will pay as compensation for their services, a management fee, payable quarterly in arrears (the “Base Fee”) equal to (i) 1.75% on an annualized basis of Everquest’s equity up to $2 billion, plus (ii) 1.50% on an annualized basis of Everquest’s equity over $2 billion and up to $3 billion, plus (iii) 1.25% on an annualized basis of Everquest’s equity over $3 billion and up to $4 billion plus (iv) 1% on an annualized basis of Everquest’s equity over $4 billion.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

For purposes of calculating the Base Fee, Everquest Financial Ltd.’s equity means the sum of the net proceeds from any issuance of Shares (after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance), plus Everquest’s retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expenses incurred in the current or prior periods), which amount shall be reduced by the amount that Everquest pays for repurchases of its Shares; provided that the foregoing calculation of the equity shall be adjusted to exclude special one-time events pursuant to changes made in accordance with US GAAP, as well as non-cash charges after discussion between Everquest Financial Ltd. and the Independent Directors on the Board and approval by a majority of the Independent Directors.

In addition, the Managers are entitled to an incentive fee (the “Incentive Fee” and together with the Base Fee, the “Fees”), payable quarterly in arrears, equal to (i) 25% of the dollar amount by which (a) the quarterly net increase in net assets resulting from operations of Everquest, as determined in accordance with US GAAP, before accounting for the Incentive Fee, per weighted average Share, exceeds (b) the product of an amount equal to the weighted average of the price per Share for all issuances of Shares, after deducting any underwriting discounts and commissions and other costs and expenses related to such issuances, multiplied by the greater of 2.00% or 0.50% plus one-fourth of the U.S. Ten-Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of Shares outstanding during the quarter; provided that the foregoing calculation of the Incentive Fee will be adjusted to exclude special one-time events pursuant to changes in US GAAP, as well as non-cash charges, after discussion between Everquest and the Independent Directors on the Board and approval by a majority of the Independent Directors.

As of December 31, 2006, the Base Fee and Incentive Fee earned by the Managers were $2,826,605 and $3,783,514, respectively, and are included in the expenses and payable to affiliates in the accompanying consolidated statement of operations and consolidated statement of assets and liabilities, respectively.

The fees paid to the Managers will be allocated between them as follows: (i) compensation relating to the first $562 million of capital of Everquest, at the time of determination of such compensation will be allocated 80%/20% between BSAM and STDA, respectively, and (ii) compensation relating to book of the Everquest, in excess of $562 million will be allocated 60%/40% between BSAM and STDA, respectively.

Each Management Agreement has a term of one year and will be automatically renewable at the stated expiration for an additional one-year period, unless either Everquest Financial Ltd. or the respective Manager gives 30 days’ prior written notice that the related Management Agreement will not be renewed.

If Everquest delivers notice of non-renewal of a Management Agreement (other than for cause), the applicable Manager will be entitled to a payment equal to: (x) if on or prior to the third anniversary of the closing date, the sum of (i) the greater of (A) the amount of fees otherwise payable to such third anniversary based on the average annual (or annualized in the event of a termination prior to a full annual period) fees paid to such Manager prior to such termination (the “Remaining Amount”) and (B) two years of fees based on the average annual fees payable to such Manager prior to such termination (the “Two-Year Minimum Amount”) and (ii) 50% of the greater of (A) the excess of (X) the Remaining Amount (calculated without giving effect to any reduction for amounts distributed or distributable under the LLC agreement-“LLC offset”) over (Y) the Remaining Amount and (B) the excess of (X) the Two-Year Minimum Amount (calculated without giving effect to the LLC offset) over (Y) the Two-Year Minimum Amount, and (y) if following the third anniversary of the closing date, the sum of (i) the Two-Year Minimum Amount and (ii) 50% of the excess of (A) the Two-Year Minimum Amount (calculated without giving effect to the LLC offset) over (B) the Two-Year Minimum Amount.

The applicable Manager has the right to waive payment of any such Fees to itself.

Upon Everquest’s initial public offering (IPO) the Managers shall each receive share grants representing 2.5% of Everquest’s outstanding ordinary shares.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

Pursuant to the terms of the shareholder agreement, if Everquest does not effect an IPO by December 5, 2008, Fees otherwise payable to the Managers following such date will be reduced by 50%.

Everquest has a sub-lease agreement with I/ST Equity Partners LLC, the manager of Everquest’s investor IST Offshore Holdings Ltd. who owns 8.37% of Everquest as of December 31, 2006. I/ST Equity Partners LLC indirectly owns a portion of STDA. Everquest pays a monthly rent of $7,155 per month to I/ST Equity Partners LLC, based on the square footage of office space that Everquest occupies. This amount is included in the due to affiliates in the consolidated statement of assets and liabilities and other expenses in the consolidated statement of operations. Everquest is responsible to reimburse each of the Managers and I/ST Equity Partners LLC for any out-of-pocket costs and expenses incurred by them prior to September 28, 2006, relating to structuring and incorporating Everquest and its subsidiaries, transferring assets to Everquest, and any due diligence and other transactions in connection with offering of the Shares of Everquest Financial Ltd. As of December 31, 2006, the total amount of such reimbursements were $872,003 of which $830,937 is included in the consolidated statement of operations as Organization fees and the remaining $41,006 is included as Other expenses.

10.	Allocation of Profits & Losses

Profits and losses, net of management and incentive fees are allocated on a pro rata basis to all shares in accordance with the provision set forth in Everquest’s Memorandum and Articles of Association.

11.	Equity / Shares

At December 31, 2006, Everquest’s authorized share capital was U.S. $50,000, divided into 100 voting shares of U.S. $0.001 par value each and 49,999,900 participating shares of U.S. $0.001 par value each at.

On September 28, 2006, Everquest issued 22,500,100 shares in a private placement for cash and securities valued at approximately $562,502,500. On November 1, 2006 Everquest issued 1,386,139 additional shares for $35,000,000. As of December 31, 2006, Everquest had 23,886,239 shares issued and outstanding.

The following presents a reconciliation of net increase in net assets resulting from operations per share for the period from September 28, 2006 through December 31, 2006:

Net increase in net assets resulting from operations	$21,951,537
Weighted — average number of shares outstanding	23,390,146
Net increase in net assets resulting from operations per share	$0.94

Transactions in Everquest’s shares for the period ended December 31, 2006 were as follows:

Shares

At September 28, 2006	—
Subscribed	23,886,239

At December 31, 2006	23,886,239

12.	Distributions

Dividends and other distributions, if any, will be made by Everquest quarterly as declared by the Board and to the extent permitted by law, after payment of all Everquest’s expenses, the Base Fee and the Incentive Fee payable to the Managers and setting aside of such reserves for future expenses and contingencies as determined by Everquest’s Chief Executive Officers, in their discretion. To the extent Everquest has cash on hand in excess of its reasonably foreseeable business needs, Everquest intends, although is not obligated, to distribute quarterly.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

13.	Financial Highlights

In accordance with financial reporting requirements applicable to all investment companies (including funds that are exempt from registration requirements), Everquest has included below certain financial highlight information.

The ratios and total return amounts are calculated based on the shareholder group taken as a whole. An individual shareholder’s results may vary from those shown below due to the timing of capital transactions.

The following ratios are calculated by dividing total dollars of income or expenses as applicable by the average of total monthly net assets. The net investment income ratio and total expense ratio includes incentive fee.

For the period from September 28, 2006 (commencement of operations) through December 31, 2006:

Ratios*

Net investment income	12.25%

Total expenses before incentive, interest, and organizational fees	3.00%
Incentive fees	0.64%
Interest expense	0.03%
Organizational fees	0.38%

Total expenses	4.05%

*	Annualized, except for incentive and organizational fees.

Total return amounts are not annualized and are calculated by geometrically linking returns based on the change in value during each accounting period.

For the period from September 28, 2006 (commencement of operations) through December 31, 2006:

Total return **	3.73%

**	This return, without consideration of the expensing of organizational costs, would have been increased by 0.20%.

Per share operating performance:

Net asset value, beginning of period	$25.00
Net investment income***	0.60
Net realized and unrealized gain on investments and derivatives	0.33

Total from investment operations	0.93
Net asset value, end of period	$25.93

***	Calculated using the average shares outstanding during the period.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

14.	Indemnification & Commitments

In the normal course of business, Everquest has entered into agreements that include indemnities in the favor of its managers and other third parties, such as engagement letters with advisors, consultants, information technology agreements, distribution agreements and service agreements. Everquest has also agreed to indemnify its directors and officers in accordance with the company by-laws. Certain agreements may or may not contain any limits on Everquest’s liability and therefore it may not be possible to estimate Everquest’s liabilities under these indemnities. In certain cases, Everquest has recourse against third parties with respect to these indemnities. Further, Everquest maintains insurance policies that provide coverage against certain claims under these indemnities.

In addition to the other financial commitments discussed in the consolidated financial statements, the amount of future losses arising from such undertakings, while not quantifiable at this time, is not expected to be material to Everquest.

15.	Recently Issued Accounting Standards & Interpretations

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes”. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken in the course of preparing Everquest’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold could be booked as a tax expense in the current year and recognized as: a liability for unrecognized tax benefits; a reduction of an income tax refund receivable; a reduction of deferred tax asset; an increase in deferred tax liability; or a combination thereof. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. Everquest has evaluated the implications of FIN 48 and its impact on the consolidated financial statements and has determined that there would be no material impact to the consolidated financial statements upon adoption of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (January 1, 2008 for Everquest), and interim periods within those fiscal years, with early adoption permitted. At this time, Everquest is evaluating the implications of SFAS 157 and its impact on the consolidated financial statements has not yet been determined.

The American Institute of Public Accountants has issued a proposed Statement of Position (“SOP”) that provides clarification to the scope of the Guide and definition of an investment company for such purposes. As currently drafted, Everquest believes that it continues to qualify as an investment company under the proposed SOP. If Everquest did not qualify as an investment company when the final SOP is issued, then Everquest would be required to reevaluate its variable interest entities under FIN 46(R), which could require consolidation of some or all of Everquest’s CDO investments. As the SOP is not yet finalized and Everquest’s investments could change prior to such finalization, we are unable to quantify the impact of the SOP on Everquest’s consolidated financial statements.

EVERQUEST FINANCIAL LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

16.	Subsequent Events

Shares Issued

On January 1, 2007 and February 1, 2007 Everquest sold additional shares in a private placement, creating an increase in capital of $30,000,000 and $32,300,000, respectively. No placement fees were paid for raising this capital. The Net Asset Value for the additional subscription of shares is not the same as the Net Asset Value reported in these consolidated financial statements. For purposes of computing the Net Asset Value for additional subscriptions, the total initial organizational costs were amortized over six months.

Additionally, Everquest granted 4,000 restricted shares to each of its four independent directors on January 1, 2007.

Dividends / Dividend Reinvestment Plan

On January 22, 2007, Everquest’s board declared a dividend of 100% of its net investment income, to shareholders of record on December 31, 2006. The dividend is payable on March 31, 2007. Everquest accounts for dividend as payable when declared.

Everquest has a dividend reinvestment plan which offers investors an opportunity to purchase additional Everquest shares through an automatic reinvestment plan at a price equal to the per share net asset value on the dividend payment date. All investors, with the exception of one, have elected to participate in the Everquest Dividend Reinvestment Plan. A total dividend of $14,352,016 was declared, of which $475,920 will be paid out as a cash dividend, and the remaining $13,876,096 will be reinvested under the Everquest Dividend Reinvestment Plan.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Noteholders and Stockholder of Parapet 2006, Ltd.

We have audited the accompanying statement of assets and liabilities of Parapet 2006, Ltd. (the “Company”), including the schedule of investments, as of December 31, 2006, and the related statements of operations, changes in net assets, and cash flows for the period from September 28, 2006 (commencement of operations) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Parapet 2006, Ltd. at December 31, 2006, and the results of its operations, changes in its net assets, and its cash flows for the period from September 28, 2006 (commencement of operations) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 5, 2007

PARAPET 2006, LTD.

Statement of Assets and Liabilities
December 31, 2006
(in U.S. dollars)

ASSETS
Affiliated investments in securities, at fair value (amortized cost $261,268,134)	$261,235,178
Non-affiliated investments in securities, at fair value (amortized cost $241,721,569)	246,958,543
Cash and cash equivalents	6,420,602
Interest receivable	1,771,074
Due from affiliate	348,334
Due from broker	260,948

Total assets	516,994,679

LIABILITIES
Notes payable to affiliates	136,913,256
Due to affiliate	2,073,127
Interest payable to affiliates	1,115,054
Organization fees payable	650,000
Professional fees payable	120,000
Accounting and administration fees payable	49,159
Custodian fee payables	6,797

Total liabilities	140,927,393

Net assets is comprised of:
Preference shares ($0.01 par value, 369,760 preference shares authorized, issued and outstanding)	3,698
Ordinary shares ($1.00 par value, 250 ordinary shares authorized, issued and outstanding)	250
Additional paid-in-capital	369,755,656
Undistributed net investment income	5,445,152
Net realized loss on investments	(4,341,488)
Net unrealized appreciation on investments	5,204,018

Net assets	$376,067,286

Net asset value per preference share	$1,017.06

See notes to financial statements.

PARAPET 2006, LTD.

Schedule of Investments
December 31, 2006
(in U.S. dollars)

		Bond
	Percent of	Equivalent	Maturity		Amortized
Description	Net Assets %	Yield (%)(3)	Date(4)	Shares/Par	Cost	Fair Value

EQUITY — 82.99%(1)
Collateralized Debt Obligation Securities — 57.81%
Duke Funding, Ltd. 2005-9A	2.38	18.95	2045	9,100,000	$8,962,167	$8,962,167
Klio II Funding Ltd. 2004-2A(2)	26.33	14.67	2039	86,250,000	99,007,285	99,007,285
Klio Structured Investments 2005-1(2)	10.91	14.47	2039	38,400,000	41,017,834	41,017,834
Neptune CDO 2004-1A	0.65	16.86	2040	2,500,000	2,394,428	2,438,045
North Street Referenced Linked Notes 2002-4A	2.75	21.99	2017	11,000,000	9,817,679	10,364,101
North Street Referenced Linked Notes 2005-7NA	3.07	14.31	2039	9,500,000	9,561,528	11,534,845
North Cove CDO Ltd.	3.32	16.91	2042	16,695,000	12,486,513	12,486,513
Static Residential Trust 2005-CX	2.47	14.77	2038	10,000,000	9,286,432	9,286,434
Stone Tower CDO Ltd.(2)	2.06	13.89	2040	8,250,000	7,748,447	7,748,447
Stone Tower CDO II Ltd.(2)	3.87	18.24	2040	14,850,000	14,563,658	14,563,658

Total Collateralized Debt Obligation Securities (amortized cost $214,845,971)						217,409,329

Collateralized Loan Obligation Securities — 25.18%
Endeavor Funding Ltd. 2005-1X	3.60	18.03	2019	13,800,000	12,870,289	13,538,106
Mt Wilson CLO Ltd. 2006-1X	6.16	18.08	2018	23,500,000	21,870,686	23,181,772
North Street Referenced Linked Notes 2005-9A G	10.73	20.80	2013	35,000,000	40,311,170	40,332,756
North Street Referenced Linked Notes 2005-9A H	2.44	24.18	2013	8,000,000	8,342,267	9,187,251
Symphony CLO Ltd. 2005-1X	2.25	17.52	2019	8,500,000	8,368,379	8,456,910

Total Collateralized Loan Obligation Securities (amortized cost $91,762,791)						94,696,795

MEZZANINE — 52.14%
Mezzanine Collateralized Debt Obligation Securities — 39.43%
High Grade Structured Credit 2004-1A E(2)	1.08	8.07	2044	4,000,000	4,059,584	4,054,315
High Grade Structured Credit 2004-1A F(2)	2.70	8.32	2044	10,000,000	10,124,133	10,114,092
Klio Funding Ltd. 2004 2-A(2)	5.10	6.86	2039	18,922,035	19,203,578	19,181,562
Klio Funding Ltd. 2005-3A(2)	1.27	7.97	2040	4,834,149	4,759,326	4,766,200
Klio Funding Ltd. 2004-2A(2)	7.62	7.36	2039	30,000,000	28,660,878	28,670,345
Klio Structured Investments(2)	3.73	8.11	2039	14,040,000	14,040,000	14,045,325
Liberty CLO Ltd. 2005-1A	0.91	7.26	2017	3,400,000	3,435,838	3,430,809
Long Hill, Ltd. 2006-1A	1.73	9.11	2045	6,456,319	6,512,106	6,505,009
North Street Referenced Linked Notes 2005-7A	2.60	10.36	2039	10,000,000	10,000,000	9,776,063
North Cove CDO Ltd. 2005-1A	1.80	8.36	2042	6,858,526	6,790,447	6,785,872
Stack Ltd. 2005-1A	3.93	8.82	2040	15,000,000	14,739,568	14,787,073
Synthetic Residential Asset Hybrid CDO 2004-10AC	2.08	7.11	2040	7,875,000	7,816,405	7,826,321
See notes to financial statements.

PARAPET 2006, LTD.

Schedule of Investments — (Continued)
December 31, 2006
(in U.S. dollars)

		Bond
	Percent of	Equivalent	Maturity		Amortized
Description	Net Assets %	Yield (%)(3)	Date(4)	Shares/Par	Cost	Fair Value

Synthetic Residential Asset Hybrid CDO 2004-10AD	2.99	8.11	2040	11,404,800	11,263,369	11,249,236
TABS 2005-4A	1.09	9.61	2045	4,000,000	4,119,178	4,110,333
Vertical CDO Ltd. 2004-1A	0.80	8.81	2042	3,000,000	3,013,102	3,002,507

Total Mezzanine Collateralized Debt Obligation Securities (amortized cost — $148,537,512)						148,305,062

Mezzanine Collateralized Loan Obligation Securities — 8.15%
Endeavor Funding Ltd. 2005-1A	0.80	8.13	2019	3,000,000	3,014,695	3,012,800
Marathon CLO Ltd. 2005-2A	2.54	7.35	2019	9,500,000	9,553,990	9,546,274
Stone Tower CDO Ltd. 2004 1A(2)	4.56	7.70	2040	17,000,000	17,156,835	17,140,267
Stone Tower CDO Ltd. 2004 1A(2)	0.25	7.30	2040	918,196	926,576	925,849

Total Mezzanine Collateralized Loan Obligation Securities (amortized cost — $30,652,096)						30,625,190

Residential Mortgaged-Backed Securities — 4.56%
Merrill Lynch Mortgage Investors Trust 2004-WMC5	1.61	7.20	2035	6,000,000	6,069,557	$6,060,949
Structured Asset Investment Loan Trust, series 2004-10	2.41	7.35	2034	8,943,000	9,098,646	9,078,977
Structured Asset Investment Loan Trust, series 2004-BNC2	0.54	7.67	2034	2,000,000	2,023,130	2,017,419

Total Residential Mortgaged-Backed Securities (amortized cost — $17,191,333)						17,157,345

Total Mezzanine Collateralized Debt Obligation Securities (amortized cost — $196,380,941)						196,087,597

Total Investments in Securities (amortized cost — $502,989,703) — 135.13%						508,193,721

Liabilities in excess of other assets — (35.13)%						(132,126,435)

Net Assets — 100.00%						$376,067,286

(1)	Equity holdings consist of preference shares and income notes.

(2)	These affiliated investments, totaling $261,235,178 of fair value, are sponsored by BSAM and STDA, affiliates of Everquest.

(3)	The bond equivalent yield percentage disclosed for all of the mezzanine holdings represents the rates in effect as of December 31, 2006 compounding semi-annually. All of the mezzanine holdings are variable rate instruments linked to the London Interbank Offered Rate (“LIBOR”). For all the equity positions, the bond equivalent yield represents the effective yield as of December 31, 2006, compounding semi-annually.

(4)	Maturity Dates refer to auction or clean-up call dates.

See notes to financial statements.

PARAPET 2006, LTD.

Statement of Operations
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Revenue
Interest income — affiliated investments	$8,098,831
Interest income — non-affiliated investments	9,052,625

Total revenue	17,151,456

Expenses
Interest expense to affiliate	2,106,342
Organization costs	951,900
Professional fees	147,275
Accounting and administration fees	49,159
Trustee fees	12,994

Total expenses	3,267,670

Net investment income	13,883,786

Realized and unrealized gain / loss on investment transactions
Net realized loss on investments — affiliated	(1,936,218)
Net realized loss on investments — non-affiliated	(2,405,270)
Net unrealized depreciation on investments — affiliated	(32,956)
Net unrealized appreciation on investments — non-affiliated	5,236,974

Net realized and unrealized gain / loss on investment transactions	862,530

Net increase in net assets resulting from operations	$14,746,316

Net increase in net assets resulting from operations per share (based on weighted average number of shares):	$39.88

Weighted average number of shares outstanding:	369,760

See notes to financial statements.

PARAPET 2006, LTD.

Statement of Changes in Net Assets
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Increase in net assets resulting from operations
Net investment income	$13,883,786
Net realized loss on investments — affiliated	(1,936,218)
Net realized loss on investments — non-affiliated	(2,405,270)
Net unrealized depreciation on investments — affiliated	(32,956)
Net unrealized appreciation on investments — non-affiliated	5,236,974

Net increase in net assets resulting from operations	14,746,316

Increase in net assets resulting from capital transactions
Issuance of shares	369,759,604
Distributions	(8,438,634)

Net increase in net assets from capital transactions	361,320,970

Total increase in net assets	376,067,286

Net assets
Net assets September 28, 2006	—

Net assets December 31, 2006 (including undistributed net investment income of $5,445,152)	$376,067,286

See notes to financial statements.

PARAPET 2006, LTD.

Statement of Cash Flows
For the period from September 28, 2006 (commencement of operations)
through December 31, 2006
(in U.S. dollars)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$14,746,316
Adjustments to reconcile net increase in net assets resulting from operations to net cash and cash equivalents provided by operating activities:
Proceeds from maturities	1,301,537
Proceeds from principal paydowns	853,189
Net realized loss on investments	4,341,488
Net unrealized appreciation on investments	(5,204,018)
Income accrued in amortized cost	(6,179,371)
Change in assets and liabilities
Interest receivable	2,181,984
Due from affiliate	(348,334)
Due from broker	(260,948)
Due to affiliate	2,073,127
Interest payable to affiliate	1,115,054
Organization fees payable	650,000
Professional fees payable	120,000
Accounting and administration fees payable	49,159
Trustee fees payable	6,797

Net cash and cash equivalents provided by operating activities	15,445,980

Cash flows from financing activities:
Distributions	(8,438,634)
Principal paydown on notes payable to affiliates	(586,744)

Net cash and cash equivalents used in financing activities	(9,025,378)

Net increase in cash and cash equivalents	6,420,602

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$6,420,602

Supplemental disclosure of non-cash activities:
Value of net assets contributed to the Company, including, $3,953,058 of purchased interest receivable	$507,259,604

Shares issued in exchange for assets contributed (369,760 shares)	$369,759,604

Debt issued in exchange of assets contributed	$137,500,000

Supplemental disclosure of cash flow information:
Interest paid with cash	$991,288

See notes to financial statements.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS

For the period from September 28, 2006 (commencement of operations)
through December 31, 2006

1.	Description of Business

Parapet 2006, Ltd. (the “Company”) is an exempted company formed under Grand Cayman law. The Company commenced operations on September 28, 2006. Bear Stearns Asset Management Inc. (the “Collateral Manager”) provides collateral management services to the Company in accordance with a collateral management agreement, an indenture and a collateral administration agreement. LaSalle Bank National Association is the trustee to the Company (the “Trustee”).

The Company was initially formed by a contribution of equity and mezzanine tranches of collateralized debt obligations (“CDO’s”) with fair values of $320,890,806 and $186,368,798 (the “Bear Contributed Assets”), from Bear Stearns High Grade Structured Credit Strategies Master Fund Ltd. and Bear Stearns High Grade Structured Credit Strategies Enhanced Leverage Master Fund Ltd., respectively (collectively, the “Bear Stearns Sellers”). The Bear Stearns Sellers are also managed and advised by the Collateral Manager.

The Bear contributed assets were restructured into: (i) a US $137,500,000 floating rate note, due 2045, which is a senior tranche rated AA or the equivalent by one or more rating agencies and retained by the Bear Stearns Sellers; and (ii) an unrated residual tranche of preference shares and related equity in the amount of $369,759,604. The preference shares were contributed to Everquest Financial Ltd. by the Bear Stearns Sellers in exchange for approximately 65.73% of the equity interest in Everquest Financial Ltd., a limited liability Cayman Islands exempted company. Everquest Financial Ltd. then contributed the assets to Everquest Financial LLC, a Delaware limited liability company in exchange for equity in Everquest Financial LLC. Everquest Financial LLC owns 100% of the common and preferred shares of the Company.

2.	Significant Accounting Policies

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States (“US GAAP”). For financial statement reporting purposes, the Company is an investment company and follows the AICPA Audit and Accounting Guide for Investment Companies (the “Guide”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes, including the valuation of investments. The Company’s management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ materially from these estimates.

Securities Transactions, Valuation and Related Income

The Company records its transactions in securities on a trade date basis. Realized gains and losses from securities are calculated on an identified cost basis.

Investments are carried at estimated fair value, with unrealized gains and losses reported as a component of net increase or decrease in net assets resulting from operations in the accompanying statement of operations. The fair value of each investment is estimated using the discounted cash flow technique. This technique uses current market information of the underlying collateral, notably market yields and projected cash flows based on forecasted default, recovery, reinvestment and pre-pay or call rates, at the balance sheet date. Due to uncertainty inherent in the valuation process, such estimates of fair value may differ materially from the values that would have been used had a ready market for the securities existed. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains and losses ultimately realized on these investments to be different from the valuations currently assigned.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company recognizes interest income and any impairment pursuant to Emerging Issues Task Force Issue No. 99-20 (“EITF 99-20”), Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”). EITF 99-20 sets forth rules for recognizing interest income and determining when securities amortized cost must be written down to fair value because of other than temporary impairments.

The Company determines periodic interest income based on the principles of EITF 99-20. The excess of the estimated future cash flows over the initial investment is the accretable yield which is recognized as interest income over the life of the investment using the effective yield method. The bond equivalent yield for the Mezzanine holdings represents the coupon rates in effect as of December 31, 2006. The bond equivalent yield for the equity holdings represents the effective yield which equates the future cashflows back to the amount of the initial investment.

The amortized cost of the equity holdings is equal to the initial investment plus the yield accreted to date less all cash received to date less any write downs for impairment. The amortized cost of mezzanine holdings is equal to the initial investment adjusted for any amortization of premiums or discounts using an effective yield method.

The Company evaluates securities for impairment as of each quarter end or more frequently if it becomes aware of any material information that would lead it to believe that a security may be impaired. If the current fair value of the security is lower than current amortized cost or if there is an adverse change in the estimated cash flows considering both timing and the amount, the necessity for an impairment charge is tested. The present value of the newly estimated remaining cash flows discounted at the last rate used to recognize accretable yield on the security is compared with the present value of the previously estimated remaining cash flows discounted at the last rate used to recognize accretable yield on the security adjusted for the cash received during the intervening period. If the present value of the newly estimated cash flows has decreased then an adverse change and an other than temporary impairment may have occurred. If the impairment is other than temporary, the security is written down to fair value as of the reporting date and any previously unrealized loss is realized in the period such a determination is made. The impairment analysis is done on a security by security basis, not on an overall portfolio basis.

As of December 31, 2006, impairment charges of $4,341,488 were realized and are included as a component of net realized loss on investments on the accompanying statement of operations.

Due to Affiliates

This amount includes organization expenses that Everquest Financial LLC paid on behalf of the Company at inception and amounts due to the Bear Stearns Sellers for purchased interest adjustments.

Expenses

The Company is responsible for all expenses incidental to structuring, incorporating, placing shares, and all ordinary administrative expenses.

Income Taxes

There are currently no income taxes imposed on income and capital gains by the government of the Cayman Islands with respect to the Company. It is the Company’s intention to conduct its activities in a manner such that it will not be engaged in a trade or business in the United States of America. Accordingly, any capital gains and most interest income are not subject to United States taxation. The Company will not be subject to U.S. federal income tax and no provision has been made for such taxes in the accompanying financial statements.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held at banks, and deposits with original maturities of less than 90 days, and money market funds.

3.	Financial Instruments with Off-Balance Sheet Risk

Investments in CDO Equity

On December 24, 2003, FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), was issued to clarify the application of Accounting Research Bulletin (“ARB”) No. 51, Financial Statements, as amended by FASB Statement No. 94, “Consolidation of All Majority-Owned Subsidiaries”. The effective date of FIN 46(R) has been deferred for investment companies (including non-registered investment companies) that are accounting for investments in accordance with the Guide. Accordingly, the Company has not consolidated any variable interest entities in the accompanying financial statements in accordance with FIN 46(R). The Company has also evaluated all CDO investments for accounting purposes under ARB No. 51 under a control based model and due to a lack of control, has not consolidated any of its CDO equity investments. As required by the Guide, all investments are reported at fair value.

4.	Investments

Investment balances at December 31, 2006 included the following:

Investments in securities, at amortized cost	$502,989,703
Gross Unrealized Appreciation	5,204,018

Investments in securities, at fair value	$508,193,721

During the period from September 28, 2006 through December 31, 2006, the Company realized a net loss of $4,341,488 as a result of other than temporary impairment on investments as discussed in Note 2. Unrealized gains for the period from September 28, 2006 through December 31, 2006 were $5,204,018.

5.	Concentration of Market, Credit and Other Risks

The Company primarily holds the mezzanine and equity tranches of CDO’s. The Company owns mostly investment-grade mezzanine tranches of the CDO’s. These have characteristics similar to corporate bonds. The equity interests in the CDO’s, which consist of preference shares and income notes, are subordinated to all other interests of the CDO entity and entitles the equity holder to receive the residual cash flows, if any, from the CDO entity. As a result, some of the Company’s investments are sensitive to changes in the credit quality of the issuers of the collateral securities including changes in the forecasted default rates and any declines in the anticipated recovery rates. The Company’s financial exposure is limited to its investments in the CDO entities.

The Company’s exposure to market risk is determined by a number of factors including the size, composition and diversification of positions held, the absolute and relative levels of interest rates and market volatility. Financial market declines or adverse changes in interest rates could adversely impact the Company’s revenue and net income. The credit risk can arise from the potential deterioration of the credit quality of the issuers underlying the collateral securities with a corresponding increase in the number of defaults. This could negatively impact the cash flows generated by collateral securities and as a result the Company may not be able to recover its equity invested in the CDO holdings. Also, in the periods of rising default rates or lower debt recovery rates, the fair value and therefore the carrying value of the Company’s holdings may be adversely affected.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company manages its market and credit risks by monitoring the size, maturity dates, and structure of the arrangements in a dynamic economic environment. The credit risk of the underlying collateral of the structures is monitored. It applies uniform credit standards for all activities associated with credit risk. The Company also monitors whether the collateral managers of the structures in which it invests manage the underlying collateral in accordance with the criteria established in the collateral management agreements. Additionally, the Company continually monitors the overall credit quality of the underlying collateral.

All of the Company’s holdings are in CDO’s which are not tradable on a national securities exchange and which have a greater amount of both market and credit risk than many other financial instruments. These holdings trade in a limited market and may not be able to be immediately liquidated if needed.

At December 31, 2006, substantially all cash and cash equivalents and all securities owned were held at large financial institutions. Credit risk is measured by the loss the Company would record if such financial institutions failed to perform pursuant to terms of their obligations. The Company regularly monitors the financial stability of these financial institutions and does not believe there is a significant credit risk associated with them.

6.	Due from Brokers

Due from brokers represents amounts including interest owed to the Company by trustees of underlying holdings or other counterparties.

7.	Related Party Transactions

In connection with the formation of the Company, the Bear Stearns Sellers, hedge funds managed by the Collateral Manager, contributed the Bear Contributed Assets in exchange for 100% of the Company and a $137.5 million note maturing in 2045. The note has been retained by the Bear Stearns Sellers and 100% of the preference shares were contributed to Everquest Financial Ltd. by the Bear Stearns Sellers in exchange for an equity interest in Everquest Financial Ltd. Everquest Financial Ltd. is co-managed by the Collateral Manager.

The values of the assets transferred to the Company were determined based on certain models, assumptions and methods and do not necessarily reflect the values that could be achieved by the Company upon sale or other disposition of such assets, and performance of the assets may differ, from that used in such model.

The Collateral Manager provides the Company with collateral management services in accordance with a collateral management agreement, the indenture and the collateral administration agreement. In the event that the Collateral Manager is removed or resigns and a replacement collateral manager is appointed, such replacement collateral manager shall receive compensation in the form of management fees. The Company will pay to the collateral manager a management fee (the “Management Fee”) equal to 0.15% of the aggregate outstanding amount of the Notes. For the period ended December 31, 2006, no such fees were charged as the original Collateral Manager has not been replaced.

The collateral management agreement will continue until the first of the following occurs: (i) the payment in full of the note and preference shares and the termination of the indenture and the share paying agency agreement; (ii) the liquidation of the underlying assets and the final distribution of the proceeds of such liquidation to the noteholders; and (iii) 10 business days’ prior written notice by the Company.

8.	Equity / Shares

At December 31, 2006, the Company’s authorized share capital was U.S. $3,947.60, divided into 250 ordinary shares of par value US $1.00 each and 369,760 preference shares of a par value of U.S. $0.01.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

On September 28, 2006, the Company had issued 250 ordinary shares for $250 and 369,760 preference shares for securities valued at approximately $369,759,604. As of December 31, 2006, the Company had 250 ordinary and 369,760 preference shares issued and outstanding. The ordinary shares are owned by Everquest Financial Ltd. and do not participate in the earnings of the Company.

The following presents a reconciliation of net increase in net assets resulting from operations per share for the period from September 28, 2006 through December 31, 2006:

Net increase in net assets resulting from operations	$14,746,316
Weighted — average number of preference shares outstanding	369,760
Net increase in net assets from operations per preference share	$39.88

Transactions in the Company’s shares for the period ended December 31, 2006 were as follows:

Shares

At September 28, 2006	—
Subscribed — preference shares	369,760

At December 31, 2006	369,760

9.	Distributions and Note Payments

The Trustee will disburse the proceeds from the assets in accordance with the priority of payments specified in the Company’s Indenture. After payment of fees and expenses, the note holders are paid principal and interest prior to the payment of the remaining proceeds to the holders of the preference shares. The distributions are made on the fifteenth day of February, May, August and November of each calendar year.

Aggregate principal payments due under the notes payable as of December 31, 2006 are as follows:

2007	$5,892,440
2008	35,166,690
2009	5,518,815
2010	20,552,889
2011	13,611,786
Thereafter	56,170,636

Total	$136,913,256

The notes payable to affiliates pay interest at a rate of LIBOR plus 100 basis points, which equaled 6.37% at December 31, 2006.

10.	Financial Highlights

In accordance with financial reporting requirements applicable to all investment companies (including funds that are exempt from registration requirements), the Company has included below certain financial highlight information.

The ratios and total return amounts are calculated based on the shareholder group taken as a whole. An individual shareholder’s results may vary from those shown below due to the timing of capital transactions.

The following ratios are calculated by dividing total dollars of income or expenses as applicable by the average of total monthly net assets.

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

For the period from September 28, 2006 (commencement of operations) through December 31, 2006:

Ratios*

Net investment income	14.99%

Total expenses before organizational fees and interest expense	0.21%
Organizational fees	0.25%
Interest Expense	2.16%

Total expenses, organizational fees and interest expense	2.62%

*	Annualized, except for organizational fees.

Total return amounts are not annualized and are calculated by geometrically linking returns based on the change in value during each accounting period.

For the period from September 28, 2006 (commencement of operations) through December 31, 2006:

Total return	3.99%

Per share operating performance:*

Net asset value, beginning of period	$1,000.00
Net investment income	37.55
Net realized and unrealized gain / loss on investments	2.33

Total from investment operations	39.88
Distributions	(22.82)

Net asset value, end of period	$1,017.06

*	Per share operating performance is calculated using the average preference shares outstanding during the period.

10.	Indemnification & Commitments

In the normal course of business, the Company has entered into agreements that include indemnities in the favor of third parties, such as engagement letters with advisors, consultants, information technology agreements, distribution agreements and service agreements. Certain agreements may not contain any limits on the Company’s liability and therefore it may not be possible to estimate the Company’s liabilities under these indemnities. In certain cases the Company may have recourse against third parties with respect to these indemnities.

In addition to the other financial commitments discussed in the financial statements, the amount of future losses arising from such undertakings, while not quantifiable, is not expected to be significant at this time.

11.	Recently Issued Accounting Standards & Interpretations

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes”. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken in the course of preparing The Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold could be booked as a tax expense in the current year and recognized as: a liability for unrecognized tax benefits; a reduction of an income tax refund receivable; a reduction of deferred tax asset; an increase in deferred tax liability; or a combination thereof. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The

PARAPET 2006, LTD.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Company has evaluated the implications of FIN 48 and its impact on the financial statements and has determined that there would be no material impact to the financial statements upon adoption of FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (January 1, 2008 for Everquest), and interim periods within those fiscal years, with early adoption permitted. At this time, The Company is evaluating the implications of SFAS 157 and its impact on the financial statements has not yet been determined.

The American Institute of Public Accountants has issued a proposed Statement of Position (“SOP”) that provides clarification to the scope of the Guide and definition of an investment company for such purposes. As currently drafted, the Company believes that it continues to qualify as an investment company under the proposed SOP. If the Company did not qualify as an investment company when the final SOP is issued, then the Company would be required to reevaluate its variable interest entities under FIN 46(R), which could require consolidation of some or all of the Company’s CDO investments. As the SOP is not yet finalized and the Company’s investments could change prior to such finalization, we are unable to quantify the impact of the SOP on the Company’s financial statements.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where an offer is not permitted. The information in this prospectus is only accurate on the date of this prospectus.

Until          , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          shares

Everquest Financial Ltd.

Ordinary Shares

PROSPECTUS

          , 2007

Bear, Stearns & Co. Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Expenses of Issuance and Distribution

We estimate that the total expenses in connection with the offering, other than underwriting discounts and commissions, will be as follows:

SEC registration fee		$3,070.00
Listing fee	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Taxes	$	*
NASD fees		$12,000.00
Transfer agent fees	$	*
Miscellaneous	$	*

Total	$

*	To be added by amendment.

Item 14.  Indemnification of Directors and Officers

The articles of association of the registrant provide for the indemnification of its directors, officers and agents. Specifically, under the indemnification provisions, the registrant will indemnify its directors, agents and officers against liabilities that are incurred by the directors, agents or officers while carrying out the affairs of the company or discharging the duties of their respective offices. The directors, agents and officers, however, will not be entitled to the indemnification if they incurred the liabilities through their own gross negligence, willful misconduct, fraud or criminal conduct.

The board resolutions of the registrant will provide for the indemnification of its directors and officers against any claims arising out of or relating to the preparation, filing and distribution of this registration statement or the prospectus contained in this registration statement. The resolutions will expressly authorize the registrant to indemnify its directors and officers to the fullest extent permitted by law.

The registrant is an exempted company with limited liability incorporated in the Cayman Islands. As such, it is subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Law (2004 Revision) of the Cayman Islands does not specifically restrict a Cayman Islands company’s ability to indemnify its directors, agents or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicate that the indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director, agent or officer in question.

Item 15.  Recent Sales of Unregistered Securities.

Within the past three years, we have issued securities without registration under the Securities Act as follows:

On October 5, 2006, the registrant issued an aggregate of 23,243,410 limited voting participating shares and 100 voting shares in connection with the registrant’s formation as described in the accompanying prospectus under the heading “Summary — Our Formation.”

In November 2006, January 2007 and February 2007, the registrant issued an aggregate of           limited voting participating shares exclusively to “qualified purchasers” in connection a private-round financing for $97.3 million.

II-1

In January 2007, the registrant granted 16,000 restricted shares to the independent directors as part of their compensation.

The securities issued in the transactions described above were deemed exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(2) thereof.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1		Form of Underwriting Agreement*
3.1		Memorandum and Articles of Association of Registrant*
4.1		Form of Share Certificate*
5.1		Opinion of Maples and Calder*
8.1		Tax opinion of Weil, Gotshal & Manges LLP*
10	.1*	Management Agreement, dated September 28, 2006, by Everquest Financial Ltd. and Stone Tower Debt Advisers LLC
10	.2*	Management Agreement, dated September 28, 2006, by Everquest Financial Ltd. and Bear Stearns Asset Management Inc.
21.1		List of Subsidiaries of the Registrant*
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Deloitte & Touche LLP
23.3		Consent of Maples and Calder (included in Exhibit 5.1)*
24.1		Powers of Attorney (included in signature page to this Registration Statement)

* To be provided by amendment.

(b) Financial Statement Schedules

Item 17.  Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 9th day of May, 2007.

Everquest Financial Ltd.

By:	/s/ Smita Conjeevaram
Name: Smita Conjeevaram

Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Everquest Financial Ltd., hereby severally constitute and appoint Ralph R. Cioffi, Michael J. Levitt and Smita Conjeevaram, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement filed on form S-1 with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of equity securities of the company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James S. Gilmore James S. Gilmore, III	Chairman of the Board of Directors	May 9, 2007

/s/ Ralph R. Cioffi Ralph R. Cioffi	Co-Chief Executive Officer and Director	May 9, 2007

/s/ Michael J. Levitt Michael J. Levitt	Co-Chief Executive Officer and Director	May 9, 2007

/s/ Gary Cohen Gary Cohen	Director	May 9, 2007

/s/ John W. Geissinger John W. Geissinger	Director	May 9, 2007

/s/ Jay M. Green Jay M. Green	Director	May 9, 2007

/s/ Gregory J. Parseghian Gregory J. Parseghian	Director	May 9, 2007

/s/ Smita Conjeevaram Smita Conjeevaram	Chief Financial Officer and Principal Accounting Officer	May 9, 2007

INDEX TO EXHIBITS

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Memorandum and Articles of Association of the Registrant
4	.1*	Form of Share Certificate
5	.1*	Opinion of Maples and Calder
8	.1*	Tax opinion of Weil, Gotshal & Manges LLP
10	.1*	Management Agreement, dated September 28, 2006, by Everquest Financial Ltd. and Stone Tower Debt Advisers LLC
10	.2*	Management Agreement, dated September 28, 2006, by Everquest Financial Ltd. and Bear Stearns Asset Management Inc.
21	.1*	List of Subsidiaries of the Registrant
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Deloitte & Touche LLP
23	.3*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1		Powers of Attorney (See Signature Page)

*	To be provided by amendment.